As filed with the Securities and Exchange Commission on February 10, 2023.

No. 333-266613

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MDNA LIFE SCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	8731	30-0845609
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2054 Vista Parkway, Suite 400
West Palm Beach, FL 33411

(844) 321-6362

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher C. Mitton

Chief Executive Officer

MDNA Life Sciences Inc.
2054 Vista Parkway, Suite 400

West Palm Beach, FL 33411

(844) 321-6362

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Iselin, New Jersey 08830 Telephone: (732) 395-4400 Fax: (732) 395-4401	David R. Crandall, Esq. Brandon Kinnard, Esq. Hogan Lovells US LLP 1601 Wewatta St., Suite 900 Denver, Colorado 80202 Telephone: (303) 899-7300 Fax: (303) 899-7333

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2023

2,100,000 Shares

Common Stock

This is the initial public offering of common stock, par value $0.0001 per share (the “Common Stock”) of MDNA Life Sciences Inc. Prior to this offering there has been no public market for our Common Stock. We currently expect the initial public offering price to be between $4.00 and $6.00 per share.

We intend to apply to list our Common Stock on the Nasdaq Capital Market, or Nasdaq, under the symbol “MDLS”. No assurance can be given that our application will be approved. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying our Common Stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have also agreed to reimburse the underwriters for certain of their expenses and to issue to EF Hutton, division of Benchmark Investments, LLC, underwriter warrants to purchase a number of shares of Common Stock equal to 3% of the number of shares of Common Stock included in this offering at an exercise price equal to 125% of the initial public offering price of the Common Stock. See “Underwriting” beginning on page 120 of this prospectus for more information about these arrangements and other items of value payable to the underwriters.

We have granted to the representative of the underwriters an option to purchase up to 315,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Common Stock is expected to be made on or about                    , 2023.

Sole Book Running Manager

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus is                       , 2023

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus or any applicable free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any applicable free writing prospectus must inform themselves, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus outside the United States.

Through and including                   , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We use our registered trademarks and trade names, such as Mitomic in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our Common Stock. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included elsewhere in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” “MDNA,” or similar terminology refer to MDNA Life Sciences Inc.

Overview

We are an innovative life sciences company focused on the development of liquid biopsy tests based on the mitochondrial genome. We have discovered novel biomarkers and designed laboratory assays, which we refer to as our Mitomic Technology, that are intended to use mitochondrial DNA (mtDNA) to detect cancer earlier, more accurately, and less invasively than traditional methods. Though further technical development and clinical validation is required to determine efficacy in multiple diseases and disease states, our management believes that the unique structural and functional characteristics of mtDNA, and more specifically mutated mtDNA, make mtDNA a biological system for biomarker identification, early disease detection, monitoring, risk assessment, and therapeutic targeting.

Though we have no commercially available FDA or foreign regulator approved products, we have licensed our intellectual property related to the Mitomic prostate cancer biomarker through a license and distribution agreement (the “LabCorp Agreement”) with Laboratory Corporation of America Holdings (“LabCorp”), a national US commercial Clinical Laboratory Improvement Amendments (“CLIA”) lab in the United States. The LabCorp Agreement has a term of five years commencing on the date on which LabCorp begins making licensed services generally available to customers; pursuant to the terms of the LabCorp Agreement, the parties may agree to extend the term for one or more additional periods. The LabCorp’s Agreement’s term will not commence until LabCorp successfully validates an in vitro diagnostic test using the licensed intellectual property related to the Mitomic prostate cancer biomarker, classified as a Laboratory Developed Test (LDT) per the FDA and Centers for Medicare and Medicaid Services (CMS) guidance. We also have licensed distribution rights through various agreements with international business partners to commercialize our Mitomic Technology, should Mitomic tests be successfully developed and successfully approved by the FDA or a foreign regulator. We believe our biomarker portfolio covers many high-clinical need cancers, with potential applications outside oncology.

We have a state-of-the-art clinical laboratory in Newcastle upon Tyne in the UK for research and development (“R&D”) on mitochondrial DNA and development of Mitomic liquid biopsy tests. This laboratory is an ISO 15189:2012 accredited medical testing laboratory – the highest international standard for medical testing, used by medical testing regulators worldwide and has capability for services for employers, schools, sports teams, and organizations in the UK and internationally. This bespoke laboratory facility is optimized for contamination prevention including dedicated workspaces for key functions; advanced molecular biology capabilities including digital PCR, real-time PCR, automated electrophoresis with scale-up capacity and redundancy; and automated and semi-automated (robotic) processes for DNA/RNA isolation and liquid handling to achieve efficient and standardized workflows.

Our Products and Product Candidates

MDNA’s Mitomic Technology targets mutations in mitochondrial DNA to detect disease. Every human cell is home to multiple copies of mitochondrial DNA, some of which become mutated beyond repair when cells are stressed by diseases such as cancer. Though further technical development and clinical validation is required to determine efficacy, Mitomic tests are being designed to detect this mutated DNA, which can accumulate from the very early stages of a disease. If the development of Mitomic tests is successful and if Mitomic tests can achieve their still unproven objective of early disease detection, our Mitomic Technology presents an opportunity to detect disease before it presents clinically.

The Mitomic Technology platform is designed to identify biomarker targets, develop robust assays, discover new biomarkers, and develop new products. The biomarker identification program is based on the identification of a new class of molecules generated through a process associated with mitochondria. The Mitomic Technology platform has already discovered biomarkers which are believed to be associated with cancer and has generated an “in-silico” database, which is an experiment that generates thousands of potential biomarkers, developed through computer software and simulation.

To date, MDNA’s biomarker discoveries have identified numerous biomarker targets from the in-silico database and MDNA has used these biomarker targets in its various assay development programs.

Mitomic Prostate Test (MPT™) is currently in development and is being designed as a blood-based assay that quantifies the level of the 3.4kb mitochondrial DNA deletion. Published analytical data for the 3.4kb mitochondrial DNA deletion associated with prostate cancer, suggests the 3.4kb mitochondrial DNA deletion may be able to identify clinically significant prostate cancer for men in the prostate-specific antigen (PSA) grey zone (PSA < 10ng/ml) and if proven through ongoing clinical study, the 3.4kb mitochondrial DNA deletion may be able to aid in the decision to biopsy. Some of the significant clinical challenges that have not been met for prostate cancer are that up to 50% of men will be ‘over’ diagnosed with cancer that never harms them1 and the risks associated with treatment of low-grade cancers (≤ Gleason 6) appear to outweigh the benefits –e.g. urinary incontinence, erectile dysfunction.

1 NIH National Cancer Institute reports this number is even higher at ~ 75%1 based on 5-year survival rates. Seer database (https://seer.cancer.gov/statfacts/html/prost.html).

1

Our Mitomic Prostate Test is in development and is being designed with the following objectives:

•	Simple – The test is expected to be completed using a patient’s blood sample and is not expected to require an algorithm.

•	Provide New Information – If ongoing clinical studies support the published analytical data for the 3.4kb mitochondrial DNA deletion, healthcare providers will be provided with new information related to clinically significant prostate cancer – independent of PSA, age, and family history.

Mitomic Endometriosis Test (MET™) is currently in development and is being designed as a blood-based assay that quantifies the level of one or more mitochondrial DNA deletions which published analytical data suggest are associated with endometriosis – a condition affecting approximately 1 in 10 women according to Endometriosis World and the World Health Organization. The Mitomic Endometriosis Test is intended for use in females of child-bearing age who present symptoms of endometriosis to determine whether medical or surgical intervention is warranted.

Endometriosis occurs when the tissue of the uterus (endometrium) grows on areas where it does not belong, most often on the ovaries, fallopian tubes, outer surface of the uterus, and tissues holding the uterus, but can be found almost anywhere in the body. Endometriosis is challenging to identify, and on average takes ten years to diagnose, and when patients are finally diagnosed, greater than 90% have moderate to severe symptoms.

Our Strategy

We intend to enter the cancer screening market with blood based, liquid biopsy tests.

Our pipeline strategy

Our proprietary and patented research and resource allocation is aligned to further discover novel biomarkers and design laboratory assays using mitochondrial DNA (mtDNA) biomarkers to detect cancer. Our product development efforts focus on underserved disease categories with large addressable markets that continue to rely on invasive biopsies or surgeries for diagnosis.

Our proposed Mitomic tests are expected to include products targeted at difficult to diagnose diseases or those that are expensive to identify, including prostate cancer diagnosis and screening, endometriosis and a growing developmental pipeline of patented (pending) or proprietary screening products for ovarian, lung, pancreatic, liver, breast, stomach, esophageal, and colorectal cancer.

We have a goal to discover novel biomarkers and design laboratory assays that provide improvement in clinical outcomes where current technologies do not allow for non-invasive or mildly invasive testing at an early stage of disease progression, or where the available diagnostics are highly inaccurate. We have conducted proof-of-concept studies which highlight biomarker performance in different diseases. These studies, which were carried out on small sample sets of blood and tissue, reveal a correlation between specific biomarkers and disease status indicating the potential of our proprietary and patented technology and future product launches.

We use mitochondrial DNA biomarkers to blood based liquid biopsy assays

Mitochondrial DNA is a powerful biosensor of cell health and disease due to its biological features and advantages over nuclear DNA. The mitochondrial genome is home to multiple copies of mitochondrial DNA, some of which become mutated beyond repair when cells are stressed by diseases such as cancer, and these mutations accumulate without causing cell death. Our novel laboratory assays designs are intended detect this mutated DNA, which accumulates from the very early stages of some diseases, giving an opportunity to accurately detect disease before it presents clinically.

Management believes that mitochondrial genomics has potential because readily obtained blood samples contain high quantities of biomarkers that can be quantified using quantitative polymerase chain reaction and digital polymerase chain reaction assays to potentially deliver blood-based liquid biopsy diagnostic tests.

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If successful, our Mitomic Technology may offer an easier and more cost effect alternative to traditional biopsy methods, as our liquid biopsy is less invasive in that it only requires a blood sample and carries less risk of adverse outcomes

Liquid biopsy reduces the need for invasive procedures. The majority of current prostate cancer screening tests fall within the PSA grey zone, resulting in equivocal evidence for prostate biopsy. The risk of over-diagnosis in biopsy, the discomfort associated with the manual capture of prostate tissue by puncturing the rectal wall with a hollow needle, and the numerous possible complications associated with biopsy create significant demand for a non-invasive alternative.

Liquid biopsy has an earlier detection timeframe. Liquid biopsy samples have a quicker turnaround time than traditional biopsy methods as they can be performed and produce results in one day. When biopsy procedures are performed, the tissue samples must be sent to a pathologist to grade and this can take up to a week or longer. Certain disease indicators begin accumulating in mitochondrial DNA before they are detectable by traditional methods, allowing for earlier detection of potentially progressing diseases.

There is cost difference between liquid and traditional biopsies, though the cost difference between liquid biopsy and traditional biopsy may depend on a number of variables, including, but not limited to, the specific disease, the liquid biopsy protocol or the traditional biopsy protocol.

Traditional biopsies have risk of complications. The risk of complications from traditional biopsy will depend on a number of considerations, including the specific tissue location (e.g., lung, breast, prostate) and the tissue sampling technique (e.g., fine needle aspirate, surgical removal). For example, according to a 2012 study conducted by the American Urological Association task force, the significant risks associated with traditional prostate needle biopsies include the following:

•	Post-prostate biopsy infections may be serious and, if unrecognized, can lead to significant morbidity or even death.

•	Transient asymptomatic bacteriuria will occur following prostate biopsy in approximately 5% of men who receive appropriate antimicrobial prophylaxis.

•	2-3% of men will develop a symptomatic urinary tract infection.

•	Urinary retention occurs in 0.2-1.1% of men undergoing prostate biopsy.

We safeguard MDNA’s Intellectual Property (IP) to ensure future value and protect our potential competitive advantage

Our scientists and those researchers engaged by us throughout the development of our technology – past and present – have authored, co-authored, or are cited in over 35 articles in peer reviewed medical journals, demonstrating MDNA’s scientific knowledge in the area of mitochondrial genomics. We safeguard MDNA’s IP to ensure future value and protect our potential competitive advantage.

We maintain our intellectual property in the form of patents, trademarks, copyrights, brand names, service marks and trade secrets. IP destined for disclosure through a formal registration process or via peer-reviewed publication is secured prior to disclosure according to the practices used for trade secrets. These practices include the following measures:

•	Secured access – Access to digital information is restricted by various methods, including physical barriers to laboratory equipment generating the data, and electronic access restrictions via unique user ID and password protection.

•	Deidentification of biomarker targets – Documents associating the identifying information of biomarkers are restricted, and upon discovery all potential biomarkers are immediately assigned a coded descriptor. Subsequent reference in all laboratory work and disclosures reference only this coded descriptor, not the biomarker itself.

•	Need to know disclosure policy – Disclosures regarding the individual biomarker identities and locations are made only to those external parties that need to know to complete their obligations to us. These include our patent agent, contract manufacturers and regulatory consultants.

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•	Contractual secrecy – Employees, contractors, and any party that may receive confidential information are required to execute and maintain confidentiality agreements for the duration of the relationship with us. The obligations of the parties to the agreement respecting secrecy, non-use and return of the other party’s confidential information survive the completion and termination of the confidentiality agreement.

•	Contractual assignment – Employees, contractors, collaborators, and any party that may claim ownership of our intellectual property must execute an agreement which includes clear intellectual property ownership rights pertaining to background and foreground IP. Where applicable, the agreement will also include an assignment of rights to us and an obligation to facilitate and support our efforts to obtain patent protection.

•	License rights – Third parties who intend to use our IP for commercial purposes, such as end users of in-development or future test kits, are covered or will be covered by license agreements that define the third party’s legal rights and permitted usage of our IP.

We leverage partners to market and distribute in-development diagnostic tests globally

We will rely on third party agreements for the global license and distribution of our future products. In the United States, we have licensed our intellectual property relating to the MPT™ to LabCorp, which will be responsible for marketing and distributing the tests and complying with applicable regulations. We intend to enter into similar agreements in the US if we are successful in developing additional tests. Outside the US, we intend to outsource the manufacturing and regulatory approval of Conformitè Europëenne (CE) Marking, which represents a manufacturer’s declaration that products comply with the European Union’s (EU) New Approach Directives, on in vitro diagnostic medical devices (“CE-IVD”) reagent kits to third-party reagent kit manufacturers.

We are focused on expanding our total addressable customer base through additional international license and distribution agreements. Discussions regarding additional agreements for MPT™ and MET™ in Europe, Asia (including China), the Middle East, Africa, and Latin America are ongoing. Further, cancer rates are increasing worldwide, especially in developing countries transitioning to a western style of living and diet, which management expects will increase the need for more efficient, easy to use, low cost, reliable diagnostic tests and screening tools.

We intend to form channel partnerships to create a global distribution network, to conduct further discovery of novel biomarkers and to design laboratory assays and develop diagnostic tests with pharmaceutical companies, and pursue coverage by large payers. Partnering with payers is expected to expand patient access to our potentially lifesaving diagnostic tests and large payer coverage is a key driver of large-scale adoption in the diagnostic test industry. International distributor partnerships may enhance our visibility and increase market size, which in turn may increase global access to our in-development and future diagnostic tests, potentially improving patient health worldwide. Further, LabCorp, our national US commercial CLIA lab partner, is expected to provide leading sales and distribution coverage of key target markets and can offer a full suite of services to patients and providers, improving test experience.

An expanding line of diagnostic tests, supported by intellectual property, positions MDNA to reach new customers and offer additional testing capabilities

We continue to invest in R&D and currently have a robust new product development roadmap focused on proactively addressing emerging customer demands. We have a specific focus on women’s health initiatives, with a test for endometriosis currently in development and plans to develop tests for ovarian cancer and breast cancer. We intend to pursue products covering potentially large markets including lung cancer, pancreatic cancer, liver cancer, stomach cancer, esophageal cancer, and colorectal cancer. We believe our investment in R&D, our current database of biomarkers, and our Mitomic Technology biomarker identification platform position us to bring new tests to market.

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Our Market Opportunity

In the last decade liquid biopsy has emerged as a novel, non-invasive diagnostic tool able to provide important information regarding the potential presence of solid tumors and other diseases. While tissue biopsy is still considered the “gold standard” for diagnosis and treatment of patients, liquid biopsy has gained attention worldwide as a minimally invasive diagnostic tool able to assess the genetic landscape of solid tumors. This relatively new field of oncology and disease diagnosis has focused primarily on cancer but, having designed a blood-based assay that quantifies the level of one or more mitochondrial DNA deletions which published analytical data suggest are associated with endometriosis, we believe the use of liquid biopsy as a diagnostic tool to assess non-cancer diseases may be equally as useful.

Liquid biopsy technologies look for tumor and disease related genetic components that circulate in the bloodstream, including circulating tumor cells (CTCs); circulating cell-free DNA (cfDNA) fragments from such cells - also designated as circulating tumor DNA (ctDNA); RNA (mRNA and microRNA); and extracellular vesicles (EV), including exosomes which are membrane-encapsulated subcellular structures containing proteins and nucleic acids, actively released by the tumor and disease cells.

According to Grand View Research, Natera, a global leader in cell-free DNA testing, dedicated to oncology, women’s health, and organ health, has sized the cancer liquid biopsy commercial opportunity at $18 billion, including therapeutic management and monitoring ($12 billion) and screening ($6 billion), while Illumina, a global leader in DNA sequencing and array-based technologies, predicts the cancer liquid biopsy market will reach $20 billion by 2030.

We believe the demand by physicians for actionable, disease-specific liquid biopsy test results will continue to grow in the cancer liquid biopsy market and that large incremental opportunities exist within the non-cancer liquid biopsy market.

We estimate the addressable market for its in development MPT™ - i.e. the number of men within the test’s intended use population – is approximately 746,000 men per year in the USA and approximately 3,865,000 men per year for the Company’s target markets in the rest of the world, as demonstrated in the table below:

Age Group	USA Male Population	Prostate Specific Antigen (PSA) Tests (per annum)	Elevated PSA’s (per annum)	Grey Zone Screening Population (PSA <= 10ng/ml)
45 to 49	10,410,171	3,154,282	757,028	18,169
50 to 54	10,766,906	3,262,373	782,969	71,250
55 to 59	10,734,476	3,252,546	780,611	71,036
60 to 64	9,339,967	2,830,010	679,202	103,918
65 to 69	7,945,458,	3,551,620	852,389	130,415
70 to 74	5,480,744	2,449,893	587,974	216,375
75 to 79	3,761,931	1,527,344	366,563	134,895
Total				746,057

Sources:

•	Population data is calculated using USA 2016 detailed census data.

•	Annual PSA tests are based on Company analysis of data derived from: CDC “Patterns and Trends in Cancer Screening in the United States”, CME Activity Vol 15 July 26, 2018 and the USA National Health Interview Survey in 2015.

•	Elevated PSA tests and the Grey Zone Screening Population are based on Company analysis of data derived from: Welch et al. Prostate-Specific Antigen Levels in the United States: Implications of Various Definitions for Abnormal. J Natl Cancer Inst 2005;97:1132 – 7

•	In addition to the USA, MDNA’s target markets are limited to 60 countries in the rest of the world. Based on Company analysis derived from the USA Grey Zone Screening Population ratio to the total USA population, the Company has extrapolated the number of men in the rest of the world within the Grey Zone Screening Population using country specific population data.

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We estimate the addressable market for its in-development MET™ i.e. the number of women within the test’s intended use population – is approximately 7,163,000 women in the USA and is approximately 78,000,000 women for the Company’s target markets in the rest of the world, as demonstrated in the table below:

Age Group	USA Female Population	Symptomatic (with disease) i.e. 1 in 10	Symptomatic (disease free) i.e. 1.2 in 10	Symptomatic Screening Population
15 to 29	32,560,162	3,256,016	3,907,219	7,163,235

Sources:

•	Population data is calculated using USA 2016 detailed census data.

•	According to the World Health Organization, approximately 1 in 10 women are affected by endometriosis during their reproductive years.

•	The Company’s estimate, including Company analysis, for the symptomatic screening population is based on data from Endometriosis.org which estimates the ratio of women with the disease versus those who have similar symptoms is 2.2 times. In other words, for every 1 woman with the disease, the Endometriosis.org data suggests there is an additional 1.2 women who have the same symptoms that are associated with the disease, but these women are in fact, disease free.

•	In addition to the USA, MDNA’s target markets are limited to 60 countries in the rest of the world. Based on Company analysis derived from the USA Symptomatic Screening Population ratio to the total USA population, the Company has extrapolated the number of women in the rest of the world within the Symptomatic Screening Population using country specific population data.

•	The Company’s estimate for the total addressable market is based on licensing and/or distribution in the USA and 60 countries in the rest of the world; and the calculation utilizes market specific royalty and/or product transfer prices and estimates.

Our Competitive Strengths

We believe we offer compelling value propositions with our in-development and future products, for the following reasons:

•	Novel Propriety Technology: We believe we are the only commercial company focused on mitochondrial DNA, a powerful biosensor of cell health that is readily available in blood samples, which in management’s opinion has a number of significant advantages over nuclear DNA. Our technology platform is based on identification of a new class of molecules through a process protected by patented IP and proprietary trade secrets.

•	Future Product Pipeline: Our liquid biopsy focused product portfolio is expected to include a prostate cancer test and an endometriosis test, both currently in development. We have plans to develop tests for ovarian cancer and breast cancer and intend to pursue products for lung cancer, pancreatic cancer, liver cancer, stomach cancer, esophageal cancer, and colorectal cancer.

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•	State-of-the-Art Laboratory Facilities: We have a state-of-the-art laboratory site for R&D of mitochondrial DNA technology and development of Mitomic liquid biopsy tests.

•	Global Partnership Network: We have entered into a license of our intellectual property related to the Mitomic prostate cancer biomarker with LabCorp, a national US commercial Clinical Laboratory Improvement Amendments (“CLIA”) lab in the United States. International partnerships to market and sell CE marked in vitro diagnostic medical regulation (IVDR) kits, should the development and approval of such kits be successful, are expected to provide access to international markets.

•	Multiple Avenues for Long-Term Growth: Management believes the Company’s growth initiatives are supported by a number of broader industry trends including increasing market demand for non-invasive tests and expanding market size due to expanding coverage of diagnostic tests by health care payers/insurers and a larger at-risk population.

Intellectual Property

We maintain our intellectual property in the form of patents, trademarks, copyrights, brand names, service marks and trade secrets. IP destined for disclosure through a formal registration process or via peer-reviewed publication is secured prior to disclosure according to the practices used for trade secrets.

Patents

Our patents are directed in the following areas: diagnostic test methods, diagnostic test kits, and composition of matter for biomarkers of cancer. The remaining term of our patents range from 2026 to 2039. Related foreign patent applications have been filed in various countries or regions, including France, the United Kingdom (the “UK”), Ireland, Italy, Australia, Canada, China, India, Japan, South Korea, New Zealand, Singapore, Hong Kong, Belgium, Germany, Spain, Finland, the Netherlands, and Sweden.

We have 36 patents issued and 14 patents pending. Patents in MDNA’s portfolio continue to age with remaining life span ranging from approximately three years to 17 years; seven out of the nine patent families issued in MDNA’s portfolio will expire within the next six years. Composition of matter and diagnostic methods patents relating to the Mitomic® Prostate Test and breast cancer assays that are still in development and have not yet been approved under the regulations of the FDA or any other regulator are among the patents that expire within six years, with several of these patents expiring as soon as 2026. Specifically, 34 issued and one pending patent from eight families relating to MPT, prostate, and breast cancer assays expire within the next six years, with 17 of those issued patents from 3 of those families relating to MPT and prostate cancer expiring in 2026. Expiration of patents negatively impacts the ability to license the patent rights directly as well as enforce our rights against competitors. Competitors may reverse-engineer our products and compete directly with us in any market where a patent is no longer in force. This may require MDNA to reduce the sales price of existing products to remain competitive, invest in further research and development to improve product performance and obtain new patent protection, and/or expend additional funds on marketing to promote brand loyalty. Where possible, MDNA endeavors to extend the patent life supporting each of its commercial products through subsequent patent applications. Commercial products will include intellectual property in the form of trade secret and know-how however this alone cannot protect against competitors designing new products directed to our patented composition of matter and/or diagnostic methods upon expiration of said patents.

Trademarks

Our sole registered trademark is Mitomic. We intend to renew this trademark on or about September 23, 2030.

Commercialization Strategy

Our commercialization strategy in the US for all products anticipates first market entry via out-licensing of our intellectual property to a third-party laboratory to market an in vitro diagnostic test, classified as a Laboratory Developed Test (LDT) per Food and Drug Administration (FDA) and Centers for Medicare and Medicaid Services (CMS) guidance. In the US, CMS regulates all laboratory testing except for research performed on humans through the Clinical Laboratory Improvement Amendments (CLIA), with the objective to ensure quality in laboratory testing. Where FDA regulates device manufacturers marketing in vitro diagnostic devices, CMS regulates laboratories that perform testing on patient specimens.

The LDT pathway shares many similarities with the FDA premarket clearance or approval pathway in that performance of the test must be demonstrated with sufficient evidence to support its validity. This performance must be documented within the laboratory’s quality system and available for review and audit. In contrast, the FDA premarket clearance pathway requires that the documentation is submitted, reviewed, and approved before marketing the product. For LDT’s, the documentation is not generally reviewed until the provider’s next biannual survey by CMS. Additionally, CMS does not review clinical performance, only analytical performance. The totality of test performance is the responsibility of the Laboratory Director.

Management may re-evaluate the suitability of the LDT regulatory pathway for any of its portfolio in consideration of but not limited to patient access, market conditions, regulatory guidance, and life span of the associated intellectual property, to pursue FDA clearance.

Similarly, outside of the US in many countries including the UK and Europe, clinical laboratories accredited to ISO 15189:2012 for Medical Laboratories may offer In-House In Vitro Diagnostic Devices (IH-IVD) as defined by the (EU) 2017/746 (IVDR), or by other country-specific regulation. Laboratories holding this accreditation may provide diagnostic testing using test systems developed within the laboratory in adherence with the requirements of the applicable regulation, the ISO standard, and the laboratory’s quality system. Test performance must be established and both analytical and clinical performance are typically reviewed by an external accreditation agency coincident with the first marketing of the test. The IH-IVD strategy is intended to provide patients access to the test once performance has been validated while the development of in vitro diagnostic kits, including CE-IVD marked, are pursued in parallel.

The marketing of in vitro diagnostic kits in the EU and other markets typically requires a conformity assessment by an external notified body prior to making a declaration of conformity and marketing the device. For the EU, this review process is currently anticipated to be lengthy as a result of the transition to the IVDR from the prior in vitro diagnostic medical devices Directive (98/79/EC) IVDD in May of 2022 and the resultant excess of submissions to be reviewed by the few eligible Notified Bodies currently designated under IVDR.

Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Common Stock. These risks are discussed more fully in “Risk Factors” beginning on page 15 of this prospectus. These risks include, but are not limited to, the following:

●

We have a history of net losses, and we expect to continue to incur losses for the foreseeable future. As a result of these losses, as of September 30, 2022, we had $38,239 in cash and cash equivalents, and an accumulated deficit of $52,287,274. As of the date of this prospectus, there are $195,424 in convertible notes and $76,560 in notes payable in default. The default interest rate payable for the convertible notes and the notes payable ranges between 18% and 12% respectively. If we achieve profitability, we may not be able to sustain it;

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●	The commercial success of our in-development and future diagnostic tests and services and our revenue growth depends upon attaining significant market acceptance among payers, providers, clinics, patients, and biopharmaceutical companies;

●	If we fail to retain our distribution partners and, as we grow, fail to increase our sales and marketing capabilities or develop broad awareness of our in-development and future diagnostic tests in a cost-effective manner, we may not be able to generate revenue growth;

●	If we cannot maintain our current relationships, or enter into new relationships, including with biopharmaceutical companies, our revenue prospects could be reduced;

●	We currently depend upon third-party suppliers and expect to depend on third party suppliers in the future, including contract manufacturers and single source suppliers, making us vulnerable to supply problems and price fluctuations;

●	Natural or man-made disasters and other similar events, including the COVID-19 pandemic, may significantly disrupt our business, and negatively impact our business, financial condition and results of operations;

●	Any failure to offer high-quality support for our in-development and future diagnostic tests and services may adversely affect our relationships with providers and negatively impact our reputation among patients and providers, which may adversely affect our business, financial condition and results of operations;

●	We may face additional costs, loss of revenue, significant liabilities, harm to our brand, decreased use of our products or services and business disruption if there are any disruptions in our information technology systems as a result of security or data privacy breaches or other unauthorized or improper access through us or third-parties under domestic and foreign privacy and data laws;

●	Our results of operations will be materially harmed if we are unable to accurately forecast customer demand for, and utilization of, our diagnostic tests and manage our inventory;

●	Cost-containment efforts of our customers, purchasing groups and governmental purchasing organizations could have a material adverse effect on our future sales and profitability;

●	Litigation and other legal proceedings, including costs of insurance and others, may adversely affect our business;

●	We will need to raise additional capital to fund our existing operations, develop our platform, commercialize new diagnostic tests and/or expand our operation;

●	Failure to obtain or maintain adequate coverage and reimbursement for in-development or future diagnostic tests could limit our ability, and that of our collaborators, to fully commercialize our in-development or future diagnostic tests, which would decrease our ability to generate revenue;

●	Healthcare reform measures could hinder or prevent the commercial success of our in-development or future diagnostic tests;

●	Compliance with FDA regulations can be costly and time-consuming, and violations can lead to severe fines, administrative or judicial sanctions, and other penalties that could be disruptive to our business;

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●	If we are ultimately unable to obtain any necessary or desirable FDA and comparable foreign regulatory authorities’ approvals or clearances, or if such approvals or clearances are significantly delayed, our business will be substantially harmed;

●	Delays or failures in our clinical trials will prevent us from commercializing any in-development, modified or new diagnostic tests and will adversely affect our business, operating results and prospects;

●	Clinical development is a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results;

●	We and our third-party suppliers must comply with environmental, health and safety laws and regulations, which can be expensive, disruptive, and restrict how we do business;

●	Our success may be impaired if we are unable to obtain, maintain and protect our intellectual property rights and confidentiality of trade secrets;

●	Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our in-development and future diagnostic tests, products and services;

●	We may become involved in lawsuits to protect or enforce our patents, the patents of our licensors or other intellectual property rights, which could be expensive, time consuming and unsuccessful;

●	Patent terms may be inadequate to protect our competitive position on our in-development and future diagnostic tests, products and services for an adequate amount of time;

●	There has been no prior public market for our Common Stock and an active trading market may not develop;

●	If we are unable to execute our current operating plans, our results of operations may be materially adversely affected, and we may not be able to continue as a going concern, resulting in our securities having little or no value at all;

●	We expect that the price of our Common Stock will fluctuate substantially, and you may not be able to sell the shares you purchase in this offering at or above the offering price;

●	If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares;

●	A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well;

●

Currently, our directors and officers beneficially own in the aggregate 93%  of the Company’s current outstanding Common Stock entitled to vote, and following the offering, our directors, and officers will beneficially own shares representing approximately 38% of the outstanding Common Stock entitled to vote and will continue to exert significant control over matters subject to stockholder approval and may take actions that may not be in the best interests of our other stockholders, creating a potential conflict of interest; and

●	The significant voting power held by the Company’s directors, officers and principal stockholders may affect the market value of shares with different voting rights.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

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●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated in Delaware on November 3, 2014. Our principal executive offices are located at 2054 Vista Parkway, Suite 400, West Palm Beach, FL 33411, and our telephone number is (844) 321-6362. Our corporate website address is www.mdnalifesciences.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Securities offered by us	2,100,000 shares of Common Stock.

Over-allotment option to purchase additional shares	We have granted the representative of the underwriters an option for a period of 45 days from the date of this prospectus to purchase an additional 15% or 315,000 shares of our Common Stock at the initial public offering price (less underwriting discounts and commissions) to cover over-allotments, if any.

Common Stock to be outstanding after this offering(1)	9,256,600 shares (or 9,571,600 shares if the representative’s over-allotment option is exercised in full).

Representative’s Warrants

We have agreed to issue to EF Hutton, division of Benchmark Investments, LLC, warrants to purchase up to a total of 63,000 shares of Common Stock, (and up to 72,450 total shares of Common Stock assuming the representative’s over-allotment option is exercised in full), which is equal to 3% of the number of shares of Common Stock included in this offering (the “Representative’s Warrants”). We are registering hereby the issuance of the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of this offering at an exercise price equal to 125% of the public offering price of the Common Stock. Please see “Underwriting - Representative’s Warrants” for a description of the Representative’s Warrants.

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $9.2 million (or $10.6 million if the representative of the underwriters exercise its over-allotment option to purchase additional shares of Common Stock in full), based upon an assumed initial public offering price of $5.00 per share, which is the mid-point of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to fund our R&D activities, the regulatory review process for each of our products, the repayment of debt to vendors and management, and the remainder for working capital and other general corporate purposes. See “Use of Proceeds” on page 55.

Risk Factors	See “Risk Factors” on page 15 for a discussion of certain of factors to consider carefully before deciding to purchase any shares of our Common Stock.

Proposed listing	We intend to apply to list our Common Stock on Nasdaq in connection with this offering. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.
Proposed Nasdaq Capital Market symbol	“MDLS”.

Lock Up	We have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days after the date of this prospectus. See “Underwriting” section on page 120.

(1)

The number of shares of our Common Stock to be outstanding after this offering is based on shares of Common Stock outstanding as of September 30, 2022, after giving effect to the Preferred Conversions and Secured Convertible Notes Conversions (as defined below), and excludes:

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●	2,632,782 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2022;

●	9,267 shares of our Common Stock reserved for issuance upon settlement of restricted stock units granted pursuant to the 2015 Restricted Stock Unit Plan (the “2015 RSU Plan”);

●	488,056 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2015 Stock Option Plan (the “2015 Plan”), as of September 30, 2022; and

●	936,159 shares of our Common Stock reserved for future issuance under the 2015 RSU Plan.

Unless otherwise indicated, all information contained in this prospectus assumes:

●	the automatic conversion of all shares of our Series A Preferred Stock outstanding as of September 30, 2022 into 1,649,279 shares of Common Stock (the “Preferred Conversions”);

●

the conversion of $18,481,365 in aggregate principal of our Secured Convertible Notes outstanding as of September 30, 2022 into 4,099,470 shares of Common Stock (the “Secured Convertible Notes Conversions”);

●	no exercise of the outstanding warrants described above;

●	no issuances of restricted stock units granted pursuant to the 2015 RSU Plan described above;

●	no exercise of the outstanding stock options under the 2015 Plan described above;

●	no exercise by the representative of the underwriters of its over-allotment option to purchase up to 315,000 additional shares of our Common Stock; and

●	a 1 for 12.14 reverse stock split of our issued and outstanding shares of Common Stock, which was effected on October 12, 2022.

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SUMMARY FINANCIAL DATA

The following tables set forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. The statements of operations data for the years ended September 30, 2022 and 2021 and balance sheet data as of September 30, 2022 and 2021 are derived from our audited financial statements included elsewhere in this prospectus.

The following summary financial information should be read in connection with, and is qualified by reference to, our financial statements, related notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of results to be expected in any future period. Share amounts, per share data, share prices, exercise prices and conversion rates have been retroactively adjusted to reflect the 1-for-12.14 reverse stock split of our Common Stock effected on October 12, 2022.

BALANCE SHEET DATA

	As of September 30,
	2022	2021
ASSETS

CURRENT ASSETS	$488,053	$1,219,701
NON-CURRENT ASSETS	1,793,983	1,974,022
TOTAL ASSETS	2,282,036	3,193,723

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES	25,409,700	19,589,001
NON-CURRENT LIABILITIES	61,670	1,226,119
TOTAL LIABILITIES	25,471,370	20,815,120

STOCKHOLDERS' DEFICIT

Convertible preferred stock, $0.001 par value; 50,000,000 shares authorized;	20,022	18,497

Common stock, $.001 par value, 100,000,000 shares authorized,	1,408	1,317
Additional paid-in-capital	28,885,747	27,699,198
Accumulated deficit	(52,287,274)	(45,352,325)
Accumulated other comprehensive income (loss)	190,763	11,916

TOTAL STOCKHOLDERS' DEFICIT	(23,189,334)	(17,621,397)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,282,036	$3,193,723

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STATEMENT OF OPERATIONS DATA

	For the year ended September
	30, 2022	30, 2021
REVENUE	1,554,697	$3,602,296
COST OF SALES	887,177	1,819,352
GROSS MARGIN	667,520	1,782,944

OPERATING AND ADMINISTRATIVE EXPENSES	3,840,600	2,801,930

LOSS FROM OPERATIONS	(3,173,080)	(1,018,986)

OTHER (EXPENSE) INCOME	(2,892,788)	(1,980,536)

LOSS BEFORE TAX	(6,065,868)	(2,999,522)

INCOME TAX	-	-

NET LOSS	(6,065,868)	(2,999,522)

Preferred Dividends	(852,785)	(787,842)
Implied Dividends	(16,296)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,934,949)	$(3,787,364)

COMPREHENSIVE LOSS

NET LOSS	$(6,065,868)	$(2,999,522)
Other Comprehensive Income (Loss), net of tax	178,847	16,991

COMPREHENSIVE LOSS	$(5,887,021)	$(2,982,531)

Net loss per common share - Basic and Diluted	$(5.12)	$(3.00)

Weighted average common shares - Basic and Diluted	1,355,235	1,260,792

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should consider and carefully read all of the risks and uncertainties described below, as well as other information included in this prospectus, including our financial statements and related notes appearing at the end of this prospectus, before making an investment decision. The risks described below are not the only ones facing us. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition and results of operations. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below.

Risks Related to our Business and Industry

We have a history of net losses, and we expect to continue to incur losses for the foreseeable future. If we achieve profitability, we may not be able to sustain it.

We have incurred losses since our inception and expect to continue to incur losses for the foreseeable future. We have reported net losses of $6,065,868 and $2,999,522 for the years ended September 30, 2022 and 2021, respectively. As a result of these losses, as of September 30, 2022, we had $38,239 in cash and cash equivalents, and an accumulated deficit of $52,287,274. As of the date of this prospectus, there are $195,424 in convertible notes and $76,650 in notes payable in default. The default interest rate payable for the convertible notes and the notes payable ranges between 12% and 18%. Based on our current planned operations, we expect our cash and cash equivalents, together with amounts raised in 2022 and 2023, including the proceeds from this offering, will enable us to fund our operating expenses for at least the next twenty four months. We have based this estimate on assumptions that in the future may prove to be wrong, and we could use our capital resources sooner than we currently expect. We expect to continue to incur significant net losses for the foreseeable future.

Following this offering, we expect that our sales and marketing, R&D, regulatory and other expenses will continue to increase as we expand our marketing efforts for our diagnostic tests and services, expand existing relationships with our customers, obtain regulatory clearances or approvals for future enhancements to our existing diagnostic tests and services and conduct further clinical trials. In addition, we expect our general and administrative expenses to increase following this offering due to the additional costs associated with scaling our business operations, product development and testing capacity, particularly with respect to the expansion of our R&D operations, as well as being a public company, including due to legal, accounting, insurance, exchange listing and compliance, investor relations and other expenses. As a result, we expect to continue to incur operating losses and may never achieve profitability. We will need to generate significant additional revenue in order to achieve and sustain profitability. Even if we achieve profitability, we cannot be sure that we will remain profitable for any substantial period of time. If we do not achieve or sustain profitability, it will be more difficult for us to finance our business and accomplish our strategic objectives, either of which would have a material adverse effect on our business, financial condition and results of operations.

Even if this offering is successful, we may need additional funding in order to grow our business.

To date, we have financed our operations through private placements of our securities. We have devoted substantially all our financial resources and efforts to developing our products, workforce, and R&D capabilities. Our long-term growth and success are dependent upon our ability to generate cash from operating activities. There is no assurance that we will be able to generate sufficient cash from operations or access the capital we need to grow our business. Our inability to obtain additional capital could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, to a greater extent than we can with our existing financial resources.

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The commercial success of our in-development and future diagnostic tests and services and our revenue growth depends upon attaining significant market acceptance among payers, providers, clinics, patients, and biopharmaceutical companies.

Our commercial success depends, in part, on the acceptance of our diagnostic tests and services as being safe and relatively simple for medical personnel to learn and use, clinically flexible, operationally versatile and, with respect to providers and payers, cost effective. We cannot predict how quickly, if at all, payers, providers, clinics and patients will accept future diagnostic tests and services or, if accepted, how frequently they will be used. These constituents must believe that our diagnostic tests offer benefits over other available alternatives.

The degree of market acceptance of our in development and future diagnostic tests and services depends on a number of factors, including:

•	whether there is adequate utilization of our tests by clinicians, biopharmaceutical companies and other target groups based on the potential and perceived advantages of our diagnostic tests over those of our competitors;

•	the convenience and ease of use of our diagnostic tests relative to those currently on the market;

•	the effectiveness of our sales and marketing efforts;

•	the ability of our distribution partners to meet sales forecasts;

•	our ability to provide incremental data that show the clinical benefits and cost effectiveness, and operational benefits, of our diagnostic tests;

•	the coverage and reimbursement acceptance of our products and services;

•	pricing pressure, including from group purchasing organizations (GPOs), seeking to obtain discounts on our diagnostic tests based on the collective bargaining power of the GPO members;

•	negative publicity regarding our or our competitors’ diagnostic tests resulting from defects or errors;

•	the accuracy of our tests relative to those of our competitors;

•	ability to obtain any requisite premarket authorization from FDA prior to commercializing our tests;

•	product labeling or product insert requirements by the FDA or other regulatory authorities; and

•	limitations or warnings contained in the labeling cleared or approved by the FDA or other authorities.

Additionally, even if our diagnostic tests achieve widespread market acceptance, they may not maintain that market acceptance over time if competing diagnostic tests or technologies, which are more cost effective or are received more favorably, are introduced. Failure to achieve or maintain market acceptance and/or market share would limit our ability to generate revenue and would have a material adverse effect on our business, financial condition and results of operations.

We experienced decreased revenues from our COVID-19 diagnostic tests in the beginning of 2022, and COVID testing revenues ultimately ceased by the end of the fourth quarter of 2022. We expect revenues from our Mitomic tests to commence in the third quarter of 2023. However, there is no assurance that our Mitomic tests will be accepted by the market, and other diagnostic tests, such as non-blood based tests, may become more accepted, produce quicker results or be more accurate. Our partners may also determine, at any time, that testing is no longer necessary and could decide to stop sending us samples for testing.

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If we fail to increase our sales and marketing capabilities or develop broad awareness of our diagnostic tests in a cost-effective manner, we may not be able to generate revenue growth.

In order to generate future growth, we plan to continue to expand and leverage our account management infrastructure. Identifying and recruiting qualified account managers and training them on how to manage all partner relationships on a regional basis, on applicable federal and state laws and regulations and on our internal policies and procedures requires significant time, expense and attention. It often takes several months or more before an account manager is fully trained and productive. Our account management team may subject us to higher fixed costs than those of companies with competing techniques or diagnostic tests that utilize independent third parties, which could place us at a competitive disadvantage. It will negatively affect our business, financial condition and results of operations if our efforts to expand and train our account managers do not generate a corresponding increase in revenue, and our higher fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our diagnostic tests. Our ability to increase our customer base and achieve broader market acceptance of our diagnostic tests will depend to a significant extent on our ability to expand our distribution efforts through our partners.

We plan to dedicate significant resources to the expansion of our distribution network and to supporting their marketing efforts. It will negatively affect our business, financial condition and results of operations if our marketing efforts and expenditures do not generate a corresponding increase in revenue. In addition, we believe that developing and maintaining broad awareness of our diagnostic tests in a cost-effective manner is critical to achieving broad acceptance of our diagnostic tests. Promotion activities may not generate patient or physician awareness or increase revenue, and even if they do, any increase in revenue may not offset the costs and expenses we incur in building our brand. If we fail to successfully promote, maintain and protect our brand, we may fail to attract or retain the physician acceptance necessary to realize a sufficient return on our brand building efforts, or to achieve the level of brand awareness that is critical for broad use of our diagnostic tests, which in turn could have a material adverse effect on our business, financial condition and results of operations.

If we cannot maintain our current relationships, or enter into new relationships, with clinical research organizations, universities, clinics or tissue banks, our revenue prospects could be reduced.

We engage contract research organizations, universities, clinics and tissue banks to enroll or access patients primarily to support clinical studies. The ability of our contractors to enroll patients in clinical studies may also fluctuate in the future, which could have a material adverse effect on our product development timelines, financial condition and results of operations. In addition, the termination of these relationships could result in a temporary or prolonged delay in commercial launches resulting in a loss of revenue.

We engage in conversations with biopharmaceutical companies regarding potential commercial opportunities on an ongoing basis. There is no assurance that any of these conversations will result in a commercial agreement, or if an agreement is reached, that the resulting relationship will be successful or that clinical or research studies conducted as part of the engagement will produce successful outcomes. Speculation in the industry about our existing or potential relationships with biopharmaceutical companies can also be a catalyst for adverse speculation about us, our tests and our technology, which can adversely affect our reputation and our business.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual revenue and operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. Our quarterly and annual operating results may fluctuate as a result of a variety of factors, many of which are outside our control and, as a result, may not fully reflect the underlying performance of our business. These fluctuations may occur due to a variety of factors, including, but not limited to:

•	the level of demand for our diagnostic tests, which may vary significantly;

•	the timing and cost of manufacturing our diagnostic tests, which may vary depending on the quantity of production and the terms of our agreements with third-party suppliers and manufacturers;

•	expenditures that we may incur to acquire, develop or commercialize additional tests and technologies;

•	unanticipated pricing pressures;

•	the rate at which we grow our sales force and the speed at which newly hired salespeople become effective, and the cost and level of investment therein;

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•	currency fluctuations due to our expectation of generating future revenue from international sales, subjecting us to risks such as currency exchange rate volatility;

•	geopolitical instability, economics problems, and other uncertainties in certain foreign countries in which we operate;
•	the degree of competition in our industry and any change in the competitive landscape of our industry, including consolidation among our competitors or future partners; and

•	coverage and reimbursement policies with respect to cancer treatment equipment, and potential future diagnostic tests that compete with our diagnostic tests.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our future financial results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Further, our historical results are not necessarily indicative of results expected for any future period, and quarterly results are not necessarily indicative of the results to be expected for the full year or any other period, and accordingly should not be relied upon as indicative of future performance.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, the price of our Common Stock could decline substantially. Such a stock price decline could occur even when we have met any publicly stated guidance we may provide, and could in turn negatively impact our business, financial condition and results of operations.

We need to ensure strong product performance and reliability to maintain and grow our business.

Upon reaching commercialization, we will need to maintain and continuously improve the performance and reliability of our diagnostic tests to achieve our profitability objectives. Poor product performance and reliability could lead to customer dissatisfaction, adversely affect our reputation and revenues, and increase our service and distribution costs and working capital requirements. Our diagnostic tests may contain errors or defects, and while we have made efforts to test them extensively, we cannot assure that our current diagnostic tests, or those developed in the future, will not have performance problems. Any performance issues with our diagnostic tests now or in the future will increase our costs and accordingly adversely affect our business, financial condition and results of operations.

We currently depend upon third-party suppliers and expect to depend on third party suppliers in the future, including contract manufacturers and single source suppliers, making us vulnerable to supply problems and price fluctuations.

We rely on or will rely on third-party suppliers, including in some instances single source suppliers, to provide us with components of our manufactured diagnostic tests, diagnostic test kits for clinical testing service operations and supplies for research and development. We will enter into supply agreements prior to commercial manufacture of our diagnostic test kits to minimize risk associated with such things as the potential for loss of commercial access to the product, change or modification to the product, payment terms, and shelf life or stability that could negatively affect our manufactured products. All other supplies are subject to standard purchasing terms. The number of suppliers feeding into the production of our diagnostic tests is expected to be in excess of five worldwide. We consider a select few of these suppliers, located in the United States, and Europe, as critical single source providers of components. Additionally, our Mitomic™ tests may require the use of a single blood collection tube to achieve the test performance, available from a single manufacturer in Canada (Norgen Biotek Corp). A supply agreement is being pursued with this provider. While we have initiated the second source qualification process for this critical system component, and plan to do so for all components of our manufactured diagnostic test kits, we may not be successful in securing second sourcing for any or all of them on a timely basis. We may also fail to secure terms within supply agreements to effectively mitigate all risks associated with the use of a third-party provider.

In addition, we may purchase supplies through purchase orders and may not have long-term supply agreements with, or guaranteed commitments from, many of our suppliers, including single source suppliers. Additionally, we will rely on contract manufacturers for the production of our diagnostic test. Many of our suppliers are not obligated to perform services or supply diagnostic testing materials for any specific period, in any specific quantity or at any specific price, except as may be provided in a particular purchase order. We depend on our suppliers and contract manufacturers to provide us and our partners with materials in a timely manner that meet our and their quality, quantity and cost requirements. These suppliers and contract manufacturers may encounter problems during manufacturing, delivery, or any other issue for a variety of reasons, any of which could delay or impede their ability to meet our demand. These include, but are not limited to:

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•	ceasing to produce the components we need or ending their business relationship with us;

•	limited inventory and inability for our suppliers to produce more than our original customer demand forecasts;

•	limited availability of additional or alternate suppliers and contracts manufacturers;

•	potential supply chain disruptions and shortages due to the COVID-19 pandemic;

•	related costs to potentially replacing suppliers, such as verifying their facilities, procedures, and operations and ensuring regulatory compliance; and

•	untimely deliveries from our third-party suppliers.

Any of the foregoing may adversely and materially affect our business. And despite our continuous efforts to procure additional alternate third-party suppliers and contract manufacturers, we cannot guarantee we will find alternatives, or that we will not be affected by supply chain disruptions, shortages, and other issues.

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, our business may be adversely affected. COVID-19 has spread to most countries and throughout the United States. Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions have resulted in reduced operations at our headquarters, work stoppages, slowdowns and delays, travel restrictions and cancellation of events. Other disruptions or potential disruptions include:

•	the inability of our suppliers to manufacture components and parts and to deliver these to us on a timely basis, or at all;

•	disruptions in our production schedule and ability to assemble diagnostic tests;

•	inventory shortages or obsolescence;

•	delays in actions of regulatory bodies;

•	diversion of or limitations on employee resources that would otherwise be focused on the operations of our business;

•	delays in growing or reductions in our sales organization, including through delays in hiring, lay-offs, furloughs or other losses of sales representatives;

•	business adjustments or disruptions of certain third parties, including suppliers, medical institutions and clinical investigators with whom we conduct business; and

•	additional government requirements or other incremental mitigation efforts that may further impact our or our suppliers’ capacity to manufacture our diagnostic tests.

Further, we cannot assure that our diagnostic tests will continue being accepted by the market or that other diagnostic tests will not become more accepted, produce quicker results or be more accurate.

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As a result, the increase in revenue due to any increase in demand for these diagnostic tests may not be indicative of our future revenue. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

The sizes of the markets for our diagnostic tests and services and any future diagnostic tests and services may be smaller than we estimate and may decline.

Our estimates of the annual total addressable market for our diagnostic tests and services are based on a number of internal and third-party estimates and assumptions, including, without limitation, the assumed prices at which we can sell our diagnostic tests and services in the market. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors.

As a result, our estimates of the annual total addressable market for our diagnostic tests and services in different market segments may prove to be incorrect. If the actual number of patients who would benefit from our diagnostic tests, the price at which we can sell them or the annual total addressable market for them is smaller than we have estimated, it may impair our sales growth and negatively affect our business, financial condition and results of operations.

Our industry is subject to rapid change, which could make our solutions and the diagnostic tests we develop and services we offer, obsolete. If we are unable to continue to innovate and improve our diagnostic tests and services, we could lose customers or market share.

Our industry is characterized by rapid changes, including technological and scientific breakthroughs, frequent new product introductions and enhancements and evolving industry standards, all of which could make our current diagnostic tests and others we are developing obsolete. Our future success will depend on our ability to keep pace with the evolving needs of our customers on a timely and cost-effective basis and to pursue new market opportunities that develop as a result of scientific and technological advances. In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cancer. There have also been advances in methods used to analyze very large amounts of molecular information. We must continuously enhance our offerings and develop new and improved diagnostic tests to keep pace with evolving standards of care. If we do not leverage or scale our sample and data biobank, discover new diagnostic biomarkers or applications or update our diagnostic tests to reflect new scientific knowledge, including about prostate cancer biology and other cancers in our product development pipeline, information about new cancer therapies or relevant clinical trials, our diagnostic tests could become obsolete and sales of our current diagnostic tests and any new tests we develop could decline or fail to grow as expected. This failure to make continuous improvements to our diagnostic tests to keep ahead of those of our competitors could result in the loss of customers or market share that would adversely affect our business, financial condition and results of operations. The development of new liquid biopsy technologies could negatively impact demand for our products.

Our results of operations will be materially harmed if we are unable to accurately forecast customer demand for, and utilization of, our diagnostic tests and manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and manufacture our diagnostic tests based on our estimates of future demand for our diagnostic tests. Our ability to accurately forecast demand for them could be negatively affected by many factors, including our failure to accurately manage our expansion strategy, product introductions by competitors, an increase or decrease in customer demand for our diagnostic tests or for those of our competitors, our failure to accurately forecast customer acceptance of new diagnostic tests, unanticipated changes in general market conditions or regulatory matters and weakening of economic conditions or consumer confidence in future economic conditions. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs, which would cause our gross margin to be adversely affected and could impair the strength of our brand. Conversely, if we underestimate customer demand for our diagnostic tests, our supply chain, manufacturing partners and/or internal manufacturing team may not be able to deliver components and diagnostic tests to meet our requirements, and this could result in damage to our reputation, sales growth and customer relationships. In addition, if we experience a significant increase in demand, additional supplies of raw materials or additional manufacturing capacity may not be available when required on terms that are acceptable to us, or at all, or suppliers may not be able to allocate sufficient capacity in order to meet our increased requirements, which will adversely affect our business, financial condition and results of operations.

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If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit or halt the marketing and sale of our diagnostic tests and services. The expense and potential unavailability of insurance coverage for liabilities resulting from issues with our diagnostic tests and services could harm us and negatively impact sales.

We face an inherent risk of product liability as a result of the marketing and sale of our diagnostic tests and services. For example, we may be sued if our diagnostic tests or services cause or are perceived to cause injury or are found to be otherwise unsuitable during manufacturing, marketing or sale. Any such product liability claim may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. In addition, we may be subject to claims against us even if the apparent injury is due to the actions of others or the pre-existing health of the patient. For example, medical personnel, care partners and patients collect samples for our diagnostic tests. If these medical personnel, care partners or patients are not properly trained, are negligent or use our diagnostic tests incorrectly, the capabilities of such tests may be diminished, or the patient may suffer critical injury. We may also be subject to claims that are caused by the activities of our suppliers, such as those who provide us with components and sub-assemblies for our diagnostic tests.

If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit or halt the marketing and sale of our diagnostic tests and services. Even a successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our diagnostic tests and services;

•	harm to our reputation;

•	initiation of investigations by regulators;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	loss of revenue;

•	adverse impact on the market price of our Common Stock; and

•	exhaustion of any available insurance and our capital resources.

We believe we have adequate product liability insurance, but it may not prove to be adequate to cover all liabilities that we may incur. Insurance coverage is increasingly expensive. We may not be able to maintain or obtain insurance at a reasonable cost or in an amount adequate to satisfy any liability that may arise. Our insurance policy contains various exclusions, and we may be subject to a product liability claim for which we have no coverage. The potential inability to obtain sufficient product liability insurance at an acceptable cost to protect against product liability claims could prevent or inhibit the marketing and sale of our diagnostic tests and services. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts, which would have a material adverse effect on our business, financial condition and results of operations. In addition, any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, harm our reputation in the industry, significantly increase our expenses and reduce product sales.

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We face competition from many sources, including larger companies, and we may be unable to compete successfully.

There are a number of diagnostic solutions companies in the United States, Europe and Asia. Notable competitors in the United States include, but are not limited to, Opko Health, Inc., MDxHealth, and Exosome Diagnostics, Inc. These competitors all provide diagnostic tests to hospitals, researchers, clinicians, laboratories and other medical facilities. Many of these organizations are significantly larger with greater financial and personnel resources than us, and enjoy significantly greater market share and have greater resources than we do. As a consequence, they may be able to spend more on product development, marketing, sales and other product initiatives than we can. Some of our competitors have:

•	substantially greater name recognition;

•	broader, deeper or longer-term relations with healthcare professionals, customers and third-party payers;

•	more established distribution networks;

•	additional lines of diagnostic tests and the ability to offer rebates or bundle them to offer greater discounts or other incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, clinical trials, marketing and obtaining regulatory clearance or approval for diagnostic tests; and

•	greater financial and human resources for product development, mergers and acquisitions, sales and marketing and patent litigation.

Our continued success depends on our ability to:

•	further penetrate the oncology diagnostic solutions market and increase utilization of our diagnostic tests;

•	attract and retain a sufficient number of qualified employees;
•	maintain and widen our technology lead over competitors by continuing to innovate and deliver new product enhancements on a continuous basis; and

•	cost-effectively manufacture our diagnostic tests and their component parts as well as drive down the cost of service.

As we attain greater commercial success, our competitors are likely to develop diagnostic tests that offer features and functionality similar to our diagnostic tests that are currently on the market. Improvements in existing competitive diagnostic tests or the introduction of new competitive diagnostic tests may make it more difficult for us to compete for sales, particularly if those competitive diagnostic tests demonstrate better reliability, convenience or effectiveness or are offered at lower prices.

Performance issues, service interruptions or price increases by our shipping carriers and warehousing providers could adversely affect our business and harm our reputation and ability to provide our services on a timely basis.

Expedited, reliable shipping and delivery services and secure warehousing are essential to our operations. We rely heavily on providers of transport services for reliable and secure point-to-point transport of our diagnostic tests to our customers and for tracking of these shipments, and from time to time require warehousing for our diagnostic tests, sample collection kits and supplies. Should a carrier encounter delivery performance issues such as loss, damage or destruction of any systems, it would be costly to replace such systems in a timely manner and such occurrences may damage our reputation and lead to decreased demand for our diagnostic tests and increased cost and expense to our business. In addition, any significant increase in shipping or warehousing rates could adversely affect our operating margins and results of operations. Similarly, strikes, severe weather, natural disasters, civil unrest and disturbances or other service interruptions affecting delivery or warehousing services we use would adversely affect our ability to process orders for our diagnostic tests on a timely basis. For instance, the COVID-19 pandemic has caused supply chain and shipping and delivery services delays, which has affected our ability to timely deliver our diagnostics tests, sample collection kits and supplies in some cases.

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We rely on commercial courier delivery services to transport samples to our laboratory facility in a timely and cost-efficient manner and if these delivery services are disrupted, our business will be harmed. Disruptions in delivery service, whether due to labor disruptions, bad weather, natural disaster, civil unrest or disturbances, terrorist acts or threats or for other reasons could adversely affect specimen integrity and our ability to process samples in a timely manner and to service our customers, and ultimately our reputation and our business. In addition, if we are unable to continue to obtain expedited delivery services on commercially reasonable terms, our operating results may be adversely affected.

Cost-containment efforts of our customers, purchasing groups and governmental purchasing organizations could have a material adverse effect on our future sales and profitability.

In an effort to reduce costs, many hospitals in the United States have become members of GPOs and Integrated Delivery Networks (IDNs). GPOs and IDNs negotiate pricing arrangements with medical device companies and distributors and then offer these negotiated prices to affiliated hospitals and other members. GPOs and IDNs typically award contracts on a category-by-category basis through a competitive bidding process. Bids are generally solicited from multiple providers with the intention of driving down pricing or reducing the number of vendors. Due to the highly competitive nature of the GPO and IDN contracting processes, we may not be able to obtain new contract positions with major GPOs and IDNs. Furthermore, the increasing leverage of organized buying groups may reduce market prices for our diagnostic tests, thereby reducing our revenue and margins.

While having a contract with a GPO or IDN for a given product category can facilitate sales to members of that GPO or IDN, such contract positions can offer no assurance that any level of sales will be achieved, as sales are typically made pursuant to individual purchase orders. Even when a provider is the sole contracted supplier of a GPO or IDN for a certain product category, members of the GPO or IDN are generally free to purchase from other suppliers. Furthermore, GPO and IDN contracts typically are terminable without cause by the GPO or IDN upon 60 to 90 days’ notice. Accordingly, the members of such groups may choose to purchase alternative diagnostic tests due to the price or quality offered by other companies, which could result in a decline in our revenue.

We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

We are highly dependent on our senior management and other key personnel. Our success will depend on our ability to retain senior management and to attract and retain qualified personnel in the future, including sales and marketing professionals, scientists, clinical specialists, and other highly skilled personnel and to integrate current and additional personnel in all departments. The loss of members of our senior management, sales and marketing professionals, scientists, clinical and regulatory specialists could result in delays in product development and harm our business. If we are not successful in attracting and retaining highly qualified personnel, it would have a material adverse effect on our business, financial condition and results of operations.

Our research and development programs and laboratory operations depend on our ability to attract and retain highly skilled scientists and technicians. We may not be able to attract or retain qualified scientists and technicians in the future due to the competition for qualified personnel among life science businesses, particularly near our headquarters in West Palm Beach, FL, United States and our laboratory facility in Newcastle upon Tyne, UK. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified scientific personnel.

We may also have difficulties locating, recruiting or retaining qualified salespeople. Recruiting and retention difficulties can limit our ability to support our research and development and sales programs. To induce valuable employees to remain at our company, in addition to salary and cash incentives, we have issued and may continue to issue equity awards that vest over time. Our employment arrangements with our employees provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice, which may lead to more difficulty in retaining qualified salespeople and other talent.

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We will need to raise additional capital to fund our existing operations, develop our platform, commercialize new diagnostic tests or expand our operations.

We will need to raise additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

•	increase our sales and marketing efforts to drive market adoption of and address competitive developments;

•	fund development and marketing efforts of our diagnostic tests or any other future diagnostic tests;

•	expand our technologies into other types of cancer detection diagnostic tests;

•	acquire, license or invest in technologies;

•	acquire or invest in complementary businesses or assets; and

•	finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:

•	our ability to achieve revenue growth;

•	our rate of progress in establishing payer coverage and reimbursement arrangements with domestic and international commercial third-party payers and government payers;

•	the cost of expanding our laboratory operations and offerings, including our sales and marketing efforts;

•	our rate of progress in, and cost of the sales and marketing activities associated with, establishing adoption of and reimbursement for our diagnostic tests;

•	our rate of progress in, and cost of research and development activities associated with, diagnostic tests in research and early development;

•	the effect of competing technological and market developments;

•	costs related to international expansion; and

•	the potential cost of and delays in product development as a result of any regulatory oversight applicable to our diagnostic tests.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, our stockholders could experience dilution. Any preferred equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our Common Stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our platform technologies or diagnostic tests, pay a portion of our royalties, or grant licenses on terms that are not favorable to us.

Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

We have incurred substantial operating losses since inception and expect to continue to incur significant operating losses for the foreseeable future. As of September 30, 2022, we had an accumulated deficit of $52,287,274. The Company has incurred recurring losses and the Company expects to continue to incur losses as a result of costs and expenses related to the Company’s clinical development and corporate general and administrative activities. We had a working capital deficit of $24,921,647 as of September 30, 2022. Our financial statements have been prepared assuming that we will continue as a going concern. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This raises substantial doubts about our ability to continue as a going concern.

If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the years ended September 30, 2022 and 2021 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the years ended September 30, 2022 and 2021 contains a going concern assessment from our management on the substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, we have sustained recurring losses and we have had working capital and stockholders’ equity deficits. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us. The ability of the Company to continue as a going concern is dependent upon its ability to successfully execute the business plan and attain profitable operations.

Our future collaborations may be important to our business. If we are unable to maintain any of these collaborations, or if these collaborations are not successful, our business could be adversely affected.

We have limited capabilities for technology development, sales, marketing or distribution. Accordingly, we may enter into collaborations with academic and commercial entities to provide us with important technologies and funding for our programs and technology, and we may receive additional technologies and funding under these and other collaborations in the future. Any future collaborations we enter into may pose a number of risks, including the following:

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•	collaborators have significant discretion in determining the efforts and resources that they will apply;

•	collaborators may not perform their obligations as expected, including regulatory obligations, which may detract from the value of the collaboration or utility of the product of any collaborations, or may result in inquiries or enforcement actions from regulatory authorities;

•	collaborators may not pursue development and commercialization of any platform or may elect not to continue or renew development or commercialization programs or license arrangements based on changes in the collaborators’ strategic focus or available funding, or external factors, such as a strategic transaction that may divert resources or create competing priorities;

•	collaborators may provide insufficient funding for the research program;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our sequencing instruments and applications if the collaborators believe that the competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

•	biomarkers discovered in collaboration with us may be viewed by our collaborators as competitive with their own products, which may cause collaborators to cease to devote resources to the commercialization of our product;

•	disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of new platforms, might lead to additional responsibilities for us with respect to technology development, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

•	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

•	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

•	if a collaborator of ours is involved in a business combination, the collaborator might deemphasize or terminate the development or commercialization of any product licensed to it by us; and

•	collaborations may be terminated by the collaborator, and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable sequencing technology.

If our potential future collaborations do not result in the successful discovery, development and commercialization of products or if one of our collaborators terminates its agreement with us, we may not receive any future research funding or milestone potential payments under the collaboration. If we do not receive the funding we expect under these agreements, our development of our technology and applications could be delayed and we may need additional resources to develop products and our technology. All of the risks relating to product development, regulatory approval and commercialization described in this prospectus also apply to the activities of our collaborators.

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Additionally, if one of our potential future collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities could be adversely affected.

The timing of our new product offerings is uncertain.

We have multiple products in various phases of development, and we intend to devote considerable future resources to research and product development, our core business strategy. There can be no assurance that our development activities will always produce tests with the sensitivity and specificity necessary to be clinically and commercially competitive, or that any test will result in a commercially successful product. In addition, before we can develop diagnostic tests for new cancers or other diseases and commercialize any new products, we will need to:

●	conduct substantial research and development;

●	conduct validation studies;

●	expend significant funds; and

●	transfer the technology to multiple, global third parties for implementation within commercial laboratories for test processing.

Our product development process involves a high degree of risk and may take several years in some instances. Our product development efforts may fail for many reasons, including, but not limited to:

●	failure of the product at the research or development phase;

●	difficulty in accessing samples, especially samples with known clinical results; or

●	lack of clinical validation data to support the effectiveness of the product.

Few research and development projects result in commercial products, and success in early clinical trials often is not replicated in later studies. At any point, we may abandon development of a product candidate, or we may be required to expend considerable resources repeating clinical trials, which would adversely impact the timing for generating potential revenues from those product candidates. In addition, as we develop products, we will have to make significant investments in product development. If a clinical validation study fails to demonstrate the prospectively defined endpoints of the study, we might choose to abandon the development of the product or product feature that was the subject of the clinical trial, which could harm its business. In addition, our competitors may develop and commercialize competing products faster than we are able to do so.

Our access to samples may hinder our ability to research, develop, and commercialize future products.

Our planned and future products are focused primarily on exploitation of blood plasma as a medium for both biomarker identification and validation and ultimately for our commercial testing applications. Our clinical development relies on our ability to secure access to high quality, well-characterized samples, as well as information pertaining to the samples associated clinical outcomes. Our competitors have demonstrated their ability to obtain these samples and often compete with us for access to such samples. Additionally, the process of negotiating access to samples is lengthy since it typically involves numerous parties and approval levels to resolve complex issues such as usage rights, institutional review board approval, privacy rights, publication rights, intellectual property ownership and research parameters. If we are not able to negotiate access to samples with hospitals, clinical partners, or other companies on a timely basis, or at all, or if competitors secure access to these samples before us, then our ability to research, develop, and commercialize future products will be limited or delayed.

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We depend on distributors for our sales.

We have limited experience marketing and selling our diagnostic tests. We will rely on our network of licensees and distributors to sell our diagnostic tests globally, and any failure to maintain and grow our distribution network will negatively affect our business, financial condition and results of operations. Our distribution partners are highly trained and possess substantial technical expertise, which we believe is critical in increasing adoption of our diagnostic tests in their respective territories. The loss of these business partners to competitors, or otherwise, will negatively affect our business, financial condition and results of operations. If we are unable to retain our distributors or replace them with partners of equivalent technical expertise, qualifications, and track-records, it may negatively affect our business, financial condition and results of operations. There are no financial penalties if our distribution partners choose to discontinue our products.

We currently maintain distribution agreements for our two planned products – the Mitomic Prostate Test (or MPT™) and the Mitomic Endometriosis Test (or MET™) – in many countries across the world. We may enter into other similar arrangements to distribute our products in the same countries or other countries in the future. We intend to grow our business, and to do so we may need to attract additional distributors to expand the territories in which we intend to sell our planned and future products. Distributors may not commit the necessary resources to market and sell our products to the level of our expectations. If current or future distributors do not perform adequately, or we are unable to enter into arrangements with distributors in particular geographic areas, we may not realize long-term revenue growth. In addition, our revenue from distributors could be negatively impacted as a result of changes in business cycles, business conditions or other factors that could affect the third-party distributor’s ability or willingness to market our products. Regulatory requirements, costs of doing business outside of the United States and the reimbursement process in foreign markets may also impact our revenues from international sales or impact our ability to increase international sales in the future. Our distribution contracts do not contain revenue guarantees. If distributors fail to purchase the contractual amounts of our products there will be no penalties due us or legal recourse other than termination of the agreement or loss of market exclusivity in some cases.

Furthermore, our success depends on third-party distribution and these distributors’ ability to attract and retain salespeople with extensive experience selling products in oncology, urology, gynecology, and medical disciplines. We may have difficulties developing sales if we and/or our third-party distributors have difficulty locating, recruiting or retaining qualified salespeople, which could cause a delay or decline in the rate of adoption of our tests.

Adherence to complex test protocols is required.

We validate our tests in our lab in the UK using blood samples obtained from a variety of sources. Tests results can be affected by a number of variables including how the blood is extracted, how the blood is handled, the type of test tube used, the number and speed of centrifuge spins, the temperature the blood is exposed to during processing, the concentration of the reagents, and the timing of reagent use. All of these and other variables in the process are set forth in an assay protocol that we provide to our distributor lab partners along with training in proper compliance. If, due to human or equipment failure, there is material deviation from the protocols, the accuracy of our tests can be negatively impacted. If that occurs, the reputation of our products and our revenue could be negatively impacted.

The UK departure from the European Union (EU) could adversely affect us.

We sell our products and services in the UK and throughout Europe. The UK withdrew from the EU on January 31, 2020, otherwise known as “Brexit.” Effective January 1, 2021, the EU and UK entered into the Trade and Cooperation Agreement regarding trade policies and other political and strategic issues. The future consequences of Brexit are unknown at this time, but Brexit has created additional administrative burden and legal, regulatory, and currency risk that may have a materially adverse impact on our business. Furthermore, this uncertainty could negatively impact the economies of other countries in which we operate.

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Risks Related to our Governmental Regulation

The insurance coverage and reimbursement status of newly approved diagnostic tests, particularly in a new category of diagnostics, is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for in-development or future diagnostic tests could limit our ability, and that of our collaborators, to fully commercialize our diagnostic tests and decrease our ability to generate revenue.

The availability and extent of reimbursement by governmental and private payers is essential for most patients to be able to afford the clinical diagnostic tests that we currently or in the future plan to develop and sell. In addition, because our clinical diagnostics and diagnostic tests represent new approaches to the research, diagnosis, detection and treatment of diseases, we cannot accurately estimate how our diagnostic tests, and those jointly created with our collaborators, would be priced, whether reimbursement could be obtained, or any potential revenue generated. Sales of our diagnostic tests will depend substantially, both domestically and internationally, on the extent to which the costs of our diagnostic tests are paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payers. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize some of our diagnostic tests or services. Even if coverage is provided, the available reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize an adequate return on our investment in any of our diagnostic tests or services. Changes in the reimbursement landscape may occur, which are outside of our control, and may impact the commercial viability of our diagnostic tests.

In the United States, many significant decisions about reimbursement for new diagnostics and medicines are typically made by the Centers for Medicare and Medicaid Services (“CMS”), an agency within the Department of Health and Human Services (“HHS”). CMS decides whether and to what extent a new diagnostic or medicine will be covered and reimbursed under Medicare, although it frequently delegates this authority to local Medicare Administrative Contractors. Private payers tend to follow Medicare to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for novel diagnostic tests such as ours. Additionally, reimbursement agencies in Europe may be more conservative than CMS. For example, a number of cancer drugs have been approved for reimbursement in the United States and have not been approved for reimbursement, or have been approved under restricted conditions, in certain European countries.

Outside the United States, the reimbursement process and timelines vary significantly. Certain countries, including a number of member states of the EU, set prices and make reimbursement decisions for diagnostics and pharmaceutical products, or medicinal products, as they are commonly referred to in the EU, with limited participation from the marketing authorization or CE mark holders, or may take decisions that are unfavorable to the authorization or CE mark holder where they have participated in the process. We cannot be sure that such prices and reimbursement decisions will be acceptable to us or our collaborators. If the regulatory authorities in these foreign jurisdictions set prices or make reimbursement criteria that are not commercially attractive for us or our collaborators, our revenues and the potential profitability of our products in those countries would be negatively affected. In many countries, the pricing review period begins after marketing or product licensing approval is granted or the CE mark is obtained. As a result, we or our collaborators might obtain marketing approval for a product or service in a particular country, but then may experience delays in the reimbursement approval or be subject to price regulations that would delay the commercial launch of our product or service, possibly for lengthy time periods, which could negatively impact the revenues we are able to generate from the sale of that product or service in that particular country.

Moreover, increasing efforts by governmental and third-party payers, in the United States and abroad, to cap or reduce healthcare costs may cause such organizations to limit both coverage and level of reimbursement for newly cleared, authorized or approved devices and medicines and, as a result, they may not cover or provide adequate payment for our clinical diagnostics to be sold by us or our collaborators. At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, which are, in some cases, designed to encourage importation from other countries and bulk purchasing.

We expect to experience pricing pressures on our clinical diagnostics sold by us and our collaborators due to the trend toward value-based pricing and coverage, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new diagnostic tests.

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Measures to reduce healthcare costs may hurt our business.

The majority of our future customers are healthcare providers who depend upon reimbursement by government and commercial insurance payers for molecular diagnostic solutions services. With a vast majority of United States patients with various cancers covered by Medicare, the Medicare reimbursement rate is an important factor in a customer’s decision to use our diagnostic tests and limits the prices we may charge for them. Commercial insurance payers may also exert downward pressure on payment rates for cancer treatment services. A reduction in reimbursement rates for cancer treatments may adversely affect our customers’ businesses and cause them to enact cost reduction measures that may include reducing the scope of their programs, thereby potentially reducing demand for our diagnostic tests.

Healthcare reform measures could hinder or prevent the commercial success of our diagnostic tests.

In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system in ways that may harm our future revenues and profitability and the demand for our diagnostic tests. Federal and state lawmakers regularly propose and, at times, enact legislation that would result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. Current and future legislative proposals to further reform healthcare or reduce healthcare costs may limit coverage of or lower reimbursement for the procedures associated with the use of our diagnostic tests.

The effect of any healthcare reform initiative implemented in the future could impact our revenue from the sale of our diagnostic tests. For example, the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), contains a number of provisions, including those governing enrollments in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs.

There have been judicial challenges to certain aspects of the ACA, as well as efforts by Congress to repeal, replace or alter the implementation of certain aspects of the ACA. Most recently, the Supreme Court of the United States granted certiorari on March 2, 2020, for a Texas District Court case, which invalidated the ACA in its entirety because he concluded that the individual mandate was unconstitutional. Although the Supreme Court of the United States reversed the holding and remanded the case back to the Texas District Court, it is unclear how the Texas District Court will rule, as it is unclear how any future decisions, subsequent appeals, and other efforts to challenge, repeal, or replace, or alter the implementation of the ACA will affect our business, financial condition and results of operations.

Congress may continue to pursue significant changes to the current healthcare laws. We face uncertainties that might result from modifications or repeal of any of the provisions of the ACA, including as a result of current and future executive orders and legislative actions. The impact of those changes on us and potential effect on the medical device industry as a whole is currently unknown. Any changes to the ACA are likely to have an impact on our results of operations, and may negatively affect our business, financial condition and results of operations. We cannot predict what other healthcare programs and regulations will ultimately be implemented at the federal or state level or the effect of any future legislation or regulation in the United States on our business, financial condition and results of operations.

The continuing efforts of the government, insurance companies, managed care organizations and other payers of healthcare services to contain or reduce costs of healthcare may harm:

•	our ability to set a price that we believe is fair for our diagnostic tests;

•	our ability to generate revenue and achieve or maintain profitability; and

•	the availability of capital.

The ACA substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacts our industry. Future changes in healthcare policy could increase our costs and subject us to additional regulatory requirements that may interrupt commercialization of our current and future solutions. Future changes in healthcare policy could also decrease our revenue and impact sales of and reimbursement for our in-development and future diagnostic tests.

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We must comply with healthcare fraud and abuse laws.

Various federal and state laws, as well as the laws of foreign countries, prohibit payments to induce the referral, purchase, order or use of healthcare products or services and require medical device companies to limit prevent, and/or monitor, and report certain payments to third-party payers, health care professionals, and other individuals. These healthcare fraud and abuse anti-kickback, public reporting and aggregate spend laws affect our sales, marketing and other promotional activities by limiting the kinds of financial arrangements, including sales programs, we may have with cancer treatment providers, hospitals, physicians or other potential purchasers or users, including patients, of medical devices and services. In particular, these laws influence, among other things, how we structure our sales offerings, including discount practices, customer support, education and training programs and physician consulting and other service arrangements. These laws prohibit certain marketing initiatives that are commonplace in other industries. If we were to offer or pay inappropriate inducements for the purchase, order or use of our diagnostic tests or our services, or our arrangements are perceived as inappropriate inducements, we could be subject to claims under various healthcare fraud and abuse laws.

Restrictions under applicable United States federal and state healthcare laws and regulations include the following:

•	the federal Anti-Kickback Statute, a criminal law, prohibits, among other things, persons and entities from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, in cash or in kind, to induce or reward purchasing, leasing, ordering, or arranging for, referring, or recommending the purchase, lease, order of any good or service for which payment may be made, in whole or in part, under federal healthcare programs such as Medicare and Medicaid;

•	the Eliminating Kickbacks in Recovery Act, which prohibits knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in return for the referral of a patient to, or in exchange for an individual using the services of certain entities, including laboratories, if the services are covered by a health care benefit program;

•	the Beneficiary Inducement Statute, which prohibits any person, organization, or entity from giving anything of value to a federal health care program beneficiary that is likely to induce or influence the beneficiary’s choice of provider, practitioner, or supplier for covered services;

•	the federal civil False Claims Act, which may be enforced through civil whistle-blower or qui tam actions and is often used to enforce the federal Anti-Kickback Statute and other healthcare laws and regulations, imposes civil penalties and potential exclusion from federal healthcare programs, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or for making a false record or statement material to an obligation to pay the federal government or for knowingly and improperly avoiding, decreasing or concealing an obligation to pay money to the federal government;

•	federal criminal statutes created by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) impose criminal liability for, among other things, knowingly and willfully executing or attempting to execute a scheme to defraud any healthcare benefit program, including private insurance plans, or, in any matter involving a healthcare benefit program, for knowingly and willfully making materially false, fictitious, or fraudulent statements in connection with the delivery of or payment for health care benefits; and

•	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payers, including private insurers.

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Other federal and state laws, as well as the laws of foreign countries, generally prohibit individuals or entities from knowingly presenting, or causing to be presented, claims for payments to government or commercial payers that are false or fraudulent, or for items or services that were not provided as claimed. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of product candidates and medical devices from government-funded healthcare programs, such as Medicare and Medicaid, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations. Moreover, any investigation into our practices could cause adverse publicity and require a costly and time-consuming response. If any physicians or other healthcare providers or entities with whom we expect to do business are found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government-funded healthcare programs.

Manufacturers can also be held liable under these laws if they are deemed to “cause” the submission of false or fraudulent claims by providing inaccurate billing or coding information to customers, by providing improper financial inducements, or through certain other activities. We attempt to ensure that any billing and coding information we provide for our diagnostic tests emphasizes the need for physicians and other providers to make independent judgments, use accurate and appropriate billing and coding that complies with all applicable payer policies, and document the medical need for their patients as appropriate. Nevertheless, the government may not regard any billing errors that may be made by our customers as inadvertent and may examine our role in providing information to our customers, physicians and patients concerning the benefits and potential coverage of more frequent therapy.

The regulatory clearance or approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and unpredictable. If we are ultimately unable to obtain any necessary or desirable regulatory approvals or clearances, or if such approvals or clearances are significantly delayed, our business will be substantially harmed.

The time required and ability to obtain clearance or approval by the FDA and comparable foreign regulatory authorities is unpredictable, typically takes several years following the commencement of clinical studies, and depends upon numerous factors, including the type, complexity, and novelty of our products. In addition, policies, laws, regulations, or the type and amount of clinical data necessary to gain clearance or approval may change during the course of a test’s clinical development and may vary among jurisdictions, which may cause delays in the clearance or approval of, or the decision not to approve, an application. Regulatory authorities have substantial discretion in the premarket review process and may refuse to accept any application, decide that our data are insufficient for clearance or approval, require additional clinical or other data, or determine that our manufacturing and quality systems are insufficient or in violation of applicable requirements. Even if we believe our data are sufficient to support regulatory approval, regulatory authorities may disagree that approval is warranted, or may require the generation and submission of additional data or data analyses and significantly delay approval.

Before a new medical device, or a new intended use of, claim for, or significant modification to an existing device, can be marketed in the United States, a company must first submit an application for and receive 510(k) clearance pursuant to a premarket notification submitted under Section 510(k) of the Federal Food, Drug, and Cosmetic Act (FDCA), de-novo classification, or “PMA” approval from the FDA, unless an exemption applies. Products that are approved through a PMA application generally need prior FDA approval before modifications can be made that affect safety or effectiveness, and certain modifications to a 510(k)-cleared device may also require FDA premarket review before the modified product can be marketed. We have not applied for regulatory clearance or approval for any of our products, and it is possible that we will never obtain regulatory clearance or approval.

FDA or other regulators can delay, limit, or deny premarket clearance or approval of a product for many reasons, including but not limited to the following:

•	FDA or comparable foreign regulatory authorities may disagree with the design, implementation, or results of, or interpretation of the data from, our clinical studies;

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•	FDA or comparable foreign regulatory authorities may determine that our product has not been shown to be safe and effective or has other characteristics that preclude us from obtaining marketing authorization or prevent or limit its commercial use (for example, a narrowed indication for use claim);

•	the population studied in the clinical program may not be sufficiently broad, generalizable, or representative of the intended target population of our product to assure effectiveness and safety in the population for which we seek authorization or clearance;

•	FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from clinical studies or may fail to accept data from clinical studies (or clinical sites), including if we fail to establish the integrity of our data;

•	FDA or comparable foreign regulatory authorities may determine that our clinical studies otherwise fail to comply with applicable regulations;

•	serious or unexpected adverse effects or other performance issues are identified with our products;

•	FDA or comparable foreign regulatory authorities may determine that our manufacturing or quality system fails to comply with applicable regulations or otherwise fails to meet the standards necessary to support approval; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

FDA regulation of our industry generally or our tests specifically could be disruptive to our business.

Our operations are subject to extensive federal, state, local and foreign laws and regulations, including FDA laws and regulations, all of which are subject to change. These laws and regulations are complex and are subject to interpretation by the courts and by government agencies. We believe that we are in material compliance with all statutory and regulatory requirements applicable to us, but there is a risk that one or more government agencies could take a contrary position, or that a private party could file suit under the qui tam provisions of the federal False Claims Act or a similar state law. Such occurrences, regardless of their outcome, could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations, and other private third-party payers.

In the United States, before we can market a new medical device, or a new use of, or claim for, an existing product, we must first receive either 510(k) clearance, PMA approval or approval of a de-novo application from the FDA, unless an exemption applies.

Government regulation of medical devices is meant to assure their safety and effectiveness, and includes regulation of, among other things:

• design, development and manufacturing;

• testing, labeling, including directions for use, processes, controls, quality assurance, packaging, storage, distribution, installation and servicing;

• pre-clinical studies and clinical trials;

• establishment registration and listing;

• test kit safety and effectiveness;

• marketing, sales and distribution;

• recordkeeping procedures;

• advertising and promotion;

• premarket authorization (510(k), PMA, de-novo, Emergency Use Authorization (EUA));

• corrections and removals and recalls;

• post-market surveillance, including reporting of deaths or serious injuries, and malfunctions that, if they were to recur, would be likely to cause or contribute to a death or serious injury; and

• product import and export.

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The FDA has recently increased its attention to marketing of pharmacogenetic tests. For example, in late 2018, the FDA issued a safety communication regarding genetic laboratory tests marketed directly to consumers or offered through health care providers with claims to predict a patient’s response to specific medications, based on their not having been reviewed by the FDA and potentially not being supported by clinical evidence. Among other tests, the FDA notice cited genetic tests that claim results can be used to help physicians identify which antidepressant medication would have increased effectiveness or side effects compared to other antidepressant medications. As explained by the FDA in its update to this safety communication, the FDA sent notices to several firms marketing such pharmacogenetic tests where the FDA believes the relationship between genetic variations and the medication’s effects has not been established. This included a Warning Letter issued in 2019 to the manufacturer of several genetic tests which had not been reviewed by the FDA for safety and effectiveness. This is an area of high FDA scrutiny based on the perceived public health risk of consumers relying on inadequately substantiated claims to guide treatment decisions.

We can provide no assurances that the FDA will not focus its attention on diagnostic tests, including those that we provide. If this were to happen, it may impact our marketing practices relating to the relevant tests, which in turn may have an adverse impact on our business, financial condition and results of operations.

Failure to comply with federal, state and foreign laboratory licensing requirements and the applicable requirements of the FDA or any other regulatory authority, could cause us to lose the ability to perform our tests, experience disruptions to our business, or become subject to administrative or judicial sanctions.

The diagnostic testing industry is subject to extensive laws and regulations, many of which have not been interpreted by the courts, including the application of the FDA’s Emergency Use Authorization (EUA) authority.

Our US lab partners are also subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA requires virtually all laboratories to be certified by the federal government and mandates compliance with various operational, personnel, facilities administration, quality and proficiency testing requirements intended to ensure that testing services are accurate, reliable and timely. CLIA certification is also a prerequisite to be eligible to bill state and federal health care programs, as well as many private third-party payers, for laboratory testing services. As a condition of CLIA certification, each of our laboratories is subject to survey and inspection every other year, in addition to being subject to additional random inspections. The biennial survey is conducted by CMS, a CMS agent (typically a state agency), or, if the laboratory holds a CLIA certificate of accreditation, a CMS-approved accreditation organization. Sanctions for failure to comply with CLIA requirements, including proficiency testing violations, may include suspension, revocation, or limitation of a laboratory’s CLIA certificate, which is necessary to conduct our business, as well as the imposition of significant fines or criminal penalties.

Any sanction imposed under CLIA, its implementing regulations, or state or foreign laws or regulations governing licensure, or our failure to renew a CLIA certificate, a state or foreign license, or accreditation, could have a material adverse effect on our business. If the CLIA certificate of any one of our laboratories is revoked, CMS could seek revocation of the CLIA certificates of our other laboratories based on their common ownership or operation, even though they are separately certified.

We may also be subject to regulation in foreign jurisdictions as we seek to expand international utilization of our tests or such jurisdictions adopt new licensure requirements, which may require review of our tests in order to offer them or may have other limitations that may limit our ability to make our tests available outside of the United States. Complying with licensure requirements in new jurisdictions may be expensive, time-consuming and subject us to significant and unanticipated delays. Changes in state or foreign licensure laws that affect our ability to offer and provide diagnostic services across state or foreign country lines could materially and adversely affect our business. In addition, state and foreign requirements for laboratory certification may be costly or difficult to meet and could affect our ability to receive specimens from certain states or foreign countries.

Failure to comply with applicable clinical laboratory licensure requirements may result in a range of enforcement actions, including suspension, limitation or revocation of our CLIA certificate and/or state licenses, imposition of a directed plan of action, onsite monitoring, civil monetary penalties, criminal sanctions and revocation of the laboratory’s approval to receive Medicare and Medicaid payment for its services, as well as significant adverse publicity. Any sanction imposed under CLIA, its implementing regulations, or state or foreign laws or regulations governing clinical laboratory licensure or our failure to renew our CLIA certificate, a state or foreign license or accreditation, could have a material adverse effect on our business, financial condition and results of operations. Even if we were able to bring our laboratory back into compliance, we could incur significant expenses and potentially lose revenue in doing so.

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Changes in the way that the FDA regulates tests performed by laboratories like ours could result in delay or additional expense in offering our tests and tests that we may develop in the future.

We intend to sell several of our products as laboratory developed tests (“LDTs”). LDTs are in vitro diagnostic tests that are intended for clinical use and are designed, manufactured, and used within a single laboratory. Although LDTs are classified as medical devices and the FDA has statutory authority to ensure that medical devices are safe and effective for their intended uses, the FDA has historically exercised enforcement discretion and has not enforced certain otherwise applicable medical device requirements with respect to LDTs (e.g., establishment registration, device listing, quality systems regulations, premarket clearance or approval, and post-market controls).

Legislative proposals addressing the FDA’s oversight of LDTs have been previously introduced, and we expect that new legislative proposals will be introduced from time to time. The likelihood that Congress will pass such legislation and the extent to which such legislation may affect the FDA’s plans to regulate LDTs as medical devices is difficult to predict. In March 2020, the Verified Innovative Testing in American Laboratories (“VITAL”) Act of 2020 was introduced in the Senate, which would expressly shift the regulation of LDTs from FDA to CMS. If VITAL or a similar statute were to be enacted, it could mean that the FDA regulatory burden would decrease; however, it could also potentially result in new CMS requirements for LDTs. Moreover, if additional changes occur in the current requirements for LDTs, we may lose the ability to commercialize our tests without FDA premarket clearance or approval, which would require us to incur substantial costs and delays in offering our tests and tests that we may develop in the future and subject such tests to additional regulatory requirements.

Moreover, even if it does not modify its policy of enforcement discretion, the FDA may disagree that we are marketing our LDTs within the scope of this policy and may impose significant regulatory requirements or take enforcement actions. The FDA may request that we provide additional analyses and information beyond that which we intend to produce based on the designs of our current and planned clinical studies, or that we modify or narrow our intended use or product claims. A delay in the launch of our products, or significantly narrowing their intended uses, could negatively impact our revenues, financial condition, business, prospects, and/or results of operations.

If premarket review is required for some or all of our products, the FDA may require that we stop selling our products pending clearance or approval, which would negatively impact our business. Even if our products are allowed to remain on the market prior to required clearance or approval, demand or reimbursement for our products may decline if there is uncertainty about our products, if we are required to label our products as investigational by the FDA, or if the FDA limits the labeling claims we are permitted to make for our products. As a result, we could experience significantly increased development costs and a delay in generating additional revenue from our products, or from other products now in development.

Finally, if the FDA asserts active regulatory authority over our products (i.e., determines them ineligible for the enforcement discretion), we will need to implement all of the required post-market controls for regulated medical devices including compliance with all applicable provisions of the FDA’s Quality System Regulation (“QSR”), medical device reporting, corrections and removals, etc.

Legislative or regulatory reforms may make it more difficult and costly for us to obtain regulatory clearance or approval of any future diagnostic tests and to manufacture, market and distribute our diagnostic tests after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. For example, the Verifying Accurate, Leading-edge IVCT Development (VALID) Act recently introduced in Congress would codify into law the term “in vitro clinical test” (IVCT) in order to create a new medical product category separate from medical devices that would include products currently regulated as in vitro diagnostics as well as LDTs. It would establish a risk-based approach to imposing requirements on in vitro tests, including LDTs, related to premarket review, quality systems, and labeling requirements. Depending on the approach adopted under any potential legislation, certain LDTs (likely those of higher risk) may be required to undergo some form of premarket review, potentially with a transition period for compliance and a grandfathering provision.

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In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our diagnostic tests. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of planned or future diagnostic tests. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

Any change in the laws or regulations that govern the clearance and approval processes relating to our current, planned and future diagnostic tests could make it more difficult and costly to obtain clearance or approval for new diagnostic tests or to produce, market and distribute existing diagnostic tests. Significant delays in receiving clearance or approval or the failure to receive clearance or approval for any new diagnostic tests would have an adverse effect on our ability to expand our business.

Any product for which we obtain regulatory clearance or approval will be subject to extensive ongoing regulatory requirements, and we may be subject to penalties if we or our partners fail to comply with regulatory requirements or if we experience unanticipated problems with our products.

Any product for which we obtain regulatory clearance or approval from the FDA or other regulators, along with the manufacturing processes, post-market surveillance, labeling, packaging, advertising, and promotion, distribution, storage, import, export, reporting, and recordkeeping for such product, will be subject to continued regulatory review, oversight, requirements, and periodic inspections by the FDA and comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports; registration and listing requirements; requirements relating to quality control, quality assurance, and corresponding maintenance of records and documents; requirements relating to recalls, removals, and corrections; and requirements relating to product labeling, advertising and promotion, and recordkeeping. The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The FDA enforces these regulatory requirements through, among other means, periodic unannounced inspections. We do not know whether we will be found compliant in connection with any future regulatory inspections.

Regulatory clearance or approval of a test or device may be subject to limitations by the regulatory body as to the indicated uses for which the product may be marketed or to other conditions of clearance or approval. In addition, clearance or approval may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the test or device. After clearance or approval, discovery of problems with our product, suppliers, vendors, or contract manufacturers, or manufacturing processes (including software validation), and/or failure to comply with regulatory requirements, may result in actions such as:

•	restrictions on operations of our laboratory;

•	restrictions on manufacturing processes;

•	restrictions on marketing of a product;

•	untitled or warning letters;

•	withdrawal or recall of the product from the market or seizure of the product;

•	refusal to approve applications or supplements to approved applications that we may submit;

•	fines, restitution or disgorgement of profits or revenue;

•	suspension, limitation or withdrawal of regulatory approvals or clearances;

•	exclusion from participation in U.S. federal or state healthcare programs, such as Medicare and Medicaid;

•	safety communications;

•	refusal to permit the import or export of our product;

•	injunctions; or

•	imposition of civil or criminal penalties.

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For any of our products that are approved or cleared by the FDA, we will be required to report to the FDA certain information about adverse medical events or malfunctions, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition and results of operations. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.

For products for which we obtain FDA clearance or approval, we will be subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of our products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. If we fail to comply with our reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device clearance or approval, seizure of our products, or delay in clearance or approval of future products.

The FDA and foreign regulatory bodies have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future. Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new clearances or approvals for the device before we may market or distribute the corrected device. Seeking such clearances or approvals may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA Warning letters, product seizure, injunctions, administrative penalties or civil or criminal fines.

Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect our sales. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

To obtain and maintain FDA approvals or clearances, our products will need to be manufactured in accordance with federal and state regulations, and we could be forced to recall our devices or terminate production if we or our partners fail to comply with these regulations.

If our products are actively regulated as medical devices (as opposed to falling under the LDT enforcement discretion), the methods used in, and the facilities used for, their manufacture must comply with the QSR a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labeling, packaging, handling, storage, distribution, installation, servicing and shipping of medical devices. Furthermore, we will be required in that case to verify that our suppliers maintain facilities, procedures and operations that comply with our quality standards and applicable regulatory requirements. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors. Our products are also subject to similar state regulations and various laws and regulations of foreign countries governing manufacturing.

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Our third-party manufacturers may not take the necessary steps to comply with applicable regulations, which could cause delays in the delivery of our products. In addition, failure to comply with applicable FDA requirements or later discovery of previously unknown problems with our products or manufacturing processes could result in, among other things: Warning letters or Untitled letters; fines, injunctions or civil penalties; suspension or withdrawal of approvals; seizures or recalls of our products; total or partial suspension of production or distribution; administrative or judicially imposed sanctions; FDA refusal to grant pending or future clearances or approvals for our products; clinical holds; refusal to permit the import or export of our products; and criminal prosecution of us, our suppliers, or our employees. Any of these actions could significantly and negatively affect supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and experience reduced sales and increased costs.

Obtaining and maintaining regulatory authorization of our products in one jurisdiction does not mean that we will be successful in obtaining regulatory authorization of our products in other jurisdictions.

Obtaining and maintaining regulatory authorization of products in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory authorization in any other jurisdiction, but a failure or delay in obtaining regulatory authorization in one jurisdiction may have a negative effect on the regulatory authorization process in others. For example, even if the FDA or a comparable foreign regulatory authority grants clearance or approval of our products, comparable regulatory authorities in foreign jurisdictions may also need to authorize the products in those countries, which may be a new review process. Premarket authorization processes vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional clinical studies, because clinical studies conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions or the data may not be considered applicable to the jurisdiction’s intended patient population. In some cases, the price that we intend to charge for our products may also be subject to approval.

Obtaining foreign regulatory authorization and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties, and costs for us and could delay or prevent the introduction of our products in certain countries. If we fail to comply with the regulatory requirements in other jurisdictions, or we fail to receive necessary or desirable marketing authorizations in other jurisdictions, our target market will be reduced and our ability to realize the full market potential of our products will be harmed.

Clinical trials may be necessary to support future product submissions to the FDA. These clinical trials are expensive and will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in our clinical trials will prevent us from commercializing any in-development, modified or new diagnostic tests and will adversely affect our business, operating results and prospects.

Initiating and completing clinical trials necessary to support any future PMA applications or other regulatory premarket submissions, and additional safety and efficacy data beyond that typically required for a 510(k) clearance for our possible future product candidates, will be time consuming and expensive and the outcome uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product we advance into clinical trials may not have favorable results in later clinical trials.

Conducting successful clinical studies will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient participation and follow-up depends on many factors, including the size of the patient population, the nature of the trial protocol, the attractiveness of, or the discomforts and risks associated with, the treatments received by enrolled subjects, the availability of appropriate clinical trial investigators, support staff, and proximity of patients to clinical sites and ability to comply with the eligibility and exclusion criteria for participation in the clinical trial and patient compliance.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy is required and we may not adequately develop such protocols to support FDA clearance and approval. Further, the FDA may require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis applicable to our clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may cause an increase in costs and delays in the approval and attempted commercialization of our diagnostic tests or result in the failure of the clinical trial. In addition, despite considerable time and expense invested in our clinical trials, the FDA may not consider our data adequate to demonstrate safety and efficacy. Such increased costs and delays or failures could adversely affect our business, operating results and prospects.

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If the third parties on which we rely to conduct our clinical trials and to assist us with pre-clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for or commercialize our diagnostic tests and services.

We may not have the ability to independently conduct our pre-clinical and clinical trials for our future diagnostic tests and services and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated. Additionally, we may not be able to obtain regulatory approval for, or successfully commercialize, our diagnostic tests and services on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

The data that we collect may be vulnerable to breach, loss or misuse, and our handling of such data may be impacted by changes in data privacy and protection laws and regulations, which could increase operational costs or result in regulatory penalties, litigation, or reputational harm.

In connection with our business, we maintain and process, and our third-party vendors, collaborators, contractors and consultants maintain and process on our behalf, a large quantity of sensitive information, including confidential business, personal and patient health information in connection with our clinical studies and our employees, and may be subject to data privacy and protection laws and regulations that apply to the collection, transmission, storage and use of personally identifying information, which among other things, impose certain requirements relating to the privacy, security and transmission of personal information. Despite our efforts to properly handle and protect this information in compliance with all applicable regulatory requirements, our facilities and systems and those of our third-party vendors, collaborators, contractors and consultants may be vulnerable to security breaches, theft, misplaced or lost data, and programming, procedural or human errors that could potentially lead to such information being compromised of handled improperly.

These laws, rules and regulations – both domestic and foreign – evolve frequently, and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. The interpretation and application of consumer, health-related and data protection laws, especially with respect to genetic samples and data, in the United States, the EU and elsewhere, are often uncertain and contradictory. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

In the United States, we may be subject to numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our collaborators. For example, the State of California legislature passed the California Consumer Privacy Act of 2018 (the “CCPA”), effective January 1, 2020, which grants certain rights to California residents with respect to their personal information.

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In addition, we may eventually operate in a number of countries outside of the United States whose laws may in some cases be more stringent than the requirements in the United States. The EU has specific requirements relating to cross-border transfers of personal data to certain jurisdictions, including to the United States. For example, since May 25, 2018, the GDPR has regulated the collection and use of personal data of data subjects in the EU and the European Economic Area. The GDPR applies extra-territorially under certain circumstances and imposes stringent requirements on controllers and processors of personal data, including, for example, requirements to obtain consent or other legal bases from individuals to process their personal data, provide robust disclosures to individuals, accommodate a set of individual data rights, provide data security breach notifications within 72 hours after discovering the breach, limit retention of personal information and apply enhanced protections to health data and other special categories of personal data. The GDPR provides that EU member states may make their own further laws and regulations limiting the processing of personal data, including genetic, biometric or health data, which could limit our ability to use and share personal data, could cause our costs to increase and could harm our financial condition. Failure to comply with the requirements of the GDPR and the applicable national data protection laws of the EU member states may result in significant fine, penalties, third-party liability, remediation costs, and others. To comply with the new data protection rules imposed by the GDPR, we may be required to put in place additional mechanisms ensuring compliance, which may result in other substantial expenditures. This may be onerous and adversely affect our business, financial condition, results of operations and the profitability of our platform of diagnostic tests. Currently, the GDPR is only applicable to us as a processor, but as we continue to expand into the European market, the GDPR will have direct applicability to us as a controller.

As we address the requirements of GDPR, CCPA and other applicable data privacy regulations, the actions taken by us may not prevent all data security breaches or ensure full compliance with all data privacy-related regulations or customer requirements, and any significant breach of the foregoing could have a material adverse effect on our business and reputation, as well as our financial condition, results of operations and cash flows.

Failure to comply with the HIPAA Privacy, Security and Breach Notification Regulations, as such rules become applicable to our business, may increase our operational costs.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of protected health information (“PHI”) and personal identifiable information (“PII”). These laws and regulations include HIPAA. HIPAA establishes a set of national privacy and security standards for the protection of PHI by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. We are a covered entity under HIPAA when we are conducting our clinical trials. We are a covered entity with regard to our observational studies and clinical trials, and also a business associate under HIPAA for certain other business activities, and we execute business associate agreements with our clients.

HIPAA requires covered entities and business associates, such as us, to develop and maintain policies with respect to the protection of, use and disclosure of electronic PHI, including the adoption of administrative, physical and technical safeguards to protect such information, and certain notification requirements in the event of a data breach.

HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $122 per violation and are subject to a cap of $1,919,173 for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities and business associates. With regard to business associates, those audits assess the business associate’s compliance with the HIPAA Privacy and Security Standards. Such audits are conducted randomly and after an entity experiences a breach affecting more than 500 individuals’ data. Undergoing an audit can be costly, can result in fines or onerous obligations, and can damage a business associate’s reputation.

In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of PHI and other types of PII. Some of these laws and regulations may be pre-empted by HIPAA with respect to PHI, or may exclude PHI from their scope but impose obligations with regard to PII that is not PHI, and in some cases, can impose additional obligations with regard to PHI. These laws and regulations are often uncertain, contradictory, and subject to changing or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future. This complex, dynamic legal landscape regarding privacy, data protection, and information security creates significant compliance issues for us and our clients and potentially exposes us to additional expense, adverse publicity and liability. While we have implemented data privacy and security measures in an effort to comply with applicable laws and regulations relating to privacy and data protection, some PHI and other PII or confidential information is transmitted to us by third parties, who may not implement adequate security and privacy measures, which can lead to government-imposed fines, orders requiring that we or these third-parties change our or their practices, among others.

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If we or these third parties are found to have violated such laws, rules or regulations, it could result in government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

Information technology (“IT”) failures and data security breaches, including as a result of cybersecurity attacks, could negatively impact our results of operations and financial condition, subject us to increased operating costs, and expose us to litigation.

We regularly monitor, defend against and respond to attacks to our networks and other information security incidents. Despite our information security efforts, our facilities, systems, and data, as well as those of our third-party service providers, may be vulnerable to privacy and information security incidents such as data breaches, viruses or other malicious code, cybersecurity attacks, coordinated attacks, data loss, phishing attacks, ransomware, denial of service attacks, or other security or IT incidents caused by threat actors, technological vulnerabilities or human error. If we, or any of our vendors that support our IT or have access to our data, including any third-party vendors that collect, process and store personal data on our behalf, fail to comply with laws requiring the protection of personal information, or fail to safeguard and defend personal information or other critical data assets or IT systems, we may be subject to regulatory enforcement and fines as well as private civil actions. We may be required to expend significant resources in the response, containment, mitigation of cybersecurity incidents as well as in defense against claims that our information security was unreasonable or otherwise violated applicable laws or contractual obligations.

Our employees, collaborators, independent contractors and consultants may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, collaborators, independent contractors and consultants may engage in fraudulent or other illegal activity with respect to our business. Misconduct by these employees could include intentional, reckless and/or negligent conduct or unauthorized activity that violates:

•	FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA authorities;

•	CMS regulations, including laws pertaining to clinical laboratory standards;

•	Foreign, federal and state healthcare fraud and abuse laws and regulations; or

•	laws that require the true, complete and accurate reporting of financial information or data.

In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by these parties could also involve individually identifiable information, including, without limitation, the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. Any incidents or any other conduct that leads to an employee, contractor, or other agent, or our company, receiving an FDA debarment or exclusion by the HHS Office of Inspector General could result in penalties, a loss of business from third parties, and severe reputational harm.

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In connection with this offering, we will adopt a Code of Business Conduct and Ethics and compliance policies to govern and deter such behaviors, but it is not always possible to identify and deter misconduct by our employees and other agents, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, treble damages, monetary fines, disgorgement, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, and curtailment of our operations.

Clinical development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Our ongoing research and development and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities both in the United States and abroad. We are currently conducting pre-and post-market clinical studies of some of our tests. In the future we may conduct clinical trials to support clearance and approval of new diagnostic tests and services. Clinical studies may need to be conducted in compliance with FDA regulations or the FDA may take enforcement action. The data collected from these clinical studies may ultimately be used to support marketing authorization for these diagnostic tests and services. Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims or that the FDA or foreign authorities and notified bodies will agree with our conclusions regarding them. We rely on data collected in foreign countries and we cannot be certain that the FDA accept all of the data collected outside the U.S. as support for our product candidate claims. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our tests are safe and effective for the proposed indicated uses, which could cause us to abandon development of our tests and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, may impact our ability to commercialize our tests and generate revenues.

Many of the factors that may cause or lead to a delay in the commencement or completion of clinical trials may also ultimately lead to delay or denial of regulatory clearance or approval. The commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the clinical trial.

We may find it necessary to engage contract research organizations to perform data collection and analysis and other aspects of our clinical trials, which might increase the cost and complexity of our trials. We may also depend on clinical investigators, medical institutions and contract research organizations to perform the trials, and would control only certain aspects of their activities. Nevertheless, we would be responsible for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on these third parties would not relieve us of our regulatory responsibilities. We and our third-party contractors are required to comply with good clinical practices (“GCPs”) which are regulations and guidelines enforced by the FDA, and comparable regulations enforced by foreign regulatory authorities for products in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any third-party contractor fails to comply with applicable GCPs, the clinical data generated in clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before clearing or approving our marketing applications. A failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory clearance or approval process. In addition, if these parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, or if the quality, completeness or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or for other reasons, our clinical trials may have to be extended, delayed or terminated.

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Many of these factors could be beyond our control. We may not be able to undertake additional trials, repeat trials or enter into new arrangements with third parties without undue delays or considerable expenditures. If there are delays in testing or clearances or approvals as a result of the failure to perform by third parties, our research and development costs would increase, and we may not be able to obtain regulatory clearance or approval for our tests. In addition, we may not be able to establish or maintain relationships with these parties on favorable terms, if at all. Each of these outcomes would harm our ability to market our tests, or to achieve sustained profitability.

We and our third-party suppliers must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how we do, or interrupt our, business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the generation, use, storage and disposal of hazardous materials. We work with materials, including chemicals, biological agents and compounds and samples that could be hazardous to human health and safety or the environment. Our operations also produce hazardous and biological waste products. Accordingly, we and our third-party manufacturers and suppliers are subject to federal, state, local and foreign environmental, health and safety laws and regulations, and permitting and licensing requirements, including those governing the generation, use, manufacture, storage, handling, transportation, release and disposal of, and exposure to, these materials, and worker health and safety.

We cannot eliminate the risk of contamination or injury resulting from such hazardous materials. We also cannot guarantee that the procedures utilized by our third-party manufacturers for handling and disposing of hazardous materials and wastes comply with all applicable environmental, health and safety laws and regulations. As a result, we may be held liable for any resulting damages, costs or liabilities, including clean-up costs and liabilities, which could be significant, or our commercialization, research and development efforts and business operations may be restricted or interrupted.

Environmental, health and safety laws and regulations are complex, change frequently and have tended to become more stringent. Compliance with such laws and regulations is expensive, and current or future environmental, health and safety laws and regulations may restrict our operations. If we do not comply with applicable environmental health and safety laws and regulations, and permitting and licensing requirements, we may be subject to fines, penalties, a suspension of our business or other sanctions.

Risks Related to Our Intellectual Property

Our success may be impaired if we are unable to obtain, maintain and protect our intellectual property rights.

Our commercial success will depend in part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our diagnostic tests, products and services and technology. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws, to protect our proprietary technology and prevent others from duplicating our suite of diagnostic tests and products. However, these means may afford only limited protection and may not:

•	prevent our competitors from duplicating our diagnostic tests and products, including our Mitomic tests;

•	prevent our competitors from gaining access to our proprietary information and technology; or

•	allow us to gain or maintain a competitive advantage.

Seven out of the nine patent families issued in MDNA’s portfolio will expire within the next six years. Composition of matter and diagnostic methods patents relating to the Mitomic® Prostate Test and breast cancer assays that are still in development and have not yet been approved under the regulations of the FDA or any other regulator are among the patents that expire within six years, with several of these patents expiring as soon as 2026. Specifically, 34 issued and one pending patent from eight families relating to MPT, prostate, and breast cancer assays expire within the next 6 years, with 17 of those issued patents from three of those families relating to MPT and prostate cancer expiring in 2026. Expiration of patents negatively impacts the ability to license the patent rights directly as well as enforce our rights against competitors. Competitors may reverse-engineer our products and compete directly with us in any market where a patent is no longer in force. This may require MDNA to reduce the sales price of existing products to remain competitive, invest in further research and development to improve product performance and obtain new patent protection, and/or expend additional funds on marketing to promote brand loyalty. Any of our patents, including those we may license, may be challenged, invalidated, rendered unenforceable or circumvented. Consequently, we do not know whether any of our diagnostic tests, products and services will be protectable or remain protected by valid and enforceable patents. We may not prevail if our patents are challenged by competitors or other third parties. Furthermore, competitors may be able to design around our patents by developing similar or alternative technologies or products in a non-infringing manner, or obtain patent protection for more effective technologies, designs or methods, including for treating cancer and endometriosis. If these developments were to occur, our diagnostic tests and products may become less competitive, and sales may decline.

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We have filed 14 patent applications seeking protection of diagnostic tests and other inventions originating from our research and development. Our patent applications may not result in issued patents, and any patents that are issued may not provide meaningful protection against competitors or competitive technologies. Further, the examination process may require us to narrow the claims for our pending patent applications, which may limit the scope of patent protection that may be obtained if these applications issue. The scope of a patent may also be reinterpreted and significantly reduced after issuance. Even if patent applications we license or own currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with the protection or competitive advantages we are seeking.

Moreover, some of our patents and patent applications may in the future be co-owned with third parties. If we are unable to obtain or maintain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we may need the cooperation of any such co-owners of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

The patent position of biotechnology companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. No consistent policy regarding the breadth of claims allowed in biotechnology and pharmaceutical patents has emerged to date in the United States or in many foreign jurisdictions. For that reason, outcomes remain unpredictable, which could weaken our and our licensors’ ability to obtain new patents or to enforce our existing owned or in-licensed patents and patents that we might obtain or in-license in the future. In addition, the determination of patent rights with respect to pharmaceutical compounds and technologies commonly involves complex legal and factual questions, which has in recent years been the subject of much litigation. Various courts, including the United States Supreme Court have rendered decisions that affect the scope of patentability of certain inventions or discoveries relating to biotechnology. These decisions state, among other things, that a patent claim that recites an abstract idea, natural phenomenon or law of nature (for example, the relationship between particular genetic variants and cancer) are not themselves patentable. Precisely what constitutes a law of nature or abstract idea is uncertain, and it is possible that certain aspects of our technology could be considered unpatentable under applicable law. As a result, the issuance, scope, validity, enforceability, and commercial value of our patent rights are highly uncertain. Additionally, our pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. The scope of patent protection outside of the United States is also uncertain. Changes in either the patent laws or their interpretation in the United States and other countries may diminish our ability to protect our inventions, obtain, maintain, and enforce our intellectual property rights and, more generally, could affect the value of our intellectual property rights or narrow the scope of our owned and licensed patents.

If we are unable to obtain and maintain patent protection for our technology, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize diagnostic tests, products and services similar or superior to ours, and our competitive position may be adversely affected. It is also possible that we will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them. Therefore, we may miss potential opportunities to strengthen our patent position. In addition, the patent prosecution process is expensive, time-consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost or in a timely manner.

Additionally, while software and other of our proprietary works may be protected under copyright law, we have chosen not to register any copyrights in these works, and instead, primarily rely on protecting our software as a trade secret. In order to bring a copyright infringement lawsuit in the United States, the copyright must be registered. Accordingly, the remedies and damages available to us for unauthorized use of our copyrights may be limited.

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 If we are unable to protect the confidentiality of our trade secrets, our business and competitive position may be harmed.

In addition to seeking patent protection for the patents underlying our diagnostic tests, products and services, we also rely upon unpatented trade secrets, know-how and continuing technological innovation to develop and maintain a competitive position. Trade secrets and know-how can be difficult to protect. We seek to protect such proprietary information, in part, through confidentiality agreements with our employees, collaborators, contractors, advisors, consultants and other third parties and invention assignment agreements with our employees. We also have agreements with some of our consultants that require them to assign to us any inventions created as a result of their working with us. The confidentiality agreements are designed to protect our proprietary information and, in the case of agreements or clauses containing invention assignment, to grant us ownership of technologies that are developed through a relationship with employees or third parties.

Additionally, despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to, or independently developed by, a competitor or other third party, our competitive position would be materially and adversely harmed. Furthermore, we expect these trade secrets, know-how and proprietary information to over time be disseminated within the industry through independent development, the publication of journal articles describing the methodology and the movement of personnel from academic to industry scientific positions. Consequently, we may be unable to prevent our proprietary technology from being exploited in the United States and abroad, which could affect our ability to expand in domestic and international markets or require costly efforts to protect our technology.

Additionally, we may be subject to claims from third parties challenging our ownership interest in intellectual property rights we regard as our own, based on claims that our employees or consultants have breached an obligation to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against any other claims, and it may be necessary, or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages, a court could prohibit us from using technologies or features that are essential to our diagnostic tests or products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our in-development and future diagnostic tests, products and services.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. In 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law, including the way patent applications are prosecuted and litigated. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, patent reform legislation and judicial holdings may pass in the future that could lead to additional uncertainties and increased costs surrounding the prosecution, enforcement and defense of our patents and applications. Similarly, foreign courts have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. We cannot predict future changes in the interpretation of patent laws or changes to patent laws that might be enacted into law by United States and foreign legislative bodies. Those changes may materially affect our patents or patent applications and our ability to obtain additional patent protection in the future.

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If our trademarks and tradenames are not adequately protected, then we may not be able to build name recognition in our markets and our business may be adversely affected.

Our trademarks or trade names may be challenged, infringed, circumvented, declared generic or determined to be violating or infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these trademarks or trade names, which we need to build name recognition among potential partners and customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement, or dilution claims brought by owners of other trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected.

We have not yet registered certain of our trademarks in all of our potential markets, although we have registered several connected to our diagnostic tests, products and services in the United States. If we apply to register these and trademarks in the United States and other countries, our applications may not be allowed for registration in a timely fashion or at all, and our registered trademarks may not be maintained or enforced. During trademark registration proceedings, we may receive rejections. Although we would be given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the United States Patent and Trademark Office (USPTO) and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademark applications and registrations, and our trademarks may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would.

Our efforts to enforce or protect our rights related to trademarks, trade secrets, domain names or other intellectual property rights may be ineffective, could result in substantial costs and diversion of resources and could adversely affect our business, financial condition and results of operations.

We may become involved in lawsuits to protect or enforce our patents, the patents of our licensors or other intellectual property rights, which could be expensive, time consuming and unsuccessful.

Competitors or other third parties may infringe, misappropriate or otherwise violate our patents, the patents of our licensors or other intellectual property rights, or we may be required to defend against claims of infringement, misappropriation or other violations. In addition, our patents also may become involved in inventorship, priority or validity disputes. To counter or defend against such claims can be expensive and time-consuming. Even if resolved in our favor, litigation or other proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our management and other personnel from their normal responsibilities. If securities analysts or investors perceive the litigation developments or proceedings results to be negative, it could have a substantial adverse effect on the price of our Common Stock.

Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Further, any claims we assert against perceived infringers can lead to those parties asserting counterclaims against us alleging infringement from our side. These proceedings can lead to our intellectual property right to be deemed invalid or unenforceable, which have unpredictable outcomes, but may include us losing at least part, or all, of the patent protection on our diagnostic tests, products and services. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation.

Third parties also may raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions, including opposition proceedings. Such proceedings could result in the revocation or cancellation of or amendment to our patents in such a way that they no longer cover our diagnostic tests, products and services or prevent third parties from competing with our diagnostic tests, products and services.

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Any of the foregoing could have a material adverse effect on our business, financial condition or results of operations.

Obtaining and maintaining our patent protection depends on compliance with various required procedures, document submissions, fee payments and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States at several stages over the lifetime of the patents and/or applications. We have systems in place to remind us to pay these fees, and we employ an outside firm and rely on our outside counsel to pay these fees due to non-United States patent agencies. We are also dependent on our licensors to take the necessary action to comply with these requirements with respect to our licensed intellectual property rights. The USPTO and various non-US governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors may be able to enter the market without infringing our patents and this circumstance would have a material adverse effect on our business.

We may not have been the first company to make the inventions covered by our pending patents because publications of discoveries in the scientific literature often lag behind the actual discoveries.

We may not be aware of all third-party intellectual property rights potentially relating to our current or future diagnostic tests, products or services. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until approximately 18 months after filing or, in some cases, not until such patent applications issue as patents. We, or our current or future license partners or collaborators, might not have been the first to make the inventions covered by each of our pending patent applications and we might not have been the first to file patent applications for these inventions. To determine the priority of these inventions, we may have to participate in interference proceedings, derivation proceedings or other post-grant proceedings declared by the USPTO. The outcome of such proceedings is uncertain, and other patent applications may have priority over our patent applications. Such proceedings could also result in substantial costs to us and divert our management’s attention and resources.

Patent terms may be inadequate to protect our competitive position on our in-development and future diagnostic tests, products and services for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest United States non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Seven out of the nine patent families issued in MDNA’s portfolio will expire within the next six years.

Even if patents covering our diagnostic tests, products and services are obtained, once the patent life has expired, we may be open to competition from competitive diagnostic tests, products and services. Given the amount of time required for the development, testing and regulatory review of potential new diagnostic tests, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing diagnostic tests, products or services similar or identical to ours.

We may not be able to protect our intellectual property rights throughout the world.

Third parties may attempt to commercialize competitive diagnostic tests, products or services in foreign countries where we do not have any patents or patent applications and/or where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

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Filing, prosecuting and defending patents on our diagnostic tests, products and services in all countries throughout the world would be prohibitively expensive, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing diagnostic tests or products made using our inventions in and into the United States or other jurisdictions. Competitors may use our diagnostic tests, products, services and technologies in jurisdictions where we have not obtained patent protection to develop their own diagnostic tests and, further, may export otherwise infringing diagnostic tests or products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These diagnostic tests and products may compete with our diagnostic tests, products or services and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many countries, including India, China, and certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our current or future licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition and results of operations may be adversely affected.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•

others may be able to make diagnostic tests or products that are similar to our Mitomic tests or utilize similar technology that is not covered by the claims of our patents or that incorporates certain technology in our Mitomic tests that is in the public domain;

•	we, or our current or future licensors or collaborators, might not have been the first to make the inventions covered by the applicable issued patent or pending patent application that we own or license now or may own or license in the future;

•	we, or our current or future licensors or collaborators, might not have been the first to file patent applications covering certain of our or their inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	it is possible that our current or future pending patent applications will not lead to issued patents;

•	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;

•	our competitors or other third parties might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive diagnostic tests, products and services for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;

•	the patents of others may harm our business; and

•	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property rights.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

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Risks Related to this Offering and Ownership of Our Common Stock

There has been no prior public market for our Common Stock and an active trading market may not develop.

Prior to this offering, there has been no public market for our Common Stock. An active trading market may not develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of your shares of Common Stock and your ability to sell your shares of Common Stock at the time you wish to sell them. An inactive trading market may also impair our ability to both raise capital by selling shares of Common Stock and acquire other complementary diagnostic tests, technologies or businesses by using our shares of Common Stock as consideration.

Upon closing of this offering, we expect that our Common Stock will be listed on the Nasdaq Capital Market. If we fail to satisfy the continued listing standards of the Nasdaq Capital Market, however, we could be de-listed, which would negatively impact the price of our Common Stock. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A de-listing of our Common Stock from the Nasdaq Capital Market may materially impair our shareholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital in the future.

If we fail to meet the minimum requirements for listing on the Nasdaq Capital Market, we will not proceed with this offering.

Currently, our officers and directors own a large number of our outstanding stock, and, as a result, they may have certain influence in the corporate decisions of the Company.

Currently, our directors, and officers beneficially own 93%  of the Company’s current outstanding Common Stock entitled to vote, and such stockholders’ interests may conflict with other stockholders, who may be unable to influence management and exercise control over our business. Following the consummation of this offering, our directors and officers will own approximately 38% of our shares of Common Stock. As a consequence, our directors and officers will have the power to affect our management and affairs and overall matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or our assets, for the foreseeable future. This concentrated control limits or restricts the ability of our other stockholders to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial, and the market price of our Common Stock could be adversely affected.

We expect that the price of our Common Stock will fluctuate substantially, and you may not be able to sell the shares you purchase in this offering at or above the offering price.

The initial public offering price for the shares of our Common Stock sold in this offering is determined by negotiation between the representatives of the underwriters and us. This price may not reflect the market price of our Common Stock following this offering. In addition, the market price of our Common Stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•	volume and customer mix for our Mitomic testing;

•	the introduction of new diagnostic tests or enhancements to such tests by us or others in our industry;

•	disputes or other developments with respect to our or others’ intellectual property rights;

•	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced diagnostic tests on a timely basis;

•	product liability claims or other litigation;

•	quarterly variations in our results of operations or those of others in our industry;

•	media exposure of our diagnostic tests or of those of others in our industry;

•	changes in governmental regulations or in the status of our regulatory approvals or applications;

•	changes in earnings estimates or recommendations by securities analysts; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. Broad market and industry factors may significantly affect the market price of our Common Stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Common Stock shortly following this offering. If the market price of shares of our Common Stock after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

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In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our Common Stock develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Common Stock will have had relatively little experience with us, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

We are an “emerging growth company” and a “smaller reporting company,” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may take advantage of certain exemptions and relief from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). We will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements; we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. Additionally, because we have taken advantage of certain reduced reporting requirements, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering.

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We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common shares held by nonaffiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Investors may find our Common Stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the price of our Common Stock may decline or become more volatile.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our Common Stock.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. It is possible that interpretation, industry practice and guidance may evolve over time. If our assumptions change or if actual circumstances differ from our assumptions, our operating results may be adversely affected and could fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our Common Stock.

If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing Common Stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing Common Stock in this offering will incur immediate dilution of $4.53 per share, based on an assumed initial public offering price of $5.00 per share, the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and our pro forma as adjusted net tangible book value per share of Common Stock as of September 30, 2022. For more information on the dilution you may suffer as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered per share to the public in this offering. It is also due to the conversion of our Series A Preferred Stock and convertible debt into shares of our Common Stock upon the completion of this offering and the exercise of stock options granted to our employees as the conversion and exercise prices of such securities and options are substantially below the price offered per share to the public in this offering.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell their shares, could result in a decrease in the market price of our Common Stock. Immediately after this offering and after giving effect to the Preferred Conversions and Secured Convertible Notes Conversions, we will have 9,256,600 outstanding shares of Common Stock based on the number of shares outstanding as of September 30, 2022. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates. Of the remaining shares, shares are currently restricted as a result of securities laws or 180-day lock-up agreements but will be able to be sold after the offering as described in the section of this prospectus entitled “Shares Eligible For Future Sale.” Moreover, after this offering, holders of an aggregate of up to 1,649,279 shares of our Common Stock issuable upon the conversion of the shares of our Series A Preferred Stock that will be outstanding immediately prior to the consummation of this offering, will have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We also intend to register all shares of Common Stock that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market, subject to volume limitations applicable to affiliates and the lock-up agreements described in the section of this prospectus entitled “Underwriters.”

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We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment, and the failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

We expect to incur significant additional costs as a result of being a public company, which may adversely affect our business, financial condition and results of operations.

Upon completion of this offering, we expect to incur costs associated with corporate governance requirements that will become applicable to us as a public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Securities Exchange Act of 1934, as amended (the Exchange Act), as well as the rules of Nasdaq. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time-consuming. We also expect these rules and regulations to make it more expensive for us to maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors (the “Board of Directors”) or as executive officers. Accordingly, increases in costs incurred as a result of becoming a publicly traded company may adversely affect our business, financial condition and results of operations.

If we experience material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

As a result of becoming a public company, we will be required, under Section 404 of the Sarbanes-Oxley Act to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting beginning with our Annual Report on Form 10-K for the year ended September 30, 2022. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual and interim financial statements will not be detected or prevented on a timely basis.

We are further enhancing internal controls, processes and related documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. The effectiveness of our controls and procedures may be limited by a variety of factors, including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	fraudulent action of an individual or collusion of two or more people;

•	inappropriate management override of procedures; and

•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial control.

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When we cease to be an “emerging growth company” under the federal securities laws, our auditors will be required to express an opinion on the effectiveness of our internal controls. If we are unable to confirm that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our Common Stock to decline.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market price of our Common Stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporate Law.

In addition, as permitted by the Delaware General Corporate Law, our certificate of incorporation and our indemnification agreements that we have entered into with our directors and officers provide that:

•	we will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by applicable law. Such law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•	the rights conferred in our certificate of incorporation are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend our certificate of incorporation provisions to reduce our indemnification obligations to directors, officers, employees and agents.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY AND MARKET DATA

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

●	failure to comply with applicable FDA regulatory requirements or obtain FDA clearance or approval to commercially sell certain of our products in a timely manner or at all;

●	the expected growth of our business and our operations, and the capital resources needed to progress our business plan;

●	failure to scale up of the manufacturing process of our proposed products in a timely manner, or at all;

●	failure to manufacture our proposed products at a competitive price;

●	our ability to retain and recruit key personnel, including the continued development of a sales and marketing infrastructure;

●	reliance on third party suppliers for certain components of our proposed products;

●	reliance on third parties to commercialize and distribute our proposed products in the United States and internationally;

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●	changes in external competitive market factors;

●	uncertainties in generating sustained revenue or achieving profitability;

●	unanticipated working capital or other cash requirements;

●	changes in FDA regulations, including testing procedures, of medical devices and related promotional and marketing activities;

●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;

●	our ability to obtain and maintain intellectual property protection for our proposed products; and

●	changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the medical device industry.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our Common Stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Industry and Market Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market opportunity and market size, is based on information from various sources, including independent industry publications, such as Market Intel, the American Urological Association, the American Society for Clinical Oncology, and the American College of Obstetrics and Gynecology. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. This information involves a number of assumptions and limitations. We believe that the information from these industry publications that is included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $9.2 million (or $10.6 million if the representative of the underwriters exercise its over-allotment option to purchase additional shares of Common Stock in full), based upon an assumed initial public offering price of $5.00 per share, which is the mid-point of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $ 5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, would increase or decrease, as applicable, the net proceeds to us from this offering by approximately $1.9 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares we are offering. Each increase or decrease of 100,000 in the number of shares we are offering at the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, would increase or decrease, as applicable, the net proceeds to us from this offering by approximately $460,000, assuming the assumed initial public offering price remains the same.

We intend to use the net proceeds from this offering as follows:

●	approximately $3.5 million to fund our research and development activities which includes approximately $2.0 million to fund the completion of product development for the Mitomic Prostate Test and approximately $1.5 million to fund the completion of product development for the Mitomic Endometriosis Test;

●	approximately $1 million to fund the complete regulatory review process for both above mentioned product candidates which is comprised of $500,000 for the Mitomic Prostate Test and $500,000 for the Mitomic Endometriosis Test.

●	approximately $1.25 million to fund payment of accounts payable to vendors;

●	approximately $750,000 to pay deferred compensation to management; and

●	the remainder for working capital and other general corporate purposes, including the additional costs associated with being a public company.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, our sales, marketing and manufacturing efforts, any collaborations that we may enter into with third parties for our products and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

We believe opportunities may exist from time to time to expand our current business through the acquisition or in-license of complementary products and product candidates. While we have no current agreements or commitments for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and US government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our Board of Directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of September 30, 2022:

●	on an actual basis;

●

on a pro forma basis to give effect to the (i) conversion of all outstanding shares of our Series A Preferred Stock all of which, mandatorily convert upon the consummation of this offering; (ii)  certain Secured Convertible Notes which mandatorily convert; and (iii)  remaining Secured Convertible Notes whose holders have executed exchange agreements in order to convert, into an aggregate of 4,099,470 shares of Common Stock upon the closing of this offering; and

●

on a pro forma as adjusted basis to give further effect to our issuance and sale of 2,100,000 shares in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our Common Stock and other terms of this offering determined at pricing. You should read the following table in conjunction with “Use of Proceeds,” “Summary Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	As of September 30, 2022
	Actual	Pro Forma	Pro Forma As Adjusted(1)

Cash and cash equivalents	$38,239	$38,239	$9,198,239

Accounts payable and accrued expenses	$2,637,929	$3,323,687	$3,323,687
Accrued interest	1,007,805	272,549	272,549
Accrued interest - related parties	384,585	-	-

Notes payable - net of debt discount	465,015	465,015	465,015
Advance - related party	83,453	83,453	83,453
Convertible notes payable, net of debt discount	13,886,940	-	-
Convertible notes payable - related party, net of debt discount	5,280,183	-	-
PPP loan	7,702	7,702	7,702
Bounce back loan	56,339	56,339	56,339

Total debt	$19,779,632	$612,509	$612,509

Shareholders’ deficit:
Convertible preferred stock, $0.001 par value; 50,000,000 shares authorized; 20,022,245 shares issued and outstanding, actual; 50,000,000 shares authorized, 0 shares issued and outstanding, pro forma; 50,000,000 shares authorized, 0 shares issued and outstanding, pro forma as adjusted	20,022	-	-
Common Stock, par value $0.001 per share; 200,000,000 shares authorized, 1,407,851 shares issued and outstanding, actual; 200,000,000 shares authorized, 7,156,600 shares issued and outstanding, pro forma; 200,000,000 shares authorized, 9,256,600 shares issued and outstanding, pro forma as adjusted	1,408	7,156	9,256
Additional paid-in capital	28,885,747	48,501,227	57,659,127
Accumulated deficit	(52,287,274)	(52,287,274)	(52,287,274)
Accumulated other comprehensive loss	190,763	190,763	190,763
Total shareholders’ equity (deficit)	$(23,189,334)	$(3,588,128)	5,571,872

Total capitalization	$(3,409,702)	$(2,975,619)	$6,184,381

(1)       Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, each of cash and cash equivalents, additional paid-in capital, total shareholders’ (deficit) equity and total capitalization by approximately $1.9 million, assuming the number of shares offered by us, as stated on the cover page of this prospectus, remains unchanged and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of shares we are offering would increase or decrease, as applicable, each of cash and cash equivalents, additional paid-in capital, total shareholders’ (deficit) equity and total capitalization by approximately $500,000, assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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The number of shares of our Common Stock to be outstanding after this offering is based on shares of Common Stock outstanding as of September 30, 2022, and excludes:

●	2,632,782 shares of Common Stock issuable upon the exercise of warrants as of September 30, 2022;

●	9,267 shares of our Common Stock reserved for issuance upon settlement of restricted stock units granted pursuant to the 2015 RSU Plan; and

●	488,056 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2015 Plan, as of September 30, 2022.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering. Net tangible book value per share of Common Stock is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of our Common Stock.

Our historical net tangible book deficit as of September 30, 2022 was approximately $(25,198,052), or $(17.90) per share of Common Stock.

Our pro forma net tangible book value (deficit) as of September 30, 2022 was approximately $4,334,132, or $0.47 per share of our Common Stock.

Pro forma net tangible book value (deficit) per share represents the amount of our total tangible assets less our total liabilities, after giving effect to the conversion of all outstanding shares of our Series A Preferred Stock into an aggregate 1,649,279 shares of Common Stock and the conversion of all outstanding convertible debt into an aggregate of 4,099,470 shares of Common Stock upon the closing of this offering. Pro forma net tangible book value (deficit) per share represents pro forma net tangible book value (deficit) divided by the total number of shares outstanding as of September 30, 2022, after giving effect to the pro forma adjustments described above.

Pro forma as adjusted net tangible book value (deficit) is our pro forma net tangible book value, after giving further effect to (i) the sale of 2,100,000 shares of our Common Stock in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the application of the net proceeds from this offering as described in the section of this prospectus entitled “Use of Proceeds.” This amount represents an immediate increase in pro forma net tangible book value (deficit) of $18.37per share to our existing shareholders, and an immediate dilution of $4.53 per share to new investors participating in this offering.

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The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share	$5.00
Historical net tangible book deficit per share as of September 30, 2022	$(17.90)
Increase in pro forma net tangible book value (deficit) per share attributable to new investors participating in this offering	18.37

Pro forma as adjusted net tangible book value (deficit) per share after this offering		0.47

Dilution in pro forma net tangible book value (deficit) per share to new investors participating in this offering		$4.53

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the pro forma as adjusted net tangible book value (deficit) per share of Common Stock after this offering by approximately $0.23 per share of Common Stock and decrease or increase, as appropriate, the dilution in pro forma net tangible book value (deficit) per share of Common Stock to investors participating in this offering by approximately $0.77 per share of Common Stock, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a 100,000 share increase or decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the pro forma as adjusted net tangible book value (deficit) per share of Common Stock after this offering by approximately $0.05 and decrease or increase, as appropriate, the dilution in pro forma net tangible book value (deficit) per share of Common Stock to investors participating in this offering by approximately ($0.05), assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the representative of the underwriters exercises its over-allotment option to purchase 315,000 additional shares of our Common Stock in this offering in full, the pro forma as adjusted net tangible book value will increase to $0.15 per share of Common Stock, representing an immediate increase in pro forma net tangible book value to existing shareholders of $0.15 per share and an immediate dilution of $0.15 per share to new investors participating in this offering.

The following table sets forth, as of September 30, 2022, on the pro forma as adjusted basis described above, the differences between our existing shareholders and the purchasers of shares of Common Stock in this offering with respect to the number of shares of Common Stock purchased from us, the total consideration paid to us and the weighted average price paid per share paid to us, based on an assumed initial public offering price of $5.00  per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent
Existing shareholders	7,156,600	77%	$7,713,129	42%

New investors	2,100,000	23%	10,500,000	58%

Total	9,256,600	100%	$18,213,129	100%

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If the representative of the underwriters exercises its over-allotment option to purchase additional shares of our Common Stock in this offering in full, the number of shares held by existing shareholders will be reduced to 18% of the total number of shares of Common Stock that will be outstanding upon completion of this offering, and the number of shares of Common Stock held by new investors participating in this offering will be further increased to 82% of the total number of shares of Common Stock that will be outstanding upon completion of the offering.

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the total consideration paid by new investors by $1.9 million, assuming the number of shares we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Similarly, each increase or decrease of 100,000 shares in the number of shares offered by us would increase or decrease, as appropriate, the total consideration paid by new investors by $460,000, assuming that the assumed initial price to the public remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of Common Stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

The number of shares of our Common Stock to be outstanding after this offering is based on shares of Common Stock outstanding as of September 30, 2022, and excludes:

●	2,632,782 shares of Common Stock issuable upon the exercise of warrants as of September 30, 2022;

●	9,267 shares of our Common Stock reserved for issuance upon settlement of restricted stock units granted pursuant to the 2015 RSU Plan; and

●	488,056 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2015 Plan, as of September 30, 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with “Summary Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements and Industry and Market Data” in this prospectus. All share and per share numbers have been retroactively adjusted to reflect the 1-for-12.14 reverse stock split effected on October 12, 2022.

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Overview

We are an innovative life sciences company focused on the development of liquid biopsy tests based on the mitochondrial genome. We have discovered novel biomarkers and designed laboratory assays, which we refer to as our Mitomic Technology, that are intended to use mitochondrial DNA (mtDNA) to detect cancer earlier, more accurately, and less invasively than traditional methods. Though further technical development and clinical validation is required to determine efficacy in multiple diseases and disease states, our management believes that the unique structural and functional characteristics of mtDNA, and more specifically mutated mtDNA, make mtDNA a biological system for biomarker identification, early disease detection, monitoring, risk assessment, and therapeutic targeting.

We have a state-of-the-art clinical laboratory in Newcastle upon Tyne in the UK for research and development (“R&D”) on mitochondrial DNA and development of Mitomic liquid biopsy tests. This laboratory is an ISO 15189:2012 accredited medical testing laboratory – the highest international standard for medical testing, and is used by medical testing regulators worldwide and has capability for services for employers, schools, sports teams, and organizations in the UK and internationally. This bespoke laboratory facility is optimized for contamination prevention including dedicated workspaces for key functions; advanced molecular biology capabilities including digital PCR, real-time PCR, automated electrophoresis with scale-up capacity and redundancy; and automated and semi-automated (robotic) processes for DNA/RNA isolation and liquid handling to achieve efficient and standardized workflows.

Recent Developments

Increase of Authorized Shares

On October 4, 2022, the Company filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, reflecting the increase of its authorized shares to two hundred twenty million 220,000,000, divided into the following classes: 200,000,000 shares of common stock, $.001 par value per share; and 20,000,000 shares of preferred stock, $.001 par value per share.

On January 25, 2023, the Company filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, reflecting the increase of its authorized number of preferred stock to 50,000,000 shares of preferred stock, $.001 par value per share.

Reverse Stock Split

On October 12, 2022, the Company filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-12.14 reverse stock split of its outstanding shares of common stock. As a result of the reverse stock split, every 12.14 shares of the Company’s outstanding pre-reverse split common stock were combined and reclassified into one share of common stock.

September 2021 Bridge Financing – The 12% Secured Convertible Bridge Notes and Warrants

From September 30, 2021 through October 20, 2021, our Board of Directors authorized purchasers (the “Purchasers”) to purchase for an aggregate price of up to $3,000,000 in subscription amount of convertible promissory notes (each a “12% Secured Convertible Bridge Note” and collectively, the “12% Secured Convertible Bridge Notes”) and warrants (each a “12% Secured Convertible Bridge Warrant” and collectively, the “12% Secured Convertible Bridge Warrants”) to purchase an aggregate of 449,304 shares of Common Stock pursuant to a securities purchase agreement (the “Securities Purchase Agreement”). The Company issued $1,000,000 worth of 12% Secured Convertible Bridge Notes and 12% Secured Convertible Bridge Warrants pursuant to the Securities Purchase Agreement to the Purchasers. The 12% Secured Convertible Bridge Notes accrue interest of twelve percent (12%), have a maturity date of March 30, 2023 (the “Maturity Date”) and the conversion price is equal to (i) if no initial public offering has occurred as of the conversion date, $6.68; (ii) if an initial public offering has occurred prior to the Maturity Date, subject to a maximum of $24.48, seventy five percent (75%) of the lower of either the offering price or the opening share price of the Common Stock on the date of such initial public offering; or (iii) a reset price (as further discussed in the Securities Purchase Agreement) will be applied, if the Company issues any shares of Common Stock, including instruments convertible into shares of Common Stock at a per share price or conversion price which is less than the exercise price of the 12% Secured Convertible Bridge Notes then the conversion price of the 12% Secured Convertible Bridge Notes will be reduced to the lower price then in effect. The 12% Secured Convertible Bridge Warrants are each five-year warrants to purchase shares of Common Stock, with a one-hundred percent coverage (100%), at an exercise price of $13.35 per share in connection with the Securities Purchase Agreement. The 12% Secured Convertible Bridge Warrants were issued to the Purchasers on September 30, 2021.

On July 29, 2022, the Company issued an additional $300,000 worth of 12% Secured Convertible Bridge Notes and 12% Secured Convertible Bridge Warrants pursuant to the Securities Purchase Agreement to the Purchasers. The $300,000 12% Secured Convertible Bridge Warrant have the same terms as described above and the $300,000 12% Secured Convertible Bridge Notes have the same terms as described above except the maturity date is January 29, 2024.

On October 19, 2022, all noteholders holding notes which do not mandatorily convert upon the closing of the IPO, executed note exchange agreements in which the holders agreed to exchange their notes for shares of Common Stock to be issued by the Company upon the effectiveness of the registration statement for the IPO. The notes shall be converted into an amount of shares of the Company’s common stock equal to the aggregate principal amount divided by the lower of either the price per share of the IPO or the conversion price set forth in the note. Interest due on these notes from June 30, 2022, to the date the closing of this offering will be paid in cash.

On November 17, 2022, the Company extended $17,000,917 in convertible notes which includes $140,761 of the $166,856 in convertible notes that were previously in default as of September 30, 2022. The notes were extended to February 17, 2023. The notes shall be converted into an amount of shares of the Company’s common stock equal to the aggregate principal amount divided by the lower of either the price per share of the IPO or the conversion price set forth in the note. The expiration date of the warrants related to these notes were extended to December 31, 2023. As of the date of this filing, $195,424 in convertible notes are in default. The Company also extended $388,455 in notes payable to February 17, 2023. As of the date of this filing, $76,560 in notes payable are in default.

On November 20, 2022, the Company issued a $14,357 12% Secured Convertible Note with 2,150 warrants. The note converts at $6.68 if no initial public offering has occurred as of the conversion date or 75% of either the offering price, the opening share price of the Company’s common stock on the date of the initial public offering, with a maximum of $24.28, or if any convertible securities are issued with a conversion price less than the conversion price of this note, then the conversion price will be equal to the conversion price of that convertible security. The notes are due in full on the maturity date of January 28, 2024.

December 2022 Bridge Financing – The 12% Secured Convertible Bridge Notes and Warrants

Our Board of Directors authorized purchasers to purchase for an aggregate price of up to $1,000,000 in subscription amount of convertible promissory notes (each a “December 2022 12% Secured Convertible Bridge Note” and collectively, the “December 2022 12% Secured Convertible Bridge Notes”) and warrants (each a “December 2022 12% Secured Convertible Bridge Warrant” and collectively, the “December 2022 12% Secured Convertible Bridge Warrants”) to purchase an aggregate of 200,000 shares of Common Stock pursuant to a securities purchase agreement dated December 1, 2022 (the “December 2022 Securities Purchase Agreement”). The Company issued $26,315 and $100,000 worth of December 2022 12% Secured Convertible Bridge Notes and December 2022 12% Secured Convertible Bridge Warrants on December 6, 2022 and December 30, 2022 respectively pursuant to the December 2022 Securities Purchase Agreement. The December 2022 12% Secured Convertible Bridge Notes accrue interest of twelve percent (12%), have a maturity date of June 1, 2023 and the conversion price is equal to 75% of the offering price of the Common Stock (or unit price, if units are offered in the initial public offering) on the date of such initial public offering. The December 2022 12% Secured Convertible Bridge Warrants are each five-year warrants to purchase shares of common stock, with a one warrant for every $5 in principal with an exercise price of, subject to adjustment as provided thereunder, 125% of the lower of either the offering price of the Common Stock (or unit price, if units are offered in the initial public offering) on the date of such initial public offering.

Results of Operations

Comparison of the years ended September 30, 2022 and 2021

Revenues

During the years ended September 30, 2022 and 2021, the Company’s revenue decreased to $1,554,697 from $3,602,296. This decrease was due to a decreased demand for COVID-19 Antigen (PCR) testing services through our UKAS accredited ISO 15189:2012 medical laboratory.

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Cost of Sales

During the years ended September 30, 2022 and 2021, the Company’s cost of sales decreased to $887,177 from $1,819,352. This decrease was related to the decreased costs of reagents and consumables required to deliver COVID-19 testing services, which declined in the current period.

Research and Development

During the years ended September 30, 2022 and 2021, the Company’s research and development expenses increased to $1,934,077 from $717,066. This increase was due to increased research and development activities related to our candidate products.

General and Administrative Expenses

During the years ended September 30, 2022 and 2021, the Company’s general and administrative expenses decreased to $1,906,523 from $2,084,864. This decrease was due to the implementation of cost cutting measures and a decrease in the use of contractors and consultants.

Interest Expense

During the years ended September 30, 2022 and 2021, the Company’s interest expense related to debt increased to $1,715,205 from $1,303,289. During the years ended September 30, 2022 and 2021, the Company’s interest expense related to related party debt increased to $423,884 from $344,688. This increase was due to the issuance of our additional 12% Secured Convertible Bridge Notes.

During the years ended September 30, 2022 and 2021, the Company’s interest expense related to deferred compensation decreased to $2,729 from $19,166. This decrease was due to a reduction in deferred compensation.

During the years ended September 30, 2022 and 2021, the Company’s amortization of debt discount increased to $1,016,034 from $206,693. The increase was due to the increase in debt discount due to the sweetener on the notes and the derivative liability leading to an increase in the amortization expense.

Net Loss

During the years ended September 30, 2022 and 2021, the Company’s net loss increased to $6,065,868 from $2,999,522. The increase was primarily due to a decrease in revenue resulting from COVID testing revenue and an increase in R&D expenses.

Liquidity and Capital Resources

As of September 30, 2022, we had $38,239 in cash, and as of December 31, 2022, we had $220,849.30 in cash. We will require significant amounts of additional capital to continue to fund our operations and commence and complete our research and development activities. We currently have limited resources to continue to fund our operations and if we are not able to obtain additional cash resources, we will not be able to continue operations. We will continue seeking additional financing sources to meet our working capital requirements, make continued investment in research and development and make capital expenditures needed for us to maintain and expand our business. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, or if we expend capital on projects that are not successful, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, or we may even have to cease our operations. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Stock, including shares of Common Stock sold in this offering.

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Funding Requirements

Our primary use of cash is to fund operating expenses, which consist of research and development expenditures and various general and administrative expenses. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our outstanding accounts payable, accrued expenses and prepaid expenses.

Because of the numerous risks and uncertainties associated with research, development and commercialization of diagnostic products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

•	the scope, timing, progress and results of biomarker identification, test development, analytical validation and clinical validation for our products;

•	the costs of manufacturing our test kits for clinical validation studies and in preparation for regulatory approval and commercialization;

•	the extent to which we enter into collaborations or other arrangements with additional third parties in order to further develop our products;

•	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

•	expenses needed to attract and retain skilled personnel;

•	costs associated with being a public company;

•	the costs required to scale up our clinical, regulatory and manufacturing capabilities;

•

the costs of future commercialization activities, if any, including establishing sales, marketing, manufacturing and distribution capabilities, for any of our products for which we receive regulatory approval; and

•	revenue, if any, received from commercial sales of our product, should any of our products receive regulatory approval.

We will need additional funds to meet our operational needs and capital requirements for clinical validations, other research and development expenditures, and general and administrative expenses. We currently have no credit facility or committed sources of capital.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations through a combination of equity offerings, debt financings, government or other third-party funding, commercialization, marketing and distribution arrangements, other collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate our research, product development or future commercialization efforts, or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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For the Years Ended September 30, 2022 and 2021

We have incurred substantial operating losses since inception and expect to continue to incur significant operating losses for the foreseeable future. As of September 30, 2022, we had an accumulated deficit of $52,287,747. The Company has incurred recurring losses and the Company expects to continue to incur losses as a result of costs and expenses related to the Company’s clinical development and corporate general and administrative activities. We had a working capital deficit of $24,921,647 as of September 30, 2022.

Our financial statements have been prepared assuming that we will continue as a going concern.

Operating activities used $1,924,329 and $557,417 in cash for years ended September 30, 2022 and 2021, respectively. The use of cash in operating activities during the year ended September 30, 2022, primarily comprised of $6,065,868 net loss, $356,539 in depreciation and amortization, $1,016,034 in amortization of debt discount, an increase in accrued interest of $1,231,525, an increase in related party accrued interest of $369,496, a $671,433 increase of deferred compensation, and an increase of $363,842 in research tax credit receivable. The use of cash in operating activities during the year ended September 30, 2021, primarily comprised of $2,999,522 net loss, $348,139 in depreciation and amortization, $269,925 from interest expense related to the sweetener on capitalized interest, an increase in accrued interest of $1,010,372, an increase in related party accrued interest of $252,117, a $239,050 increase of deferred compensation, and a decrease of $232,420 in research tax credit receivable.

Investing activities used $26,781 and $63,932 in cash for the years ended September 30, 2022 and 2021, respectively. The use of cash in investing activities was due to the purchase of fixed assets for the years ended September 30, 2022 and 2021.

Financing activities provided $780,757 and $1,529,810 in cash years ended September 30, 2022 and 2021. The cash provided by operations for the year ended September 30, 2022 came from proceeds from convertible notes payable of $1,188,942, deferred offering costs of $292,749, and financing fees paid of $145,852. The cash provided by operations for the year ended September 30, 2021 came from proceeds from convertible notes payable of $1,222,341, proceeds from related party convertible notes payable of $629,894, and financing fees paid of $322,425.

Recent Accounting Pronouncements Not Yet Adopted

See Note 3 to our financial statements for the year ended September 30, 2022 included elsewhere in this prospectus for more information.

Critical Accounting Policies and Estimates

Research and Development

We incur research and development costs during the process of researching and developing our technologies and future offerings. We expense these costs as incurred unless such costs qualify for capitalization under applicable guidance.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

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The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered. If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of operations and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of operations and comprehensive income (loss). If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the consolidated statements of operations and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined its subsidiary’s local currency (the British Pound) to be the functional currency for its foreign subsidiary.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

The Company utilizes the Black Scholes valuation model to value the issuance of options and warrants. Forfeitures of stock options and warrants are recognized as they occur.  The inputs used in the Black Scholes model are as follows:

Stock Price: The Company has conducted a 409A analysis to determine the fair value of its stock.

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar expected term on the date of measurement.

Expected term: The Company uses the simplified method to calculate the expected term of share options and similar instruments as the Company does not have sufficient historical data to provide a reasonable basis upon which to estimate the expected term.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the instrument’s expected term.

Fair value of Common Stock

In order to determine the fair value of shares of our Common Stock, given the absence of a public trading market of our capital stock to date, the Company has exercised reasonable judgment and considered a number of objective and subjective factors to determine the best estimate of the fair value of our Common Stock, including:

●	contemporaneous valuations of our Common Stock;

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●	our business, financial condition and results of operations, including related industry trends affecting our operations;

●	the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale of our company, given prevailing market conditions;

●	the lack of marketability of our Common Stock;

●	the market performance of comparable publicly-traded companies;

●	U.S. and global economic and capital market conditions and outlook; and

●	Common Stock valuation methodology.

In estimating the fair market value of our Common Stock, the Company first determined the equity value of our business using accepted valuation methods.

 Revenue Recognition

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

2)	Identify the performance obligations in the contract

3)	Determine the transaction price

4)	Allocate the transaction price to performance obligations in the contract

5)	Recognize revenue when or as the Company satisfies a performance obligation

Derivative Liability

The Company evaluates its financial instruments to determine if those contracts or embedded components of those contracts qualify as derivatives to be accounted for separately. In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other bifurcated embedded derivative instruments in the convertible instrument, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. The result of this accounting treatment is that the fair value of the embedded derivative is recorded as a liability and marked-to-market each balance sheet date, with the change in fair value recorded in the statements of operations as other income or expense.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of September 30, 2021 and 2020, there was no allowance for doubtful accounts deemed necessary.

Intangible Assets

Intangible assets consist of patents and are stated at cost less accumulated amortization. The patents are amortized using the straight-line method over the patents remaining life until the expiration date of the patent.

The Company incurs fees related to patents, consisting of costs to defend patents, acquire new patents, and renew or extend the term of existing patents, which are expensed as incurred.

The JOBS Act and Emerging Growth Company Status

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period.

For as long as we remain an “emerging growth company” under the recently enacted JOBS Act, we will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

●	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company,” including the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an emerging growth company, we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. As a result, investor confidence in our company and the market price of our Common Stock may be materially and adversely affected.

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BUSINESS

Overview

MDNA Life Sciences Inc. is pioneering the development of molecular tests based on the mitochondrial genome in order to improve clinical insight and therapeutic decisions that affect patients worldwide. Though further technical development and clinical validation is required to determine efficacy in multiple diseases and disease states, our management believes that the unique structural and functional characteristics of mitochondrial DNA (mtDNA), and more specifically mutated mtDNA, make mtDNA a biological system for biomarker identification, early disease detection, monitoring, risk assessment, and therapeutic targeting.

We acquired the assets of Mitomics Inc. on November 17, 2014. Through the acquisition of these assets, and in particular the Mitomic Technology platform, patents, and intellectual property, our management believes that the Company is well positioned for research and discovery of mitochondrial DNA based biomarkers, and though untested and requiring clinical validation, the development and commercial application of mitochondrial DNA based biomarkers for a wide spectrum of human diseases. This acquisition included a scientific team with expertise in the field of mitochondria and mitochondrial DNA.

We are continuing to leverage this scientific expertise to discover mitochondrial DNA based biomarkers. Though we have no commercially available FDA or foreign regulator approved products, the Company has two product candidates in develop and hopes to enter the cancer screening market with these two product candidates, and if proven successful continue to discover mitochondrial DNA based biomarkers and develop a pipeline of disease screening and diagnostics tests. The current in-development products include a potential product for prostate cancer diagnosis and a potential product for the detection of endometriosis. The Company has also discovered mitochondrial DNA based biomarkers, which it believes are associated with ovarian cancer and lung cancer; and the Company intends to pursue the biomarker identification phase of development for pancreatic, liver, breast, stomach, esophageal, and colorectal cancers.

We have licensed our intellectual property related to the Mitomic prostate cancer biomarker through a license and distribution agreement with Laboratory Corporation of America Holdings (“LabCorp”) a national US commercial Clinical Laboratory Improvement Amendments (“CLIA”) lab in the United States. The LabCorp Agreement was executed on December 22, 2017 and amended on May 20, 2019 and November 13, 2019 (the “LabCorp Agreement”), under the most recent amendment to the LabCorp Agreement, commencement is the date of commercial launch, upon such time, the LabCorp Agreement has a term of five years. The commencement date, defined as the commercial launch date (the “Commercial Launch Date”) means the date on which LabCorp makes licensed services generally available to its customers (excluding research and development, validation work, or testing performed in connection with clinical studies or clinical trials). The LabCorp Agreement’s term will not commence until LabCorp successfully validates an in vitro diagnostic test using the licensed intellectual property related to the Mitomic prostate cancer biomarker, classified as a Laboratory Developed Test (LDT) per the FDA and Centers for Medicare and Medicaid Services (CMS) guidance. The parties may agree to extend the term for one or more additional periods. Pursuant to the terms of the LabCorp Agreement, MDNA will grant LabCorp a license to use certain licensed patents to conduct research and development for commercial purposes, limited to testing in connection with clinical studies on prostate cancer. LabCorp will have exclusive rights to the licenses in certain areas. LabCorp shall make the following license and royalty payments for such licenses.

The upfront license fee for the LabCorp Agreement is $250,000 and additional license fee payable on the commencement date is $250,000. LabCorp shall pay minimum annual royalties for each contract year, which shall be $1,000,000 for year 1 and increase by $1,000,000 each year thereafter until reaching $5,000,000 on year 5. LabCorp will pay the Company running royalties equal to 10% of its net sales during the term of the LabCorp Agreement. Minimum annual royalties will be fully creditable towards the running royalties. The aggregate amount of all potential milestone payments is $8,500,000.

The LabCorp Agreement may be terminated upon written notice by (a) LabCorp at any time prior to the commercial launch date in the event LabCorp reasonably believes the preliminary studies did not achieve the desired outcomes as outlined in the LabCorp Agreement; (b) LabCorp at any time and for any reason upon 180 days’ notice; (c) either party because of a material breach; or (d) LabCorp upon a change of control. Payment under the LabCorp Agreement is not due until the commercial launch date as described more fully in the LabCorp Agreement. Our liquid biopsy portfolio covers many high-clinical need cancers, with potential applications outside oncology.

PRODUCT PORTFOLIO AND PIPELINE OVERVIEW

As noted herein, the Company has discovered mitochondrial DNA based biomarkers, which it believes are associated with ovarian cancer and lung cancer; and the Company hopes to be able to continue to discover mitochondrial DNA based biomarkers associated with other cancers. Our Company has created a database of proprietary mitochondrial DNA based biomarkers discovered by our internal scientific team. Given our internal scientific team’s experience in the discovery of proprietary mitochondrial DNA based biomarkers and their research relating to the molecular genetics of the mitochondrial genome and its potential application to disease detection, we believe we are positioned, if technically and clinically successful, to carry out the development of products that address well-defined clinical needs in a non-invasive cost-effective manner.

We are committed to providing improvement in clinical outcomes where current technologies do not allow for non-invasive or mildly invasive testing at an early stage of disease progression.

We have a deep pipeline of product candidates focused on high burden diseases, which is highlighted in the chart below. MDNA has identified that these diseases have a significant unmet clinical need and it is our intent to pursue the successful development of diagnostic tests based on proprietary biomarkers for these indications.

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MDNA’s product development pathway includes four phases. The biomarker identification phase aims to determine whether mitochondrial genome mutations can be detected and correlated with the presence or absence of disease. This phase utilizes methodology capable of cataloguing the mitochondrial DNA mutations across multiple samples at high resolution. This methodology is ideal for discovery but differs from the planned detection method of the products which is capable of higher throughput and is far more cost effective. Where candidate biomarkers are identified, this phase includes the first transition of the detection method to the anticipated method of the product and a preliminary assessment of clinical performance. The selection of candidate biomarkers as an output of this phase relies on the totality of evidence. These candidate biomarkers are then further evaluated and validated during the phases of assay development and analytical validation, wherein the specification of the assay and methods are defined and measured, and clinical validation, where clinical performance is measured. Finally, where the final product form is device, design transfer is completed, and commercial lot manufacturing commences.

Biomarker identification studies generally rely upon clinical samples retrospectively selected by outcome from tissue banks as is the case for each of these proof of concept studies to identify candidate biomarkers of disease. These generally include 50-100 patient samples with known outcomes to mine for biomarkers. The candidate biomarkers identified for the Company’s Ovarian Cancer and Lung Cancer products followed this strategy. The biomarkers for endometriosis and prostate cancer, while later in development were first identified in the same manner.

The first prospective clinical study for MPT included 218 participants with a total PSA less than 10 ng/ml. This study met its primary endpoint of prediction of clinically significant prostate cancer which was defined as Gleason Score 7 or greater on prostate biopsy. Specifically, the assay was a good predictor of CS PCa in an image-guided re-biopsy population [Area Under the Curve (AUC) 0.84, (95% CI 0.73–0.95)]. The data points of the Receiver Operating Characteristic Curve (ROC) were used to identify an optimal threshold at which to separate the patient values into disease and non-disease group. At the selected threshold the sensitivity was 87% [95% CI, 70–96%], specificity of 68% [95% CI, 47–85%] and negative predictive value (NPV) of 97%. Applying this threshold to the second population of men who had not had a previous negative prostate biopsy (biopsy naïve at time of blood collection) showed this deletion to be a strong predictor of CS cancer [AUC 0.98, (95% CI 0.94–1.02)], [sensitivity 100% (95% CI, 93–100%), specificity 90% (95% CI 73–98%) and NPV 100%]. Confidence intervals and significance levels quantify the statistical uncertainty in these estimates due to the subject/sample selection process. This type of uncertainty decreases as the number of subjects in the study increases. Confidence intervals (CI) are used to test the hypothesis and are the range of values that you would expect your estimate to fall within if the test was repeated with a certain level of confidence, in this case, 95%. Mean differences between case and control groups were significant, p < 0.0001. A p value < 0.05 was considered statistically significant for all tests. The p value is the probability under a specified statistical model that a statistical summary of the data (for example, the sample mean difference between two compared groups) would be equal to or more extreme than its observed value. The lower the p value the greater the statistical significance of the observed data. A p value threshold of 0.05 is the standard recognized by FDA.

Receiver operating characteristic (ROC) curve is the plot that depicts the trade-off between the sensitivity and (1-specificity) across a series of cut-off points when the diagnostic test is continuous or on ordinal scale (minimum 5 categories).

The area under an ROC curve (AUC) is a measure of the usefulness of a test in general, where a greater area means a more useful test, the maximum AUC is 1.0.

A diagnostic threshold is the point objectively selected to correspond to the optimal clinical use of the test in an intended population. In diagnostics, this is frequently the point where the probability of classifying a patient into disease positive or disease negative is the highest.

Secondary endpoints included absence of correlation with total PSA and patient age, both of which were met. These data support the potential for MPT biomarkers detected in blood to guide the decision to biopsy for patients suspected of prostate cancer with a total PSA in the ‘grey zone’, and provide clinicians with a measure of an independent predictor of prostate cancer unrelated to PSA.

The first prospective study for MET included 182 participants with suspected endometriosis scheduled for first diagnostic laparoscopy. This study met is primary endpoint of prediction of surgical outcome of endometriosis. Discrimination between symptomatic control and all endometriosis specimens using the 8.7kb assay was achieved with an AUC of 0.80, (95% CI 0.7035–0.8979), p < 0.0001, where p < 0.05 was considered statistically significant. Secondary endpoints included correlation with different stages of disease (Stage 1-4, increasing in severity), stage groups (low stage – Stage 1 and 2, high stage – Stage 3 and 4), different disease subtypes (primary peritoneal, endometrioma, deep infiltrating endometriosis), phase of menstruation at time of blood collection, hormone status, and patient age. MET predicted low stage and peritoneal disease most accurately, and high stage and deep infiltrating endometriosis least accurately. No significant correlation was observed between phase of menstruation, hormone status nor patient age. These data support the potential for MET biomarkers detected in blood to provide a low risk, quantitative measure of a patient’s probability of an endometriosis diagnosis without immediately undergoing surgery. Patients could be more rapidly identified for interventions appropriate for earlier, lower risk treatment of endometriosis before the risk of an invasive procedure is warranted. The blood-based matrix for the test allows for use earlier in the clinical pathway where a greater proportion of affected patients can benefit.

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Product	Location of Study	Type	Status	No of Participants	Endpoints	Planned Completion
MPT	UK	Prospective	Complete - Published	218	Clinically significant prostate cancer (G7+)	N/A
MET	UK	Prospective	Complete - Published	182

Primary: concurrent diagnosis, or confirmation of absence, of endometriosis by MET and by laparoscopy.

Secondary: establishment of correlation between MET results and:

•      endometriosis subtype (primary peritoneal, endometrioma, deep infiltrating endometriosis).

•      stage of endometriosis (stage 1, 2, 3, 4 and 1/2, 3/4)

•      hormone status

•      Menstrual phase

						N/A
MPT	Europe, US planned	Prospective	Not yet enrolling	1000	Clinically significant prostate cancer (G7+)	2023
MET	Europe, US planned	Prospective	Not yet enrolling	1000	Primary: concurrent diagnosis, or confirmation of absence, of endometriosis by MET and by laparoscopy. Secondary: establishment of correlation between MET results and: • endometriosis subtype (primary peritoneal, endometrioma, deep infiltrating endometriosis). • stage of endometriosis (stage 1, 2, 3, 4 and 1/2, 3/4) • presenting symptom • hormone status • age at diagnosis • age of first report of symptom	2023
MET	Singapore	Prospective	Enrolling	100 (1 enrolled)

Primary: evaluate the diagnostic accuracy of the Mitomic® Endometriosis Test (MET™) in a prospective clinical study in females presenting with symptoms suggestive of endometriosis and undergoing laparoscopy.

Secondary Objectives

-    To evaluate optimal disease screening strategies incorporating MET compared to the current standard of care (SOC).

-    To determine whether the diagnostic accuracy of MET™ is significantly different between endometriosis subtypes (primary peritoneal, endometrioma, deep infiltrating endometriosis).

-    Stages of endometriosis (Stage 1, 2, 3, 4 and 1/2, 3/4).

-    To determine correlations between MET™ result and presenting symptom

o       hormone status

o       age at diagnosis

o       age of first report of symptom

Management believes the Company has a number of operational advantages that have the potential to support long term growth and competitive advantage.

Our operational advantages fall within a number of broad categories and include, but are not limited to:

•	Technology and biological advantages

•	Barriers to Entry: Multiple layers of intellectual property and patents

•	Cost structures and related advantages

We believe our Mitomic Technology may be a shift in the scientific approach to biomarker identification, which we also believe represents a potential, though unproven opportunity for new biomarker identification and molecular diagnostic development and commercialization.

Our core asset – the MDNA Mitomic Technology biomarker engine – is, in our opinion, an effective biomarker identification platform which is supported by published analytical biomarker data. Currently, the Mitomic Technology platform has an “in silico” database, which is an experiment that generates thousands of potential biomarkers (developed by using computer software and simulation). Critical to the success of the database is our internal science team’s previous discoveries of mitochondrial DNA biomarkers.

To date, the MDNA biomarker engine has identified mitochondrial DNA based biomarker targets from the in silico database; and the Company’s scientific team has used these targets to discover proprietary mitochondrial DNA based biomarkers that are currently under development within our product development program. Management believes that the Mitomic Technology platform is well-designed to identify proprietary mitochondrial DNA based biomarker targets, that can be used in future product candidates. Importantly, the previously discovered proprietary mitochondrial DNA based biomarkers have been developed into blood-based, liquid biopsy molecular assays, supported by published analytical data, for the identification of prostate cancer and for the identification of endometriosis. Further proof of concept work by the Company has shown the success of the Mitomic Technology platform for detecting proprietary mitochondrial DNA based biomarkers that we believe are associated with ovarian cancer and lung cancer.

The technology platform and biomarker identification program is based on the identification of a new class of molecules generated through a process associated specifically with mitochondria.

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Mitochondrial DNA is a powerful biosensor of cell health and disease due to its unique biological features and advantages over nuclear DNA. Mitochondrial DNA is present in very high copy numbers per cell, mutates frequently in response to disease induced stress, lacks repair mechanisms, and its mutations accumulate without causing cell death. The resulting disease specific mutations are detectable using standard molecular laboratory techniques in bodily fluids and blood; and subject to further clinical validation, these disease specific mutations may occur before typical clinical evidence of disease is present. Though untested and subject to clinical study and validation, these biological features may enable sensitive and specific early detection of disease. A summary of these biological features and potential clinical benefits thereof is illustrated below:

A recent review article in the journal Radiology noted that emerging imaging techniques now enable more precise molecular characterization of tumors; however, multigenetic tumor profiling for diagnostic and therapeutic selection remains limited due to the tissue sample requirement. The authors note that an alternative to tissue acquisition is the collection of circulating tumor markers, such as cell-free nucleic acids and circulating tumor cells in the peripheral blood. Similarly, another review article notes that the minimally invasive nature of liquid biopsy for malignancy without the delay, cost, and risk associated with tissue biopsy, potentially at a microscopic stage before radiologic detectability, is a promising advantage for cancer screening.

Circulating biomarkers including cell free DNA, circulating tumor DNA, and circulating tumor cells can serve as non-invasive tests for screening, diagnosis, prognosis, and therapy guidance for many solid tumors. Of particular interest, circulating cell-free DNA can be found in plasma. The levels of cell free DNA can be elevated in a variety of settings including cancer. In the setting of cancer, a portion of the cell free DNA contains tumor specific characteristics which can be distinguished from normal cell-free DNA by the presence of mutations concordant with the tumor of origin. This is precisely how our Mitomic Technology designed to work. MicroRNA, tumor-educated platelets, and tumor-derived exosomes are additional biomarkers that show promise but remain early in development.

Importantly, a number of circulating biomarkers are being investigated, from cell-free DNA, CTCs, circulating microRNAs and other biomarkers, for the development of tests for early cancer detection. Cell free DNA of nuclear and mitochondrial origin seem to have an advantage in cancer screening compared to other biomarkers by showing better efficiency. In our opinion, circulating tumor DNA and cell free DNA offer the most developed utilities with little to no disadvantages.

A summary of the biomarkers for liquid biopsy and their advantages and disadvantages can be found below:

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Techniques to analyze cell free DNA include several polymerase chain reaction (“PCR”)–based methods and next-generation sequencing (“NGS”). For the Company, following biomarker identification and selection, the MDNA biomarker engine reduces each biomarker to quantitative, real-time PCR (“rtPCR”) or digital PCR (“dPCR”) assays. This PCR technology has proven to be sensitive, specific and reliable, and historically has been used in clinical settings for the diagnosis of disease and monitoring disease progression during the course of therapy. PCR technology has formed the basis of many FDA-approved clinical diagnostic assays; these assays are less labor-intensive than other molecular testing procedures and they are highly amenable to automation. This saves time and money during the test development phase and in the operations of the research laboratory. Another advantage of PCR based assays over NGS is its lower cost and implementation. A summary and comparison of NGS and PCR techniques, as documented by Liquid Biopsy for Cancer: Review and Implications for the Radiologist, is found in the table below:

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Mitochondrial genomics has potential, in our opinion, because readily obtained blood samples, , as supported by published analytical data, contain high quantities of disease associated biomarkers that can be quantified using quantitative real-time or digital PCR assays at a lower cost compared to traditional NGS genomic testing panels.

Commercialization Strategy

Our commercialization strategy in the US for all products anticipates first market entry via out-licensing of our intellectual property to a third-party laboratory to market an in vitro diagnostic test, classified as a Laboratory Developed Test (LDT) per Food and Drug Administration (FDA) and Centers for Medicare and Medicaid Services (CMS) guidance. In the US, CMS regulates all laboratory testing except for research performed on humans through the Clinical Laboratory Improvement Amendments (CLIA), with the objective to ensure quality in laboratory testing. Where FDA regulates device manufacturers marketing in vitro diagnostic devices, CMS regulates laboratories that perform testing on patient specimens.

The LDT pathway shares many similarities with the FDA premarket clearance or approval pathway in that performance of the test must be demonstrated with sufficient evidence to support its validity. This performance must be documented within the laboratory’s quality system and available for review and audit. In contrast, the FDA premarket clearance pathway requires that the documentation is submitted, reviewed, and approved before marketing the product. For LDT’s, the documentation is not generally reviewed until the provider’s next biannual survey by CMS. Additionally, CMS does not review clinical performance, only analytical performance. The totality of test performance is the responsibility of the Laboratory Director.

Management may re-evaluate the suitability of the LDT regulatory pathway for any of its portfolio in consideration of but not limited to patient access, market conditions, regulatory guidance, and life span of the associated intellectual property, to pursue FDA clearance.

Similarly, outside of the US in many countries including the UK and Europe, clinical laboratories accredited to ISO 15189:2012 for Medical Laboratories may offer In-House In Vitro Diagnostic Devices (ID-IVD) as defined by the (EU) 2017/746 (IVDR), or by other country-specific regulation. Laboratories holding this accreditation may provide diagnostic testing using test systems developed within the laboratory in adherence with the requirements of the applicable regulation, the ISO standard, and the laboratory’s quality system. Test performance must be established and both analytical and clinical performance are typically reviewed by an external accreditation agency coincident with the first marketing of the test. The IH-IVD strategy is intended to provide patients access to the test once performance has been validated while the development of in vitro diagnostic kits, including CE-IVD marked, are pursued in parallel.

The marketing of in vitro diagnostic kits in the EU and other markets typically requires a conformity assessment by an external notified body prior to making a declaration of conformity and marketing the device. For the EU, this review process is currently anticipated to be lengthy as a result of the transition to the IVDR from IVDD in May of 2022 and the resultant excess of submissions to be reviewed by the few eligible Notified Bodies currently designated under IVDR.

Barriers to Entry

Though our industry, broadly speaking, has a number of competitors – large and small – with new entrants appearing regularly, in the Company’s opinion, there is one primary barrier to entry in our favor that is coupled with an important ancillary barrier to entry. These barriers to entry include:

•	Intellectual Property and Patents

•	Technical Learning Curve

Intellectual Property and Patents

We have an intellectual property portfolio related to the application of mitochondrial mutations to disease detection. This portfolio consists of multiple elements including: (i) issued and allowed patents; (ii) pending patent applications; plus (iii) trade secrets, proprietary databases, software and know-how.

We vigorously pursue a global intellectual property protection strategy for our biomarker innovations. This primarily involves obtaining or pursuing patent protection in several key jurisdictions, including but not limited to the US, Canada, Australia, Europe, China, India, Singapore, New Zealand, Japan, South Korea, and Hong Kong. In view of the subject matter being protected, the scope of each MDNA patent application is tailored to meet local patentability requirements. Thus, in Europe, for example, we protect diagnostic methods and diagnostic kits we have developed related to unique biomarkers.

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For patent protection of new intellectual property, we currently file initial provisional patent applications in the US Patent Office followed by PCT applications to preserve the ability to attempt to secure protection in jurisdictions outside the United States.

Patents in MDNA’s portfolio continue to age with remaining life span ranging from approximately 3 years to 17 years, seven of the nine patent families expire within the next 6 years. These seven patent families include claims relevant to the Mitomic® Prostate Test as well as composition of matter and methods claims for breast cancer assays. Our patent relating to endometriosis expires within 17 years. Expiration of patents negatively impacts the ability to license the patent rights directly as well as enforce our rights against competitors. Competitors may reverse-engineer our products and compete directly with us in any market where a patent is no longer in force. This may require MDNA to reduce the sales price of existing products to remain competitive, invest in further research and development to improve product performance and obtain new patent protection, and/or expend additional funds on marketing to promote brand loyalty. Where possible, MDNA endeavors to extend the patent life supporting each of its commercial products through subsequent patent applications. Commercial products will include intellectual property in the form of trade secret and know-how however this alone cannot protect against competitors designing new products directed to our patented composition of matter and/or diagnostic methods upon expiration of said patents.

List of Patent Matters:

Title	Application No.	Patent No.	Country	Filing Date	Expiry Date	Status	Area of Focus	Ownership	Protection Type
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	2006238390	2006238390	Australia	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods, composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer and Other Cancers	2606156	2606156	Canada	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods, composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	200680021903.1	ZL2006800219031	China	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	8896/DELNP/2007	361402	India	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	2008-505707	5537804	Japan	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods, composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	10-2007-7026442	10-1363032	South Korea	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Composition of matter

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Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	562928	562928	New Zealand	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods, composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	200716944-4	138638	Singapore	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	11/975,390	8008008	U.S.A.	10/18/2007	04/26/2028	Issued	Prostate cancer	MDNA	Diagnostic Methods, composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	6741413.6	1877559	France	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	6741413.6	1877559	United Kingdom	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	6741413.6	1877559	Ireland	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	6741413.6	1877559	Italy	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods

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Mitochondrial Mutations and Rearrangements as a Diagnostic Tool for The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	11113767.1	HK1159190	Hong Kong	04/18/2006	04/18/2026	Issued	Prostate cancer	MDNA	Composition of matter
Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	15/690,147	10907213	U.S.A.	08/29/2017	04/18/2026	Issued	Prostate cancer	MDNA	Diagnostic Methods, composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	200780101671.5	200780101671.5	China	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	584815	584815	New Zealand	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods, composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	10-2010-7007603	10-1449562	South Korea	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	10111822.9	1145343	Hong Kong	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	2203570	Belgium	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	602007036277.6	Germany	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	ES 2484044 T3	Spain	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	2203570	Finland	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	2203570	France	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	2203570	United Kingdom	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods

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3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	2203570	Italy	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	2203570	The Netherlands	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	7815900.1	2203570	Sweden	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	10201600490P	10201600490P	Singapore	09/26/2007	09/26/2027	Issued	Prostate and breast cancer	MDNA	Composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	15/470,175	10308987	U.S.A.	03/27/2017	04/18/2026	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods, composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	10202008082X		Singapore	09/26/2007	09/26/2027	Pending	Prostate and breast cancer	MDNA	Composition of matter
3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	16/429,739	11,111,546	U.S.A.	06/03/2019	04/18/2026	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	10111820.1	HK1145407	Hong Kong	11/10/2008	11/10/2028	Issued	Prostate and breast cancer	MDNA	Composition of matter
Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	15/947,192	10400290	U.S.A.	04/06/2018	11/10/2028	Issued	Prostate and breast cancer	MDNA	Diagnostic Methods
Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	14/627,755	10266899	U.S.A.	02/20/2015	03/27/2029	Issued	Prostate and ovarian cancer	MDNA	Diagnostic Methods
Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	10-2016-7036800	10-1819852	South Korea	03/27/2009	03/27/2029	Issued	Prostate and ovarian cancer	MDNA	Composition of matter

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Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	2017101837341	ZL 2017101837341	China	03/27/2009	03/27/2029	Issued	Prostate and ovarian cancer	MDNA	Composition of matter
Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	18101315.6		Hong Kong	03/27/2009	03/27/2029	Pending	Prostate and ovarian cancer	MDNA	Composition of matter
Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	3044262		Canada	03/27/2009	03/27/2029	Pending	Prostate and ovarian cancer	MDNA	Diagnostic Methods
Mitochondrial DNA Deletions Associated with Endometriosis	2019401465		Australia	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Diagnostic Methods
Mitochondrial DNA Deletions Associated with Endometriosis	3,124,497		Canada	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Diagnostic Methods
Mitochondrial DNA Deletions Associated with Endometriosis	201980085361.1		China	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Composition of matter
Mitochondrial DNA Deletions Associated with Endometriosis	19839765.5		European Patent Office	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Diagnostic Methods
Mitochondrial DNA Deletions Associated with Endometriosis	202147032877		India	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Composition of matter
Mitochondrial DNA Deletions Associated with Endometriosis	2021-536193		Japan	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Diagnostic Methods, composition of matter
Mitochondrial DNA Deletions Associated with Endometriosis	10-2021-7022010		South Korea	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Composition of matter
Mitochondrial DNA Deletions Associated with Endometriosis	778220		New Zealand	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Diagnostic Methods, composition of matter
Mitochondrial DNA Deletions Associated with Endometriosis	11202106711Y		Singapore	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Composition of matter
Mitochondrial DNA Deletions Associated with Endometriosis	17/415,507		U.S.A.	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Diagnostic Methods, composition of matter
Mitochondrial DNA Deletions Associated with Endometriosis	62022051933.9		Hong Kong	12/20/2019	12/20/2039	Pending	Endometriosis	MDNA	Composition of matter

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Technical Learning Curve

Though the patent application process means certain mitochondrial mutations (i.e., biomarkers) are made public in exchange for the patent protection period, we continue to keep the key elements of the discovery process and assay development process as trade secret.

Our research and product development team have decades of academic experience in mitochondrial genomics and mitochondrial mutation isolation and identification. By way of example, our Chief Science Officer and Chief Development Officer have studied and researched mitochondrial genomics for 21 years and 20 years respectively. We believe that any potential competitor who intends on researching and developing the same (or similar) knowledge of mitochondrial mutations for the purpose of developing liquid biopsy assays will require years of research and millions of dollars in funding to not only gain the knowledge, but also to develop the methods and techniques required to optimize molecular assays and obtain jurisdictional regulatory approval for the use of such assays for diagnostic purposes.

Our core competencies and, in management’s opinion our strategic advantages reside in our proprietary and patented research and proprietary mitochondrial DNA based biomarker identification platform.

Cost Advantages

Cost advantages that relate to our corporate structure and focus on outsourcing non-core business functions result in:

•	Low overhead, and

•	Variable cost structure

There are additional cost advantages that relate to our approach to the potential commercialization of our technology which includes low-cost molecular diagnostic commercial testing platform – i.e., Quantitative PCR (“qPCR”) or Digital PCR (“dPCR”).

We describe each of these cost advantages below in greater detail.

Low Overhead

A review of the typical core business functions of a corporation with a MDNA perspective illustrates the cost advantages management believes the Company has with respect to overhead costs.

Typical core business functions along with our associated cost advantages include:

•	Research and Development. As noted in Technical Learning Curve above, our research and product development team have decades of experience in mitochondrial genomics and mitochondrial mutation detection. Utilizing this experience, we have developed a refined set of proprietary biomarker identification operating procedures. These procedures can be deployed to discover unique, proprietary mitochondrial DNA deletions that, based on published analytical data, would appear to be specific to a disease. The NGS process used in our proprietary research process is currently outsourced, costs a few thousand dollars on a fee-for-service basis not including the cost of the samples, and has no fixed overhead. The Company may decide to in-source this service in the future. The analysis of the NGS data is performed using proprietary software and can easily be managed by one full time employee. Also, from biomarker identification to assay development to assay validation and ultimately to clinical validation, we are able to carry out and oversee the research and development process with minimal staff. Overall, even with multiple products in development concurrently, we are able to deliver research and development outputs with a small team of researchers (currently two) within our current R&D facility. Furthermore, we outsource many components of the clinical study process in support of clinical validation.

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•	Manufacturing. Upon the completion of research and development for each product, we intend to proceed with the manufacturing of reagent kits and pursue regulatory approval of the reagent kits. Management intends to outsource the manufacturing and regulatory approval process. By outsourcing manufacturing and regulatory oversight and approvals, in management’s opinion we avoid the fixed costs associated with operating a Company-owned manufacturing facility and also avoid the costs associated with the human resources and equipment requirements for such a facility. In exchange, we intend pay the third-party manufacturer fees for the reagent kit manufacturing, development, set up, documentation, ISO 13485 quality management, and regulatory oversight and approval process management. If the product candidate obtains the requisite regulatory approval, management intends to structure an agreement with a third-party manufacturer to manufacturer our reagent kits for a variable cost on a per kit basis.

•	Sales and Marketing. As with many other corporate functions, management intends to outsource most sales and marketing activities, which may include third-party license and distribution relationships or other contractual arrangements wherein all or most direct sales activities will be carried out by third parties. We do not have an internally staffed direct sales force and do not operate sales offices. Our marketing functions, such as website management, are also outsourced. Apart from our Chief Business Officer, there are no other current sales and marketing staff within the Company and our management expects to hire as few as 5 senior managers to manage all third-party license and distributor relationships or other contractual arrangements associated with our sales activities. As a result of our approach to outsourcing sales and marketing functions, we have minimal overhead associated with these functions.

•

Customer Service. Management intends to outsource many customer service activities.  Under previously signed license and distribution agreements for our product candidates, our business partners will be responsible for many customer service activities within their assigned territory, at no cost to us. We intend to outsource technical product support to a third-party reagent kit manufacturer. As a result of our approach to outsourcing customer service functions, we have minimal current and planned overhead costs associated with this business function and future expenditures are aligned with the number of product candidates the Company is successful at launching.

•

Finance. We have a full time Chief Financial Officer (“CFO”) dedicated to the finances of the Company. Upon successful completion of this offering, we plan to expand our finance department to include accounting and other finance administrative resources. We believe the finance department can remain small given our model for sales and manufacturing.

•	Human Resources. All day-to-day human resource administration activities (e.g., payroll, benefits, etc.) are outsourced to third-party providers. We do not foresee a need for an internal human resource staff and therefore have not allocated any overhead costs to the human resource function, apart from the fees paid to our third-party providers.

•	Information Technology. All day-to-day information technology (“IT”) administration activities (e.g., website management, third-party software support, storage, etc.) are outsourced to third-party providers. We do not foresee a need for internal IT staff resources and therefore have not allocated any overhead costs to IT human resources, apart from fees paid to third-party providers.

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Variable Cost Structure

As a result of our business strategy of outsourcing non-core and non-proprietary functions, fixed overhead costs are expected to remain low as described above. The other benefit of outsourcing many key functions, in particular manufacturing, is that our cost of goods will be variable for successful product candidates which means as our expected revenues grow there will be a corresponding increase in the costs directly associated with the growth in revenues. In other words, our cost of goods sold will grow in lock step with our future revenues. A variable cost structure allows us to avoid many large capital and fixed cost outlays to grow our business particularly in the function of manufacturing By way of example, in the case of what is expected to become a large line item as the we grow (i.e., cost of goods sold or cost of sales) apart from a fee for the manufacturing development and related activities, the majority of costs associated with our manufacturing growth will be rolled into a variable cost of goods sold and henceforth, our growth is not expected to require significant capital outlays to expand the volumes required to support future revenues.

Low-Cost Molecular Diagnostic Commercial Testing Platform

Our technology and, should our product candidates be developed successfully, the resulting reagent kits, are expected to utilize quantitative, rtPCR or dPCR assay formats. As noted in a prior section and documented in Liquid Biopsy for Cancer: Review and Implications for the Radiologist, PCR technology has proven to be sensitive, specific and reliable, and another advantage of PCR based assays (over NGS) is the lower cost and implementation.

In addition to the operational advantages listed and referenced above, management believes the following factors contribute to a potential operational advantage over many other diagnostic product development companies:

•	Platform Agnostic Development. Our product development team intends to clinically validate each new Mitomic test product candidate on multiple PCR formats (i.e., qPCR and dPCR) as well as PCR instrument platforms from multiple, widely installed, instrumentation providers (e.g., Roche, Thermo Fisher, Bio-Rad, Qiagen, etc.). In doing so, we believe commercial laboratories, hospital laboratories, and other laboratory providers around the world will be able to access and implement Mitomic Technology reagent kits without any additional investments in PCR instrumentation – which management believes is unlike many other molecular diagnostic companies that require specialized platforms for test implementation.

•	Plug and Play Implementation. Management believes its product candidates, if successful, will require molecular diagnostic industry standard, non-proprietary protocols for product roll out and implementation. Our Mitomic Technology product candidates will intend follow directly or are closely aligned to standard sample handling, sample preparation, DNA extraction, PCR preparation, PCR amplification, and test reporting protocols that are already adopted within commercial laboratories, hospital laboratories, and other laboratory providers around the world. Therefore, we believe that laboratories knowledgeable of diagnostic industry standards and protocols can effectively “plug and play” with all our in-development and future product PCR reagent kits without complication, extensive training, up-skilling, or other delays or costs associated with product implementation – which management believes is unlike many other molecular diagnostic companies that require specialized platforms for test implementation.

Our Market Opportunity

In the last decade liquid biopsy has emerged as a novel, non-invasive, diagnostic tool able to provide important information regarding the potential presence of solid tumors and other diseases. While tissue biopsy is still considered the “gold standard” for diagnosis and treatment of patients, liquid biopsy has gained attention worldwide as a minimally invasive diagnostic tool able to assess the genetic landscape of solid tumors. This relatively new field of oncology and disease diagnosis has focused primarily on cancer, but, having designed a blood-based assay that quantifies the level of one or more mitochondrial DNA deletions which published analytical data suggest are associated with endometriosis, we believe the use of liquid biopsy as a diagnostic tool to assess non-cancer diseases may be equally as useful.

Liquid biopsy technologies look for tumor and disease related genetic components that circulate in the bloodstream, including circulating tumor cells (CTCs); circulating cell-free DNA (cfDNA) fragments from such cells - also designated as circulating tumor DNA (ctDNA); RNA (mRNA and microRNA); and extracellular vesicles (EV), including exosomes which are membrane-encapsulated subcellular structures containing proteins and nucleic acids, actively released by the tumor and disease cells.

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According to Grand View Research, Natera, a global leader in cell-free DNA testing, dedicated to oncology, women’s health, and organ health, has sized the cancer liquid biopsy commercial opportunity at $18 billion, including therapeutic management and monitoring ($12 billion) and screening ($6 billion), while Illumina, a global leader in DNA sequencing and array-based technologies, predicts the cancer liquid biopsy market to reach $20 billion by 2030.

We believe the demand by physicians for actionable, disease-specific liquid biopsy test results will continue to grow in the cancer liquid biopsy market and that large incremental opportunities exist within the non-cancer liquid biopsy market.

We estimate the addressable market for its in-development Mitomic® Prostate Test (MPT™) – i.e. the number of men within the test’s intended use population - is approximately 746,000 men per year in the United States and is approximately 3,865,000 men per year for the Company’s target markets in the rest of the world as demonstrated in the table below:

Age Group	USA Male Population	Prostate Specific Antigen (PSA) Tests (per annum)	Elevated PSA's (per annum)	Grey Zone Screening Population (PSA <= 10ng/ml)
45 to 49	10,410,171	3,154,282	757,028	18,169
50 to 54	10,766,906	3,262,373	782,969	71,250
55 to 59	10,734,476	3,252,546	780,611	71,036
60 to 64	9,339,967	2,830,010	679,202	103,918
65 to 69	7,945,458,	3,551,620	852,389	130,415
70 to 74	5,480,744	2,449,893	587,974	216,375
75 to 79	3,761,931	1,527,344	366,563	134,895
Total				746,057

Sources:

•	Population data is calculated using USA 2016 detailed census data.

•	Annual PSA tests are based on Company analysis of data derived from: CDC "Patterns and Trends in Cancer Screening in the United States", CME Activity Vol 15 July 26, 2018 and the USA National Health Interview Survey in 2015.

•	Elevated PSA tests and the Grey Zone Screening Population are based on Company analysis of data derived from: Welch et al. Prostate-Specific Antigen Levels in the United States: Implications of Various Definitions for Abnormal. J Natl Cancer Inst 2005;97:1132 – 7

•	In addition to the USA, MDNA’s target markets are limited to 60 countries in the rest of the world. Based on Company analysis derived from the USA Grey Zone Screening Population ratio to the total USA population, the Company has extrapolated the number of men in the rest of the world within the Grey Zone Screening Population using country specific population data.

•	The Company’s estimate for the total addressable market is based on licensing and/or distribution in the USA and 60 countries in the rest of the world; and the calculation utilizes market specific royalty and/or product transfer prices and estimates.

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We estimate the addressable market for its in-development MET™ - i.e. the number of women within the test’s intended use population is approximately 7,163,000 women in the USA and is approximately 78,000,000 women for the Company’s target markets in the rest of the world, as demonstrated in the table below:

Age Group	USA Female Population	Symptomatic (with disease) i.e. 1 in 10	Symptomatic (disease free) i.e. 1.2 in 10	Symptomatic Screening Population
15 to 29	32,560,162	3,256,016	3,907,219	7,163,235

Sources:

•	Population data is calculated using USA 2016 detailed census data.

•	According to the World Health Organization, approximately 1 in 10 women get affected by endometriosis during their reproductive years.

•	The Company’s estimate, including Company analysis, for the symptomatic screening population is based on data from Endometriosis.org which estimates the ratio of women with the disease versus those who have similar symptoms is 2.2 times. In other words, for every 1 woman with the disease, the Endometriosis.org data suggests there is an additional 1.2 women who have the same symptoms that are associated with the disease, but these women are in fact, disease free.

•	In addition to the USA, MDNA’s target markets are limited to 60 countries in the rest of the world. Based on Company analysis derived from the USA Symptomatic Screening Population ratio to the total USA population, the Company has extrapolated the number of women in the rest of the world within the Symptomatic Screening Population using country specific population data.

Our Business Strategy

Our primary focus and resource allocation is aligned to leveraging our proprietary mitochondrial DNA based biomarker identification platform, and if proven successful in the discovery of mitochondrial DNA based biomarkers, develop a pipeline of disease screening and diagnostics tests product candidates. We have a single core business strategy – product development.

Activities not directly in support of the core business strategy of product development have been or are intended to be outsourced, including but not limited to manufacturing, regulatory affairs, direct sales, brand and product marketing.

Two important exceptions to the above outsourcing approach include: (i) our status as an ISO 13485 quality system compliant medical device manufacturer (i.e. we and have implemented a quality control process that, in our opinion, is compliant with the ISO 13485 requirements and we intend to utilize an ISO 13485 certified third-party manufacturer for our product candidate reagent kits, but we expect our Company will still be deemed the legal manufacturer of the reagent kit under our intended structure) and (ii) our commercial test processing capabilities in the UK wherein we own and operate an ISO 15189 accredited molecular diagnostic testing facility that may be used for, if product candidates are successful, for commercial test processing requirements.

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Our core business strategy of product development is aligned to the current construct of our license and distribution agreements, wherein our business partners are intended to be responsible for many key activities, including but not limited to: (i) engaging key opinion leaders, (ii) planning and leading in-market clinical studies in order to develop country specific clinical data in order to meet marketing and/or reimbursement requirements, (iii) identifying in-country commercial laboratories and managing the test implementation activities to be carried out by the in-country laboratories, and (iv) direct sales, marketing, and product education activities targeted at specialists and general practitioners.

The importance of having a network of license and distribution partners responsible for many key activities as previously noted herein is linked directly to our core business strategy. Therefore, in addition to product development objectives, we also have the key objective of growing our network of license and distribution partners globally to all countries where we intend to distribute our in-development products and future product candidates.

Our business strategy as it relates to our UKISO 15189 molecular diagnostic testing facility (referred to as the Diagnostic Testing Unit or DTU), is threefold:

i.

Mitomic Technology test processing. Should the development of our in-development products and future product candidates be successful and should the product obtain jurisdictional regulatory approval, provide Mitomic Technology commercial test processing with a focus on but not limited to the UK and the Republic of Ireland. Our DTU will be the first commercial testing facility in the world to offer each Mitomic product upon the product’s launch. Test processing will be offered to our license and distribution partners on a fee-for-service basis, where logistically and economically viable.

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ii.

Expand test menu beyond Mitomic Technology products. Our DTU team will seek opportunities to offer non-proprietary tests (e.g., PSA, CA125, etc.) that are aligned to and/or are complimentary with the DTU’s future support of Mitomic Technology test offerings.

Therefore, the key future opportunities, in our opinion, relate primarily to our ability to invest in and expand our product development activities and to expand the markets in which our products are available. Combined, investment in product development and market access activities can drive greater product revenues.

Within this context, we have identified a number of short-, medium-, and long-term opportunities to drive greater future product revenue, including the following:

Opportunities – Short-term

•	Complete development for the MPT™, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals

•	Complete development for the MET™, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals

•	Enter into third-party license and/or distributor agreements in primary target market countries where agreements are not currently in place.

Opportunities – Medium-term

•	Complete development for the Mitomic Ovarian Test (or MOT™) and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals.

•	Complete development for a second-generation version of the MET™ for disease monitoring, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals.

•	Complete development for the Mitomic Lung Test (or MLT™), and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals.

•	Enter into third-party license and/or distributor agreements in secondary market countries, not currently in the Company’s target market scope.

Opportunities – Long-term

•	Conduct biomarker identification and complete development for our pipeline of cancer screening and diagnosis test product candidates, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulatory approvals for the following diseases:

o	Pancreatic cancer

o	Liver cancer

o	Breast cancer

o	Stomach cancer

o	Esophageal cancer

o	Colorectal cancer

To better understand short-, medium-, and long-term opportunities, further details pertaining to selected opportunities are highlighted below:

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Complete development for MOT™, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals

We have discovered mitochondrial DNA based biomarkers that we believe are associated with ovarian cancer, though untested analytically or clinically. Though the US Preventive Services Task Force (“USPSTF”) does not recommend screening asymptomatic women, the USPSTF does note that women with hereditary cancer syndromes are at high risk and that women with family history should consult a health care professional. The USPSTF further notes that the use of clinical symptoms for detecting ovarian cancer is difficult. Our MOT™ product candidate, if successful, is anticipated to be a simple blood-based test to determine which high risk and/or post-menopausal symptomatic women should be considered for further diagnostic procedures.

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Complete development for a second-generation version of the MET™ for disease monitoring, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals

We have a first-generation version of MET™ in development which is being designed as a blood-based assay that quantifies the level of one or more mitochondrial DNA deletions. Published analytical data suggests these mitochondrial DNA deletions are associated with endometriosis. Though untested clinically we believe that one or more of these mitochondrial DNA deletions can be developed into a disease monitoring test to be used for women previously diagnosed with endometriosis who will require regular – e.g., annual – monitoring of the disease progression (e.g. from stage I to stage II to stage III to stage IV).

Complete development for MLT™, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals.

We have discovered mitochondrial DNA based biomarkers that we believe are associated with lung cancer, though untested analytically or clinically.

The USPSTF recommends annual screening for lung cancer in adult men and women aged 50 to 80 years who have a 20 pack-year (i.e., a pack a day for 20 years or two packs a day for 10 years) smoking history and currently smoke or have quit within the past 15 years. Our MLT™ product candidate, if successful is anticipated to be a simple blood-based test to determine which men or women within the USPSTF screening population should be ruled in for further diagnostic procedures to confirm lung cancer.

Enter into third-party license and/or distributor agreements in secondary market countries, not currently in the Company’s target market scope

As outlined above, we have signed agreements in and/or plan to pursue agreements in sixty ‘primary’ target market countries for our in-development product candidates and future pipeline product candidates.

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Management believes there are medium-term opportunities to identify potential license and/or distributor partners and enter into license and/or distributor agreements in countries that we deem to be in secondary market countries – for example, though not limited to, selected countries in Central America, South America, Asia, or Africa). Management estimates there are approximately thirty additional markets not currently covered within the scope of our primary target market countries.

Future Opportunities – No Defined Timelines

Management believes there are future, clinically untested, product candidate opportunities beyond those previously described, with no defined biomarker identification or product development timelines, should the Company wish to invest in and complete biomarker identification and product development, and if successful, proceed to enter into a third-party manufacturing agreement for a reagent kit and seek FDA or foreign regulator approvals.

Our short-, medium-, and long-term opportunities described herein are focused on disease screening and diagnosis within oncology (endometriosis being the only exception). Further applications may include disease prognosis, drug development, patient selection for therapeutic intervention, or monitoring patient outcomes. Additional disease applications could include, but are not limited to, diseases of the central nervous system (e.g., Alzheimer’s), diabetes, endocrinology (e.g., Thyroid diseases), cardiovascular disease, and dermatology.

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Government Regulation

We will be subject to various healthcare related laws regulating fraud and abuse, pricing and sales and marketing practices and the privacy and security of health information, including the United States federal regulations described below. Many states, foreign countries and supranational bodies have also adopted laws and regulations similar to, and in some cases more stringent than, the federal regulations discussed above and below.

Regulatory Strategy

Our in vitro diagnostic kit products will undergo conformity assessment for CE certification in European markets. The conformity assessment determines that the requirements of the regulation (EU) 2017/746 (IVDR) are met and therefore the device can be legally placed on the market. In vitro diagnostic (IVD) devices are classified by risk and more devices are now considered to be higher risk and requiring oversight by an authorized Notified Body than under the prior in vitro diagnostic medical devices Directive (98/79/EC) (IVDD). The anticipated risk classification for our portfolio of products will also require a Notified Party to assess the conformity of the device for CE marking.

Broadly, the process for obtaining CE certification includes that we become compliant with and accredited to the EN ISO 13485:2016 standard and our diagnostic products conform to the requirements of IVDR. EN ISO 13485:2016 is a management system standard specifically developed for the manufacture of medical devices. Its primary objective is to facilitate harmonized medical device regulatory requirements. It ensures the consistent design, development, production, installation and delivery through to disposal of medical devices that are safe for their intended purpose. To conform to the EN ISO 13485:2016 MDNA implemented and maintains a Quality Management System (QMS) covering the implementation of document controls, management responsibility, resource management, product realization process, and measurement analysis and improvement processes. Completing the design and development of the in vitro diagnostic device, manufacturing, conformity assessment by Notified Body, and finally issuing a declaration of conformity. We are currently compliant with EN ISO 13485:2016 and plan to become accredited to this standard in parallel with the review of our first product’s conformity assessment. We are in the process of completing the design and development of the IVD for both the Mitomic® Endometriosis Test and the Mitomic® Prostate Test. Manufacturing will begin during the design and development phase but has not yet commenced for either product. As the final phase prior to declaring conformity and market entry, none of MDNA’s products are currently undergoing conformity assessment.

We have had general correspondence with several Notified Bodies who have been designated for IVDR to understand their timelines, costs, and requirements with the objective of selecting an appropriate Notified Body for our device assessments. We have not had device specific discussions with the Notified Bodies other than to communicate the risk class of devices.

We had a pre-submission meeting with FDA to obtain feedback on the expected classification of the Mitomic® Endometriosis Test, as well as the proposed analytical and clinical validation plan. FDA feedback based upon the disclosed intended use, study plans, methods and information current at the time of review is that MET is expected to be a Class II device subject to 510(k) submission via the de novo process. Aligned to the LDT strategy employed for most diagnostic tests provided to patients in the US we do not plan to seek FDA clearance or approval for an in vitro diagnostic device for its products in the near term but will continue to evaluate this strategy as it could provide an opportunity for greater patient access. Additionally, FDA approval is recognized in other markets and can facilitate successful and earlier registration for market entry. Finally, physician uptake is positively influenced by FDA clearance.

Our commercialization strategy in the US for all products anticipates first market entry via out-licensing of our intellectual property to a third-party laboratory to market an in vitro diagnostic test, classified as a Laboratory Developed Test (LDT) per FDA and Centers for Medicare and Medicaid Services (CMS) guidance. In the US, CMS regulates all laboratory testing except for research performed on humans through the Clinical Laboratory Improvement Amendments (CLIA), with the objective to ensure quality in laboratory testing. Where FDA regulates device manufacturers marketing in vitro diagnostic devices, CMS regulates laboratories that perform testing on patient specimens. Generally, the time to market for an LDT is significantly reduced compared to an FDA cleared or approved product, which is particularly important where the clinical need addressed by the test is currently unmet, such as the need for endometriosis. Additionally, LDT’s afford a greater ability to respond and adapt to market changes, new or revised patient management guidance, and supply constraints.

The LDT pathway shares many similarities with the FDA premarket clearance or approval pathway in that performance of the test must be demonstrated with sufficient evidence to support its validity. This performance must be documented within the laboratory’s quality system and available for review and audit. In contrast, the FDA premarket clearance pathway requires that the documentation is submitted, reviewed, and approved before marketing the product. For LDT’s, the documentation is not generally reviewed until the provider’s next biannual survey by CMS. Additionally, CMS does not review clinical performance, only analytical performance. The totality of test performance is the responsibility of the Laboratory Director.

Each of our products requires significant clinical trial data to support the performance and scientific validity. We employ, and anticipate continuing to employ observational, non-interventional trial designs that minimize risk to the trial participants. The number of participants required to support the objectives of the trials vary and are impacted by such variables as predicted test performance, disease prevalence and risk associated with incorrect result. Availability of eligible participants is a significant factor in timely completion of a trial and any occurrence that negatively impacts this availability increases the risk of delays in concluding the trial, specifying the device’s performance, and ultimately being able to satisfy the requirements for any path to market entry.

Regulation of Medical Devices in the United States

Our products and operations are subject to extensive and ongoing regulation by the Food and Drug Administration (“FDA”) under the Federal Food, Drug, and Cosmetic Act of 1938 and its implementing regulations, collectively referred to as the FDCA, as well as other federal and state regulatory bodies in the United States. The laws and regulations govern, among other things, product design and development, pre-clinical and clinical testing, manufacturing, packaging, labeling, storage, record keeping and reporting, clearance or approval, marketing, distribution, promotion, import and export and post-marketing surveillance.

The FDA regulates the development, design, pre-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, import, export, adverse event reporting, advertising, promotion, marketing and distribution of medical devices in the United States to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as FDA refusal to approve pending premarket applications, issuance of warning letters, mandatory product recalls, import detentions, civil monetary penalties, and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

FDA Premarket Clearance and Approval Requirements

Unless an exemption applies, each medical device commercially distributed in the United States requires either FDA clearance of a 510(k) premarket notification, approval of a premarket approval, or PMA, or grant of a de novo request for classification. During public emergencies, FDA also may grant emergency use authorizations to allow commercial distribution of devices intended to address the public health emergency. Under the FDCA, medical devices are classified into one of three classes—Class I, Class II or Class III— depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to provide reasonable assurance of its safety and effectiveness. Classification of a device is important because the class to which a device is assigned determines, among other things, the necessity and type of FDA review required prior to marketing the device.

Class I devices include those with the lowest risk to the patient and are those for which safety and effectiveness can be reasonably assured by adherence to the FDA’s “general controls” for medical devices, which include compliance with the applicable portions of the FDA’s Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse medical events and malfunctions through the submission of Medical Device Reports, or MDRs, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Some Class I or low risk devices also require premarket clearance by the FDA through the 510(k) premarket notification process described below.

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Class II devices are moderate risk devices subject to the FDA’s general controls, and any other “special controls” deemed necessary by the FDA to ensure the safety and effectiveness of the device, such as performance standards, product-specific guidance documents, special labeling requirements, patient registries or post-market surveillance. Premarket review and clearance by the FDA for Class II devices is accomplished through the 510(k) premarket notification process, though certain Class II devices are exempt from this premarket review process. When required, the manufacturer must submit to the FDA a premarket notification, or 510(k), submission demonstrating that the device is “substantially equivalent” to a legally marketed predicate device, which in some cases may require submission of clinical data. Unless a specific exemption applies, 510(k) premarket notification submissions are subject to user fees. If the FDA determines that the device, or its intended use, is not substantially equivalent to a legally marketed device, the FDA will place the device, or the particular use of the device, into Class III, and the device sponsor must then fulfill more rigorous premarketing requirements.

Class III devices include devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices and devices deemed not substantially equivalent to a predicate device following a 510(k) submission. The safety and effectiveness of Class III devices cannot be reasonably assured solely by general or special controls. Submission and FDA approval of a PMA application is required before marketing of a Class III device can proceed. As with 510(k) submissions, unless an exemption applies, PMA submissions are subject to user fees. The PMA process is much more demanding than the 510(k) premarket notification process. A PMA application, which is intended to demonstrate that the device is reasonably safe and effective for its intended use and must be supported by extensive data, typically including data from pre-clinical studies and clinical trials.

The FDA also has the authority to allow the commercialization of unapproved medical devices, or new uses of existing devices in times of emergency, such as during a pandemic.

510(k) Clearance Marketing Pathway

To obtain 510(k) clearance for a medical device, an applicant must submit to the FDA a 510(k) notice demonstrating that the proposed device is “substantially equivalent” to a legally marketed device, known as a “predicate device.” A legally marketed predicate device may include a device that was legally marketed prior to May 28, 1976 (a pre-amendment device), a device that has been reclassified from Class III to Class II or Class I, or a device that was found substantially equivalent through the 510(k) process. A device is substantially equivalent if, with respect to the predicate device, it has the same intended use and has either (1) the same technological characteristics, or (2) different technological characteristics, but the information provided in the 510(k) submission demonstrates that the device does not raise new questions of safety and effectiveness and is at least as safe and effective as the predicate device. A showing of substantial equivalence sometimes, but not always, requires clinical data. Once the 510(k) submission is accepted for review, by regulation, the FDA has 90 calendar days to review and issue a determination. As a practical matter, clearance may take and often takes longer. Upon review, the FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence. In addition, the FDA collects user fees for certain medical device submissions and annual fees and for medical device establishments. For fiscal year 2020, the standard user fee for a 510(k) premarket notification application is $11,594. For fiscal year 2021, the standard user fee for a 510(k) premarket notification application will increase to $12,745.

Before the FDA will accept a 510(k) submission for substantive review, the FDA will first assess whether the submission satisfies a minimum threshold of acceptability. If the FDA determines that the 510(k) submission is incomplete, the FDA will issue a “Refuse to Accept” letter which generally outlines the information the FDA believes is necessary to permit a substantive review and to reach a determination regarding substantial equivalence. An applicant must submit the requested information within 180 days before the FDA will proceed with additional review of the submission.

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If the FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, for example, if the device is deemed to have a new intended use or different technological characteristics that raise different questions of safety or effectiveness when compared to the cited predicate device (and no other predicate can be identified), the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements or can request a risk-based classification determination for the device in accordance with the “de novo” process, which is a route to market for novel medical devices that are low to moderate risk and have no suitable predicate device. If the FDA determines that the information provided in a 510(k) submission is insufficient to demonstrate substantial equivalence to the predicate device, the FDA generally identifies the specific information that needs to be provided so that it may complete its evaluation of substantial equivalence, and such information may be provided within the time allotted by the FDA or in a new 510(k) submission should the original one have been withdrawn.

After a device receives 510(k) marketing clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, PMA approval. The determination as to whether or not a modification meets these criteria is initially left to the manufacturer using available FDA guidance. Many minor modifications today are accomplished by a “letter to file” in which the manufacturer documents the rationale for the change and why a new 510(k) submission is not required. However, the FDA may review such letters to file to evaluate the regulatory status of the modified product at any time and may require the manufacturer to cease marketing and recall the modified device until 510(k) clearance or PMA approval is obtained. The manufacturer may also be subject to significant regulatory fines or penalties.

Over the last several years, the FDA has proposed reforms to its 510(k) clearance process, and such proposals could include increased requirements for clinical data and a longer review period, or could make it more difficult for manufacturers to utilize the 510(k) process for their products. For example, in November 2018, FDA officials announced forthcoming steps that the FDA intends to take to modernize the premarket notification pathway under Section 510(k) of the FDCA. Among other things, the FDA announced that it planned to develop proposals to drive manufacturers utilizing the 510(k) pathway toward the use of newer predicates. These proposals included plans to potentially sunset certain older devices that were used as predicates under the 510(k) clearance pathway, and to potentially publish a list of devices that have been cleared on the basis of demonstrated substantial equivalence to predicate devices that are more than 10 years old. In May 2019, the FDA solicited public feedback on these proposals, including on whether it should consider certain actions that might require new authority. These proposals have not yet been finalized or adopted, and the FDA may work with Congress to implement such proposals through legislation.

PMA Approval Pathway

Class III devices require PMA approval before they can be marketed in the U.S., although some pre-amendment Class III devices for which FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is generally more demanding than the 510(k) premarket notification process. In a PMA, the manufacturer must demonstrate that the device is reasonably safe and effective, and the PMA must be supported by extensive data, including data from pre-clinical studies and clinical trials. The PMA must also contain a full description of the device and its components, a full description of the methods, facilities and controls used for manufacturing, and proposed labeling. Following receipt of a PMA, the FDA determines whether the application is sufficiently complete to permit a substantive review. If the FDA accepts the application for review, it has 180 days under the FDCA to complete its review of a PMA, although in practice, the FDA’s review may take and often takes significantly longer, and can take up to several years. An advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will generally conduct a pre-approval inspection of the applicant or its third-party manufacturers’ or suppliers’ manufacturing facility or facilities to ensure compliance with the QSR.

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The FDA will approve the new device for commercial distribution if it determines that the data and information in the PMA constitute valid scientific evidence and that there is reasonable assurance that the device safe and effective for its intended use(s). The FDA may approve a PMA with post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up data from patients in the clinical trial that supported PMA approval or requirements to conduct additional clinical trials post-approval. The FDA may also condition PMA approval on some form of post-market surveillance when deemed necessary to protect the public health or to provide additional safety and efficacy data for the device in a larger population or for a longer period of use. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and to make periodic reports to the FDA on the clinical status of those patients. Failure to comply with the conditions of approval can result in material adverse enforcement action, including withdrawal of the approval.

Certain changes to an approved device, such as changes in manufacturing facilities, methods, or quality control procedures, or changes in the design performance specifications, that affect the safety or effectiveness of the device, require submission of a PMA supplement. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. Certain other changes to an approved device require the submission of a new PMA, such as when the design change causes a different intended use, mode of operation, and technical basis of operation, or when the design change is so significant that a new generation of the device will be developed, and the data that were submitted with the original PMA are not applicable for the change in demonstrating a reasonable assurance of safety and effectiveness.

De novo Classification

Medical device types that the FDA has not previously classified as Class I, II or III are automatically classified into Class III regardless of the level of risk they pose. To market low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, a manufacturer may request a de novo down-classification of its medical device into Class I or Class II, rather than requiring the submission and approval of a PMA application. A medical device may be eligible for de novo classification if the manufacturer first submitted a 510(k) notice and received a determination from the FDA that the device was not substantially equivalent, or a manufacturer may request de novo classification directly without first submitting a 510(k) notice and receiving a not substantially equivalent determination. The FDA is required to classify the device within 120 calendar days following receipt of the de novo application, although in practice, the FDA’s review may take significantly longer. During the pendency of the FDA’s review, the FDA may issue an additional information letter, which places the de novo request on hold and stops the review clock pending receipt of the additional information requested. If the de novo requestor does not provide the requested information within 180 calendar days, the FDA will consider the de novo request to be withdrawn. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. In addition, the FDA may reject the de novo request if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed. In the event the FDA determines the data and information submitted demonstrate that general controls or general and special controls are adequate to provide reasonable assurance of safety and effectiveness, the FDA will grant the de novo request for classification. When the FDA grants a de novo request for classification, the device is granted marketing authorization and further can serve as a predicate for future devices of that type, through a 510(k) premarket notification.

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Clinical Trials

Clinical trials are typically required to support a PMA, often required for a de novo request, and sometimes required to support a 510(k) notice. All clinical investigations of devices to determine safety and effectiveness must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk,” as defined by the FDA, to human health, the FDA requires the device sponsor to submit an IDE application to the FDA, which must be approved prior to commencing clinical trials. A significant risk device is one that presents a potential for serious risk to the health, safety or welfare of a patient and either is implanted, purported or represented to be used in supporting or sustaining human life, is for a use that is substantially important in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health, or otherwise presents a potential for serious risk to a subject. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. A clinical trial may begin 30 days after receipt of the IDE by the FDA unless the FDA notifies the company that the investigation may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE for which it requires modification, the FDA may permit a clinical trial to proceed under a conditional approval. Acceptance of an IDE application for review does not guarantee that the FDA will approve the IDE and, if it is approved, the FDA may or may not determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects.

In addition, the clinical trials must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the IDE, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA.

If the device is considered “non-significant risk” (“NSR”), IDE submission to the FDA is not required. Instead, only approval from the IRB overseeing the investigation at each clinical trial site is required. Abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements also apply to NSR device studies.

During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical trial are also subject to the FDA’s regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device, and comply with all applicable reporting and record keeping requirements.

Additionally, after a trial begins, we, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits. Even if a clinical trial is completed, there can be no assurance that the data generated during a clinical trial will meet the safety and effectiveness endpoints or otherwise produce results that will lead the FDA to grant marketing clearance or approval.

Post-market Regulation

After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:

•	establishment registration and device listing with the FDA;

•	QSR requirements, which require manufacturers and contract manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

•	labeling regulations and FDA prohibitions against the promotion of investigational products, or “off-label” uses of cleared or approved products;

•	requirements related to promotional activities;

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•	clearance or approval of product modifications to 510(k)-cleared devices that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices;

•	medical device reporting regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur;

•	correction, removal and recall reporting regulations, which require that manufacturers report to the FDA field corrections, product removals or recalls if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

•	the FDA’s recall authority, whereby the agency can order device manufacturers to recall from the market a product that is in violation of governing laws and regulations; and

•	post-market surveillance activities and regulations, which apply when deemed by the FDA to be necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Advertising and promotion of medical devices, in addition to being regulated by the FDA, are also regulated by the Federal Trade Commission (“FTC”) and by state regulatory and enforcement authorities. Recently, promotional activities for FDA-regulated products have been the subject of enforcement action brought under healthcare reimbursement laws and consumer protection statutes. In addition, under the federal Lanham Act and similar state laws, competitors and others can initiate litigation relating to advertising claims. In general, if the FDA determines that our promotional materials or training constitute promotion of an unapproved or uncleared use or our products, it could request that we modify these materials or subject us to regulatory or enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our materials to constitute promotion of an unapproved or uncleared use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Manufacturing processes for commercial products are required to comply with the applicable portions of the QSR, which cover the methods and the facilities and controls for the design, manufacture, testing, production, processes, controls, quality assurance, labeling, packaging, distribution, installation and servicing of finished devices intended for human use. The QSR also requires, among other things, maintenance of a device master file, history file, device history records, and complaint files. As manufacturers, we and our contract manufacturers will be subject to periodic scheduled or unscheduled inspections by the FDA. Failure to maintain compliance with the QSR requirements could result in the shut-down of, or restrictions on, manufacturing operations and the recall or seizure of products, which would harm our business. The discovery of previously unknown problems with any of our test kits, including unanticipated adverse events or adverse events of increasing severity or frequency, whether resulting from the use of the device within the scope of its clearance or off-label by a physician in the practice of medicine, could result in restrictions on the device, including the removal of the product from the market or voluntary or mandatory device recalls.

The FDA has broad regulatory compliance and enforcement powers. If the FDA determines that we failed to comply with applicable regulatory requirements, it can take a variety of compliance or enforcement actions, which may result in any of the following sanctions:

•	warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

•	unanticipated expenditures to address or defend such actions;

•	customer notifications for repair, replacement, refunds;

•	recall, withdrawal, administrative detention or seizure of our test kits;

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•	operating restrictions or partial suspension or total shutdown of production;

•	refusal of or delay in granting our requests for 510(k) clearance or PMA approval of new test kits or modified test kits;

•	operating restrictions, partial suspension or total shutdown of production;

•	withdrawing 510(k) clearance or PMA approvals that are already granted;

•	refusal to grant export approval for our test kits; or

•	criminal prosecution.

The Federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal health care program, such as Medicare or Medicaid.

The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) prohibits knowingly and willfully (1) executing a scheme to defraud any health care benefit program, including private payers or (2) falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services. In addition, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, also restricts the use and disclosure of personal health information, mandates the adoption of standards relating to the privacy and security of individually identifiable health information and requires us to report certain breaches of unsecured, individually identifiable health information.

The Physician Payments Sunshine Act requires manufacturers of medical devices covered under Medicare and Medicaid to record transfers of value to physicians and teaching hospitals and to report this data beginning in 2013 to the Centers for Medicare and Medicaid Services for subsequent public disclosure. Similar reporting requirements have also been enacted on the state level, and an increasing number of countries worldwide either have adopted or are considering similar laws requiring transparency of interactions with health care professionals.

The False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal health care program. The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has submitted a false claim to the federal government, and to share in any monetary recovery.

If we or our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, exclusion from participating in government healthcare programs, contractual damages, reputational harm and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could materially adversely affect our ability to operate our business and our financial results.

Human Capital Resources

As of September 30, 2022, we had 12 full-time employees. None of our employees are represented by a collective bargaining agreement, and we have never experienced any work stoppage. We believe we have good relations with our employees.

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Properties and Facilities

We currently lease 2,658 square feet of office and laboratory space at The Biosphere, Draymans Way, Newcastle Helix, Newcastle Upon Tyne, UK.  The annual lease and service payments are £72,420 GBP.  The Leases expire on December 16, 2023.  We intend to renew the leases upon their expiration.

We currently lease our Company headquarters located at 2054 Vista Parkway, Suite 400, West Palm Beach, FL 33411. The lease is on a month-to-month basis and the monthly payments are $298.

Legal Proceedings

From time to time, we may be involved in various disputes and litigation matters that arise in the ordinary course of business. We are currently not a party to any material legal proceedings.

Changes in and Disagreements with Accountants

None.

Corporation Information

We were incorporated in Delaware on November 3, 2014. Our principal executive offices are located at 2054 Vista Parkway, Suite 400, West Palm Beach, FL 33411, and our telephone number is (844) 321-6362. Our corporate website address is www.mdnalifesciences.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors:

Name	Age	Position(s)
Executive Officers and Directors

Christopher C. Mitton	44	Chief Executive Officer and Director

Jonathan Mills	54	Chief Financial Officer

Jennifer Creed	45	Chief Development Officer

Andrew Harbottle, Ph.D.	49	Chief Science Officer

Robert Poulter	56	Chief Business Officer

Harry Smart	74	Chairman of the Board of Directors

Robert Thayer, Ph.D.	78	Director

Christopher Hill	74	Director

Executive Officers

Christopher C. Mitton, Chief Executive Officer, joined MDNA in January 2016, is a seasoned leader with over 20 years of management experience in medical diagnostics. Throughout his career, he has been successful in building and leading commercial operations in the area of personalized healthcare with a focus in molecular oncology diagnostics and has held several senior executive roles with responsibility for sales and marketing, business development, licensing, sales operations, and product commercialization strategy. Prior to joining MDNA in 2016, Mr. Mitton headed sales operations for Cancer Genetics Inc. from 2014 to 2015, an oncology-focused commercial lab. Before that, starting in 2008 to 2012 he led the North American commercial operations expansion of the France-based molecular diagnostic firm Ipsogen. When Ipsogen was acquired by Qiagen in 2012, Mr. Mitton assumed responsibility for the entire Personalized Healthcare portfolio through the end of 2014. Earlier in his career, he held sales positions with BioChem Immunosystems from 2000 to 2002, Abbott Diagnostics from 2002 to 2004 and Bayer Healthcare from 2004 to 2008. Mr. Mitton was appointed to the Board of Directors on October 21, 2022. Mr. Mitton earned his B.S. in Molecular Biology from Florida A&M University.

Jonathan Mills, Chief Financial Officer, joined MDNA in January 2020 on a part-time basis.  In December 2022, Mr. Mills was appointed the Company’s full time Chief Financial Officer. Mr. Mills is a practicing Chartered Certified Accountant with over 30 years’ experience. He runs his own accounting practice named Laverick Walton and Co. The practice was originally formed in 1896 and is based in the UK with over 900 clients. Mr. Mills directly manages a large portfolio of clients in diverse sectors from healthcare, marine insurance, IT, specialized manufacturing and the entertainment industry. Clients in his portfolio have complex business structures and include cross-jurisdiction groups in the UK, US, Monaco, Luxembourg, and the Channel Islands. Mr. Mills holds virtual CFO positions at a select number of companies with turnovers ranging from $5m-$25m and fulfils all aspects of the CFO role. He is qualified to undertake due diligence in both acquisition and disposal of companies and has been involved in deals worth $5M-$50M. Mr. Mills has obtained his accounting qualification from The University of North Umbria, based in Newcastle upon Tyne UK.

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Jennifer Creed, Chief Development Officer, joined MDNA in November 2014. Prior to joining MDNA, Ms. Creed was the Chief Development Officer of Mitomics Inc. Ms. Creed worked at Mitomics Inc. from 2001 to 2014, first as a senior research specialist, where her expertise in research was leveraged to discover new biomarkers and enabled Mitomics Inc. to create and optimize a number of molecular diagnostic tests. Ms. Creed is a leader in identifying non-invasive approaches to previously invasive molecular tests. Prior to joining Mitomics Inc., she spent three years as a DNA analyst at Lakehead University’s Paleo-DNA Laboratory, working with extensively degraded nucleic acids. Ms. Creed holds a B.Sc. (Hons) from Lakehead University (2000), where she specialized in biological anthropology.

Dr. Andrew Harbottle, Ph.D., Chief Science Officer, joined MDNA in November 2014. Prior to MDNA, Dr. Harbottle was Chief Science Officer of Mitomics Inc. Dr. Harbottle was with Mitomics Inc. from 2005 to 2014. His extensive and versatile laboratory experience has proven to be invaluable in supporting the MDNA biomarker engine and product development efforts. Prior to joining Mitomics Inc., Dr. Harbottle worked in dermatological sciences at the University of Newcastle upon Tyne, examining the role of mitochondrial DNA deletions in skin cancer and UV damage. He obtained his PhD from the University of Newcastle upon Tyne in the Departments of Pharmacology and Surgery, where he specialized in the field of cancer research and completed studies directed toward the protection of genes against DNA damage as well as tumor cell resistance to drugs.

Robert Poulter, Chief Business Officer, joined MDNA in March 2018.  Prior to joining MDNA, Mr. Poulter was an advisor and consultant to MDNA’s board and management from November 2014 to February 2018.  Mr. Poulter has led all business development efforts internationally and has successfully negotiated distribution and licensing agreements in the United States, Canada, Europe, South America, Asia, and the Middles East.  Prior to his advisory role for MDNA, Mr. Poulter was the President and CEO of Mitomics Inc. Mr. Poulter joined Mitomics Inc. in 2007 to oversee the company’s transition from a research and development focused company to a diverse, commercial enterprise offering a pipeline of early cancer detection products.  Mr. Poulter began his career in 1991 with Royal Bank of Canada in commercial banking; and in 1997, he joined the bank’s corporate transformation team.  In 2000, Mr. Poulter joined Accenture as a management consultant where he consulted on several commercial and retail banking projects in Singapore and Malaysia.  In 2002, Mr. Poulter joined IBM where he served as the practice leader for IBM's business consulting division in the area of Customer Relationship Management.  Mr. Poulter received an Honors Bachelor of Commerce degree in marketing and finance from Lakehead University, along with the Gold Medal for academic excellence and the President’s Award for his commitment to the university community.

Directors

Harry Smart, Chairman of the Board, became a director on November 4, 2014, is currently a non-executive director and private investor in a number of companies. Mr. Smart has worked in both the public and private sectors and has established a track record of successfully taking companies and organizations through major strategic changes. Mr. Smart moved into the financial services sector in 1984 with Northern Rock Building Society as Head of Planning and member of the Executive Committee.  Mr. Smart represented Northern Rock as a board member of a number of consortium companies and in 1989 he became a co-founder and director of Nexus Payment Systems International.  Mr. Smart was responsible for devising and implementing the expansion and diversification strategy which led to the successful sale of the company to Sligos SA in 1991.  He remained with Sligos until 1995 at which time he joined the board of Imminus Ltd.  Mr. Smart remained at Imminus/General Cable until 1998 when he was asked to set up the first non-bank ATM network in the UK for Euronet Worldwide Inc.  After successfully establishing the Euronet UK network, Mr. Smart joined with previous colleagues from Nexus/Sligos in 2000 as a co-founder and Group Managing Director of PayShop International Ltd which introduced bill-payment services in retail outlets in Portugal. PayShop was sold to Correios de Portugal SA in 2003 and Mr. Smart left PayShop in 2004. In 2006 Mr. Smart became an active director/investor in a number of biotech/healthcare start-up companies.  In two of these – Geneius Laboratories and Mitomics/MDNA – Mr. Smart became Executive Chairman.  Geneius Laboratories was sold to Synlab in 2017.  Mr. Smart continues to serve as Executive Chairman of MDNA. In addition, Mr. Smart has lectured at universities and management institutions and has authored numerous papers and articles. Mr. Smart holds a B.Sc. in chemical technology, a B.A. in applied computing, as well as an M.B.A. from the University of Newcastle upon Tyne.

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We believe that Mr. Smart is qualified to serve as a member of our Board of Directors because of his public company experience and his extensive business background.

Robert Thayer, Ph.D., became our director on November 19, 2014. He is a Mitomics Inc. co-founder, where he worked from 2001 to 2008, and a former professor of kinesiology, a position he held from 1978 to 2002, adjunct professor of biology, a position he held from 1991 to 2002 and faculty member in the applied bimolecular science program at Lakehead University in Thunder Bay, Ontario 1997 to 2002. Collectively, he has 27 years of teaching experience in kinesiology and biochemistry. His research focuses on heat shock protein expression in skeletal muscle from elderly subjects and mitochondrial DNA mutation associated with aging, skin and prostate cancer. Throughout his career, Dr. Thayer has authored 52 peer-reviewed publications, book chapters and abstracts. In addition to his academic career, he was a former Olympic athlete and coach for the Canadian Olympic Team in the 1976 Montreal Games and the 1980 Moscow Games. Dr. Thayer received his Ph.D. in kinesiology and biochemistry from the University of Western Ontario.

We believe that Dr. Thayer is qualified to serve as a member of our Board of Directors because of his extensive knowledge of the industry in which we operate.

Christopher Hill, joined our Board on November 9, 2015. He is a former shareholder and non-executive director on the board of Geneius Laboratories Ltd – the UK’s leading independent microbiological testing company which uses advanced DNA techniques to identify microbiological contaminants in food and drink – a position he held from 2008 to 2017. In 2009, he retired as Chairman and Managing Director of Cravens Ltd, a top 10 regional marketing and advertising agency in the UK, which he founded by way of a management-buy-out in 1988. He has a highly respected track record in marketing planning, creative communications and brand development. He has a particular interest in the way complex scientific concepts can be communicated to non-scientists and to the investment community. Mr. Hill holds a BA from Leeds University in the UK.

We believe that Mr. Hill is qualified to serve as a member of our Board of Directors because of his extensive knowledge of the industry in which we operate.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

Legal Proceedings

On August 7, 2014, creditors of Mitomics Inc. filed an application for an order pursuant to section 243(1) of the Bankruptcy and Insolvency Act of Canada. On October 8, 2014, the receiver filed a proposal in the name, and on behalf, of Mitomics Inc. The proposal was approved by the creditors of Mitomics Inc. and the Superior Court, respectively. On November 21, 2014, the receiver completed the sale of all the assets of Mitomics to MDNA Life Sciences Inc. in accordance with the terms of the approved proposal. Jennifer Creed, Dr. Andrew Harbottle, Robert Poulter and Robert Thayer, Ph.D. were executive officers at Mitomics Inc.

Board Composition

Our business and affairs are organized under the direction of our Board of Directors, which currently consists of 4 members. Our directors hold office until the earlier of their death, resignation, removal or disqualification, or until their successors have been elected and qualified. Our Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of our Board of Directors should be separate. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counselling and direction to our management. Our Board of Directors meets on a regular basis.

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We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Robert Thayer, Ph.D., and Christopher Hill, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our Board of Directors also determined that Harald Smart as chair, Robert Thayer, and Christopher Hill, who will comprise our audit committee following this offering, Christopher Hill as chair, Harald Smart, Robert Thayer, who will comprise our compensation committee following this offering, and Robert Thayer as chair, Harald Smart, and Christopher Hill, who will be members of our nominating and corporate governance committee following this offering, satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Upon consummation of this offering, our Board of Directors will establish three standing committees—audit, compensation, and nominating and corporate governance—each of which will operate under a charter that has been approved by our Board of Directors. Each committee has the composition and responsibilities described below. Our Board of Directors may from time to time establish other committees.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

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Audit Committee

Our audit committee consists of three members, Harry Smart, who is the chair of the committee, and Christopher Hill and Robert Thayer. Our Board of Directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our Board of Directors has determined that Harry Smart qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. In making this determination, our board has considered Mr. Smart’s extensive financial experience and business background. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

Our compensation committee consists of three members, Christopher Hill, who is the chair of the committee, and Harry Smart and Robert Thayer. Our Board of Directors has determined that each of the members of our compensation committee is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

●	reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

●	reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

●	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

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●	preparing the report that the SEC requires in our annual proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of three members, Robert Thayer, who is the chair of the committee, and Harry Smart and Christopher Hill. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

●	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

●	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

●	evaluating, nominating and recommending individuals for membership on our Board of Directors; and

●	evaluating nominations by stockholders of candidates for election to our Board of Directors.

Code of Ethics

Our Board plans to adopt a written code of business conduct and ethics (the “Code of Ethics”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code of Ethics and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code of Ethics.

Board Leadership Structure

Our Board of Directors is free to select the Chairman of the Board of Directors and the Chief Executive Officer in a manner that it considers to be in the best interests of our Company at the time of selection. Currently, Mr. Christopher C. Mitton serves as our Chief Executive Officer, and Mr. Harry Smart as Chairman of the Board of Directors. We currently believe that this leadership structure is in our best interests and strikes an appropriate balance between our Chief Executive Officer’s responsibility for the day-to-day management of our company and the Chairman of the Board of Directors’ responsibility to provide oversight, including setting the Board of Directors’ meeting agendas and presiding at executive sessions of the independent directors. This leadership structure provides a strong link between management and our Board of Directors, which we believe promotes clear communication and enhances strategic planning and implementation of corporate strategies. Additionally, in addition to having a non-executive Chairman of the Board of Directors, 3 of our 4 members of our Board of Directors have been deemed to be “independent” by the Board of Directors, which we believe provides sufficient independent oversight of our management. Because we have a non-executive Chairman of the Board of Directors, our Board of Directors has not designated a lead independent director.

Our Board of Directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our Board of Directors is in regular contact with our Chief Executive Officer and Chief Financial Officer, who report directly to the Board of Directors and who supervise day-to-day risk management.

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Role of Board in Risk Oversight Process

We face a number of risks, including those described under the caption “Risk Factors” contained elsewhere in this prospectus. Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our Board of Directors focuses its oversight on the most significant risks facing us and, on our processes, to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

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EXECUTIVE AND DIRECTOR COMPENSATION

2022 Summary Compensation Table

The following table sets forth total compensation earned by    our named executive officers for the years ended September 30, 2022 and 2021. Individuals we refer to as our “named executive officers” include our Chief Executive Officer, Chief Business Officer, and Chief Development Officer. No other executive officer received total compensation in excess of $100,000 in fiscal years 2021 or 2022.

Name and Principal Position	Year	Salary	Deferred Salary (1)	All Other Compensation (2)	Total Compensation (3)
Christopher C. Mitton	2021 (4)	$240,000	$100,000	$117,882	$357,882
Chief Executive Officer	2022 (5)	$240,000	$110,000	$139,701	$379,701
Robert Poulter	2021 (6)	$225,000	$112,500	$101,139	$326,139
Chief Business Officer	2022 (7)	$225,000	$93,750	$111,345	$336,345
Jennifer Creed	2021 (8)	$180,000	$135,000	$56,020	$236,020
Chief Development Officer	2022 (9)	$180,000	$75,000	$97,667	$277,667

1)	This column represents the portion of salary that was deferred to preserve cash. This amount was earned but not paid.

2)	This column represents the uplift on deferred compensation plus accrued interest.

3)	This column represents total compensation earned which includes salary plus uplift and accrued interest.

4)

Effective December 1, 2020, Mr. Mitton deferred 50% of his salary at 8% interest with an uplift of 100% of the deferred salary. As of September 30, 2021, there was total accumulated deferred   compensation of $214,132, which consisted of deferred base salary of $100,000, an uplift of $100,000, and accrued interest of $14,132.

5)

Mr. Mitton continued to defer 50% of his salary at 8% interest with an uplift of 100% of the deferred salary until October 31, 2021. Effective April 15, 2022, Mr. Mitton deferred 100% of his salary at 8% interest with an uplift of 100% of the deferred salary. As of September 30, 2022, there was total accumulated deferred compensation of $233,933, which consisted of deferred base salary of $110,000, an uplift of $110,000, and accrued interest of $13,933.

6)

Effective December 1, 2020, Mr. Poulter deferred 50% of his salary at 8% interest with an uplift of 100% of the deferred salary. As of September 30, 2021, there was total accumulated deferred compensation of $210,124, which consisted of a deferred base salary of $112,500, an uplift of $84,375, and accrued interest of $13,249

7)

Mr. Poulter continued to defer 50% of his salary at 8% interest with an uplift of 100% of the deferred salary until October 31, 2021. Effective May 1, 2022, Mr. Poulter deferred 100% of his salary at 8% interest with an uplift of 100% of the deferred salary. As of September 30, 2022, there was total accumulated deferred compensation of $199,688, which consisted of a deferred base salary of $93,750, an uplift of $93,750, and accrued interest of $12,188.

8)

Effective April 1, 2021, Ms. Creed deferred 50% of her salary at 8% interest with an uplift of 100% of the deferred salary. As of September 30, 2021, there was total accumulated deferred compensation of $262,270, which consisted of a deferred base salary of $135,000, an uplift of $112,500, and accrued interest of $14,770.

9)

Ms. Creed continued to defer 50% of her salary at 8% interest with an uplift of 100% of the deferred salary until October 31, 2021. Effective May 1, 2022, Ms. Creed deferred 100% of her salary at 8% interest with an uplift of 100% of the deferred salary. As of September 30, 2022, there was total accumulated deferred compensation of $159,750, which consisted of a deferred base salary of $75,000, an uplift of $75,000, and accrued interest of $9,750.

Employment Agreements

We have entered into employment agreements with three of our executive officers. Set forth below is a summary of the material provisions of such employment agreements, which summaries do not purport to contain all of the material terms and conditions of each such agreement. For purposes of the following employment agreements:

Christopher C. Mitton Employment Agreement

Christopher Mitton entered into an employment agreement with the Company on January 8, 2016 as Chief Executive Officer. The initial term of employment was for 12 months and is automatically be renewed for successive one-year periods unless either party gives written notice of termination. As part of Mr. Mitton’s employment, Mr. Mitton received an initial grant of options for up to 61,779 shares of Common Stock with an exercise price of $6.68 per share, of which 20,593 vested immediately, and receives a $240,000 annual base salary, may receive incentive cash compensation as determined annually by the Board of Directors, and may receive period stock incentive stock option grants as determined by the Board of Directors.

Robert Poulter Employment Agreement

Robert Poulter entered into an employment agreement with the Company on March 1, 2018 as Chief Business Officer. The term of employment commenced on March 1, 2019 and continues until terminated in accordance with the terms therein. As part of Mr. Poulter’s employment, Mr. Poulter receives a $225,000 annual base salary, will receive an annual discretionary bonus payment not to exceed 30% of this annual salary as determined by the Board of Directors, and may receive discretionary stock option grants as determined by the Board of Directors.

Jonathan Mills Employment Agreement

 Jonathan Mills entered into an employment agreement with the Company on December 1, 2022 as Chief Financial Officer. The initial term of employment is for 12 months and will be automatically renewed for successive one-year periods unless either party gives written notice of termination. As part of Mr. Mill’s employment, Mr. Mills receives 6,000 restricted stock units each month until the Company consummates this offering or when the Company’s common stock becomes actively traded on a stock market. After the Company consummates this offering or when the Company’s common stock becomes actively traded on a stock market, the Company shall pay Mr. Mills a base salary of $6,000 per month.

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Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of September 30, 2022:

Name	Number of Securities Underlying Unexercised Options/Warrants Exercisable (#)		Number of Securities Underlying Unexercised Options/Warrants Unexercisable (#)	Option/Warrants Exercise Price ($)	Option/Warrants Expiration Date	Equity: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher C. Mitton	61,779	(1)	—	$6.68	1/5/2026	—	$—
	49,423	(1)	—	6.68	12/30/2027	—	—
	37,068	(1)	—	15.42	6/28/2028	—	—
	37,068	(1)	—	15.42	12/29/2028	—	—
	32,949	(1)	—	15.42	12/29/2029	—	—
	9,065	(2)	—	6.48	9/28/2024	—	—
	50,458	(2)	—	6.48	9/28/2024	—	—
	8,072	(2)	—	6.48	12/29/2024	—	—
	17,437	(2)	—	6.48	9/28/2025	—	—
	206	(2)	—	10.62	1/14/2023	—	—
	1,030	(2)	—	13.49	1/14/2023	—	—
	494	(2)	—	10.62	1/14/2023	—	—
	2,471	(2)	—	13.49	1/14/2023	—	—
	88	(2)	—	11.03	5/30/2024	—	—
	438	(2)	—	14.01	5/30/2024	—	—
Robert Poulter	49,423	(1)	—	6.68	12/30/2027	—	—
	28,830	(1)	—	15.42	6/28/2028	—	—
	28,830	(1)	—	15.42	12/29/2028	—	—
	30,507	(1)	2,442	15.42	12/29/2029	—	—
	18,946	(2)	—	6.48	8/29/2024	—	—
	30,020	(2)	—	6.48	9/28/2024	—	—
	18,974	(2)	—	6.48	10/29/2024	—	—
	13,427	(2)	—	6.48	12/29/2024	—	—
	22,419	(2)	—	6.48	9/28/2025	—	—
	55,510	(2)	—	6.48	12/29/2025	—	—
	10,182	(2)	—	10.72	12/31/2021	—	—
	11,144	(2)	—	11.82	12/30/2022	—	—
Jennifer Creed	—		—	$—	—	—	$—

(1)	Represents options.
(2)	Represents warrants.

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2015 Stock Option and Incentive Plan

On February 22, 2015 the Company entered into a stock option and incentive plan (the “2015 Plan”) to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its subsidiaries (each a “Participant”), all of whom are eligible to receive Awards under the 2015 Plan.

The 2015 Plan is administered by the Board of Directors and the Board of Directors, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2015 Plan and to interpret and correct the provisions of the 2015 Plan and any Award. The 2015 Plan authorizes up to 494,234 shares of Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the 2015 Plan and the per-participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board of Directors shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

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2015 Restricted Stock Unit Plan

As of the date of this prospectus, we had reserved 494,234 shares of our Common Stock for issuance upon settlement of restricted stock units (“RSU”) granted pursuant to the 2015 Restricted Stock Unit Plan (the “2015 RSU Plan”). The 2015 RSU Plan grants provide that one hundred percent (100%) of each of the RSU grants would vest on one year from the date of grant, provided that the grantee continues as a non-employee director, an eligible employee, consultant or advisor of the Company or its subsidiaries until such date. Unless otherwise determined by the Board of Directors (the “Board”), or after the date on which a director is elected to the Board or re-elected to an additional one-year term (the “Award Date”), any RSUs outstanding immediately prior to a change in control, but which are not vested, shall become fully vested upon the occurrence of a change in control. If the Board decides not to nominate a grantee for an additional term as director, unless such decision is for cause, the RSUs vest on the date of the Company’s subsequent annual meeting of stockholders at which directors are elected, provided that the grantee continues being a member of the Board until such date. A grantee is also entitled to be credited with dividend equivalents (the “Dividend Equivalents”) in the form of additional fully vested RSUs on each dividend payment date in respect of which normal cash dividends are paid on the underlying shares.

Director Compensation

The following table sets forth the total compensation for each person who served as a non-employee member of our Board of Directors and received compensation for such service during the fiscal year ended September 30, 2022. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation (#)	Nonqualified deferred Compensation earnings ($)	Total ($)
Harry Smart	$—	2,098	(1)	$—	—	$—	$2,098
Robert Boxer	—	—	(2)	—	—	—	—
Robert Thayer, Ph.D.	—	24	(3)	—	—	—	24
Christopher Hill	$—	2,038	(4)	$—	—	$—	$2,038

(1)	$2,098represents the grant date fair value for 25,206 granted RSUs during the year ended September 30, 2022.

(2)

$0 represents the grant date fair value for 824 granted RSUs during the year ended September 30, 2022. Mr. Boxer resigned as a director on May 22, 2022. His decision was not the result of a disagreement with the policies or actions of the Company’s Board or management, but a personal decision to retire.

(3)	$24 represents the grant date fair value for 5,766 granted RSUs during the year ended September 30, 2022.

(4)	$2,038 represents the grant date fair value for 10,791 granted RSUs during the year ended September 30, 2022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our Common Stock as of December 31, 2022, with respect to: (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group, which reflects the conversion of all outstanding shares of Series A Preferred Stock into Common Stock upon the closing of this offering.

Applicable percentage ownership is based on 1,407,851 shares of Common Stock outstanding as of December 31, 2022. The percentage of beneficial ownership after this offering assumes the sale and issuance of shares of Common Stock in this offering of 2,100,000 shares of common stock, the conversion of $18,481,365 in aggregate principal of our Secured Convertible Notes outstanding as of September 30, 2022 into 4,099,470 shares of Common Stock, reflects the conversion of all outstanding shares of Series A Preferred Stock into 1,649,279 shares of Common Stock, and no exercise by the representative of the underwriters of its over-allotment option to purchase additional shares of Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such securities. In addition, pursuant to such rules, we deemed outstanding shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2022. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws.

	Beneficial Ownership Prior to Offering		Beneficial Ownership After the Offering
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage	Number of Shares	Percentage
Named Executive Officers and Directors
Christopher C. Mitton (2)	1,032,090	53%	1,032,090	11%
Robert Poulter (3)	679,542	33%	679,542	7%
Harry Smart (4)	2,820,851	74%	2,820,851	24%
Robert Boxer (5)	127,673	9%	127,673	1%
Robert Thayer, Ph.D. (6)	37,076	3%	37,076	* %
Christopher Hill(7)	45,980	3%	45,980	* %
Jennifer Creed(8)	134,664	9%	134,664	1%
All directors and executive officers as a group (9 persons)	5,056,301	93%	5,056,301	38%

5% Stockholders
Halfmoon Bay(9)	77,389	5%	77,389	* %
Tim Ward (10)	184,067	12%	184,067	2%

*	Represents beneficial ownership of less than 1%.

(1)	The address for the named executive officers and directors is 2054 Vista Parkway, Suite 400, West Palm Beach, FL, 33411.

(2)	Includes 91,398 in warrants, 218,287 in vested options, 123,390 shares from preferred stock, and 116,578 shares from convertible debt.

(3)	Includes 170,740 in warrants, 137,591 in vested options, 141,626 shares from preferred stock, and 229,573 shares from convertible debt. Does not include 2,442 in unvested options.

(4)	Includes 1,098,517 in warrants, 264,614 in vested RSUs, 975,025 shares from preferred stock and 340,440 shares from convertible debt. Does not include 3,089 in unvested RSUs.

(5)	Includes 33,791 in warrants, 38,612 in vested RSUs, 34,157 shares from preferred stock, and 21,105 shares from convertible debt. Mr. Boxer resigned as a director on May 22, 2022.

107

(6)	Includes 37,068 in vested RSUs.

(7)	Includes 2,154 in warrants, 40,733 in vested RSUs, 1,963 shares from preferred stock, and 1,040 shares from convertible debt. Does not include 3,089 in unvested RSUs.

(8)	Includes 16,474 in warrants, 3,289 in vested RSUs, 57,661 shares from vested options, and 57,239 shares from convertible debt.

(9)	Nik Hanim, Halfmoon Bay, Ste 10.3 Lvl 10 West Wing Rohas Perkasa No. 9 Jalan P Ramlee, 50250 Kuala Lumpur, Malaysia.

(10)	Includes 33,511 in warrants, 7,093 in vested RSUs, 24,867 shares from preferred stock, and 66,235 shares from convertible debt. Tim Ward, Flat 7, 15 Kean St, London, WC2B 4AZ, UK.

108

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during the last two completed fiscal years to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of our average total assets at year end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive and Director Compensation.”

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

Professional Services

The Company uses a firm which Jonathan Mills, the Company’s CFO is an owner of for various professional services. These professional services include book keeping and financial accounting services. The expenses incurred during the years ended September 30, 2022 and 2021 were $20,986 and $21,327, respectively. The amounts outstanding as of September 30, 2022 and 2021, were $0 and $1,350, respectively, which are included in accounts payable and accrued expenses on the consolidated balance sheet.

Notes payable – Related Party

On April 1, 2020, the Company entered into a loan for £100,000 GBP with the Harry Smart, Chairman of the Board with an original issuance discount of £20,000 GBP. This note has an interest rate of 12% per year (18% default). This note has a maturity date of December 31, 2020. There were no payments made on the note as of September 30, 2021. The accrued interest on the note as of September 30, 2021, was £5,984 GBP. The note was in default until September 30, 2021, at which point the note and all accrued interest were converted to a new convertible note for $159,682. The convertible note has a maturity date of February 28, 2023, carries interest at 12% (15% default), is due at maturity, and is convertible at $6.68 per share, unless the Company completes a successful IPO, at which point the conversion rate would become 75% of the IPO price with a maximum amount of $24.28. This conversion feature is a derivative, see Note 3, for the accounting for the derivative.

Advance from Related Party

On May 27, 2022, the Chairman of the Board advanced the Company £55,000. The advance is non-interest bearing and due on demand. In connection with the advance, the Company issued 13,457 warrants with a fair value of $27,978 which was recorded as interest expense. At September 30, 2022, £75,000 ($98,693) is outstanding on the advance.

Convertible notes – related party

As of September 30, 2022, the total aggregate amount of convertible notes held by related parties is $5,280,183, and the total amount for which the Company is in default is $0 at a default interest rate of 18%.

The table below reflects related party convertible notes issued during the last three completed fiscal years including the extension of $4,361,920 in related party convertible notes entered into on November 17, 2021 which extends the related party convertible notes to November 17, 2022.

Note Holder		Issue Date	Note Denomination	Issue Amount (in local denomination)	Original Maturity Date	Extended Maturity Date	Interest Rate	Default Interest Rate	Conversion
Hobart Ltd		11/04/19	USD	68,936	11/17/21	11/17/22	8%	18%	0.08 Class A Common per $1.00
Smart, Harald		11/04/19	USD	110,298	11/17/21	11/17/22	8%	18%	0.08 Class A Common per $1.00
Poulter, Marica		11/12/19	USD	50,000	11/17/21	11/17/22	8%	18%	0.08 Class A Common per $1.00
Hill, Christopher		01/11/20	USD	5,000	11/17/21	11/17/22	8%	18%	0.08 Class A Common per $1.00
Hobart Ltd		03/27/20	GBP	17,500	11/17/21	11/17/22	8%	18%	0.19 Class A Common per £1.00
Smart, Harald		04/01/20	USD	10,000	11/17/21	11/17/22	8%	18%	0.15 Class A Common per $1.00
Poulter, Donald		05/29/20	USD	10,638	11/17/21	11/17/22	8%	18%	0.08 Class A Common per $1.00
Mitton, Christopher		05/31/20	USD	10,638	11/17/21	11/17/22	8%	18%	0.08 Class A Common per $1.00
Hobart Ltd		10/17/20	GBP	57,692	11/17/21	11/17/22	10%	18%	206 Common Stock for every GBP£ 769.23
Harry Smart		10/17/20	GBP	57,692	11/17/21	11/17/22	10%	18%	206 Common Stock for every GBP£ 769.23
Andrew Harbottle	Salary Deferral	11/01/20	GBP	36,517	11/17/21	11/17/22	8%	18%	82.37 shares for each 400 (GBP)
Robert Poulter	Salary Deferral	12/01/20	USD	205,078	11/17/21	11/17/22	8%	18%	82.37 shares for each $550
Christopher Mitton	Salary Deferral	12/01/20	USD	218,750	11/17/21	11/17/22	8%	18%	82.37 shares for each $550
Smart, Harry		09/30/21	USD	159,682	02/28/23		12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Robert Poulter	Salary Deferral	11/01/21	USD	215,531	11/17/21	11/17/22	8%	18%	82.37 shares for each $550
Andrew Harbottle	Salary Deferral	11/01/21	GBP	41,733	11/17/21	11/17/22	8%	18%	82.37 shares for each 400 (GBP)
Christopher Mitton	Salary Deferral	11/01/21	USD	229,900	11/17/21	11/17/22	8%	18%	82.37 shares for each $550
Jennifer Creed	Salary Deferral	11/01/21	USD	275,188	11/17/21	11/17/22	8%	18%	82.37 shares for each $550

The total amount of convertible notes issued to related parties during the past two fiscal years is $1,563,639 and £211,134 GBP. The USD amount is comprised taking the spot rate of the GBP on the date of issuance. The table above is not representative of the total outstanding debt, the table above only reflects issuances for the past two years.

109

Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. Further, we intend to enter into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel. Our audit committee will approve only those transactions that it determines are fair to and in the best interests of the Company.

To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

110

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our Common Stock and preferred stock, certain provisions of our certificate of incorporation and our bylaws and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement and are incorporated by reference to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares consisting of 200,000,000 shares of Common Stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of September 30, 2022, there were 1,407,851shares of Common Stock issued and outstanding, 2,632,782 shares of Common Stock issuable upon exercise of outstanding warrants, and 488,056 shares of Common Stock issuable upon exercise of outstanding stock options.

Under the terms of our certificate of incorporation, holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our Board of Directors from time to time may determine. Our Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Board of Directors will have the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Restricted Stock Units

As of the date of this prospectus, we had reserved 494,234 shares of our Common Stock for issuance upon settlement of restricted stock units (“RSU”) granted pursuant to the 2015 Restricted Stock Unit Plan. The 2015 Restricted Stock Unit Plan grants provide that one hundred percent (100%) of each of the RSU grants would vest on one year from the date of grant, provided that the grantee continues as a non-employee director, an eligible employee, consultant or advisor of the Company or its subsidiaries until such date. Unless otherwise determined by the Board of Directors (the “Board”), or after the date on which a director is elected to the Board or re-elected to an additional one-year term (the “Award Date”), any RSUs outstanding immediately prior to a change in control, but which are not vested, shall become fully vested upon the occurrence of a change in control. If the Board decides not to nominate a grantee for an additional term as director, unless such decision is for cause, the RSUs vest on the date of the Company’s subsequent annual meeting of stockholders at which directors are elected, provided that the grantee continues being a member of the Board until such date. A grantee is also entitled to be credited with dividend equivalents (the “Dividend Equivalents”) in the form of additional fully vested RSUs on each dividend payment date in respect of which normal cash dividends are paid on the underlying shares.

111

Series A Convertible Preferred Stock

The Company is authorized to issue 50,000,000 shares of convertible preferred stock (the “Series A Preferred Stock”).  There were 20,022,245 Series A Convertible Preferred Stock shares outstanding as of September 30, 2022. The Series A Preferred Stock has a conversion price of $6.68. As of September 30, 2022, the outstanding shares of Series A Preferred Stock would convert into 1,649,279shares of Common Stock. The Series A Preferred Stock has no voting rights and in the case of liquidation, will liquidate before any Common Stock. In the event of a successful public offering, the Company will have the right to force a conversion into Common Stock.

The Series A Preferred Stock earns dividends at a rate of 8% per year, payable quarterly on January 15, April 15, July 15, and October 15. During the year ended September 30, 2022, the convertible preferred stock earned dividends of $852,785. As of September 30, 2022, there were $185,849 in unpaid accrued dividends.

During the year ended September 30, 2022, the Company issued 1,524,786 shares of Series A Preferred Stock, in lieu of cash payment, for the dividends earned by shareholders during the year.

Voluntary Conversion

The Series A Preferred Stock are convertible at any time after the original issue date at the option of the holder thereof into the number of shares of Common Stock determined by dividing the state valued of such share of preferred stock by the conversion price, as stated in the certificate of designation of the Series A Preferred Stock (the “Certificate of Designation”). Holders shall effect conversions by providing the Company with the form of conversion provided in the certificate of designation (the “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted and the date on which such conversion is to be effected (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered.

Forced Conversion

The Company has the right upon fifteen (15) days written notice to require a holder to convert the Series A Preferred Stock to Common Stock at the conversion price, as defined in the Certificate of Designation, at any time in the event of any of the following: (i) the Company shall undertake an initial public offering under any applicable securities legislation or the Common Stock shall become actively traded on any eligible market; (ii) in the event of any amalgamation, merger, consolidation or similar transaction with any corporation dealing at arm’s length with the Company or the Company entering into any agreement that proposes or provides for any of the foregoing; (iii) in the event the Company shall enter into any agreement for the sale of a majority of its assets which transaction is approved by the shareholders of the Company holding shares representing a majority of the total votes of the Common Stock of the Company (calculated without reference to the Common Stock underlying the Series A Preferred Stock); and (iv) in the event any Fundamental Transaction (as defined in the Certificate of Designation) is proposed, offered or entered into, which Fundamental Transaction is conditional upon the bidder acquiring all of the issued and outstanding shares and which bid is acceptable to the shareholders of the Company holding shares representing a majority of the total votes of the Common Stock of the Company (calculated without reference to any Common Stock underlying the Series A Preferred Stock).

Dividends

Holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, cumulative dividends in the form of shares of Series A Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 8% per annum, payable quarterly in arrears on January 15, April 15, July 15, and October 15 and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) in the form of duly authorized, validly issued, fully paid and non-assessable shares of Series A Preferred Stock valued at the Stated Value.

Dividends on the Series A Preferred Stock shall accrue daily commencing on the original issue date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Dividends shall cease to accrue with respect to any Series A Preferred Stock converted.

112

Anti-dilution Provisions

The Conversion Price is subject to adjustment on a “weighted average” basis such that, subject to certain exceptions, if the Company issues Common Stock or Common Stock equivalents at a price per share less than the then applicable Conversion Price for the Series A Preferred Stock after the closing, the Conversion Price of the Series A Preferred Stock shall be reduced based upon the following formula: the “weighted average” formula is calculated to reduce the Conversion Price in effect prior to such issuance or sale to a price determined by dividing (A) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by the then applicable conversion price and (ii) the consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

Voting Rights

The Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designation) senior to, or otherwise pari passu with, the Series A Preferred Stock or any other class of preferred stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Series A Preferred Stock, (d) increase the number of authorized shares of the Series A Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Preferred Stock are entitled to receive, before the holders of any of the Common Stock or other classes of preferred stock of the Company ranking junior thereto, out of the remaining net assets of the Company, the amount each holder invested in the Series A Preferred Stock. After such payment have been made in full to the holders of the outstanding Series A Preferred Stock, the holders of the outstanding Series A Preferred Stock will be entitled to no further participation in such distribution of the assets of the Company on account of their ownership of Series A Preferred Stock.

In the event that, after payment or provision for payment of the debts and other liabilities of the Company and any accrued and unpaid dividends of the Series A Preferred Stock, the remaining net assets of the Company are not sufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with the shares of the Series A Preferred Stock upon such liquidation, unless proportionate distributive amounts shall be paid on account of each share of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series A Preferred Stock, are respectively entitled upon such liquidation.

Ranking

As long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without obtaining the prior written consent of the holders of at least a majority of the shares of the Series A Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Company, the terms of which provide that such class or series shall rank prior to, or on parity with, the Series A Preferred Stock in respect to rights upon dissolution, liquidation or winding up of the Company. The Company may, however, at any time create, authorize or issue, without the consent of any of the holders of the Series A Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series A Preferred Stock in respect to dissolution, liquidation or winding up of the Company.

Options

As of September 30, 2022, there are options outstanding that have been issued to our officers, directors, and employees to purchase 488,056 shares of our Common Stock pursuant to our 2015 Stock Option and Incentive Plan.

113

Restricted Stock Units

As of September 30, 2022, there are restricted stock units outstanding that have been issued to our officers, directors, and employees to purchase 9,267 shares of our Common Stock pursuant to our 2015 Stock Option and Incentive Plan.

Warrants

As of September 30, 2022, there are warrants outstanding that have been issued to our officers, directors, employees, stockholders, and noteholders to purchase 2,632,782 shares of our Common Stock.

Secured Convertible Notes

As of September 30, 2022, secured convertible notes were comprised of: (i) unrelated party secured convertible notes (the “Unrelated Party Secured Convertible Notes”); and (ii) related party secured convertible notes (the “Related Party Secured Convertible Notes together with the Unrelated Secured Convertible Notes, the “Secured Convertible Notes”).

(i)	The Unrelated Party Secured Convertible Notes: As of September 30, 2022, unrelated party Secured Convertible Notes, (gross of debt discount of $371,478 were comprised of the following:

Conversion Rate	Denomination	Outstanding Principal (in USD)		Interest Rate	Default Rate	Maturity Date
0.14 shares of Class A common stock $1.00	USD	7,032,848	*	8%	18%	11/17/22
0.18 shares of Class A common stock $1.00	USD	338,072	*	8%	18%	11/17/22
0.11 shares of Class A common stock £1.00	GBP	12,560		8%	18%	11/17/22
0.08 shares of Class A common stock $1.00	USD	3,650,222		8%	18%	11/17/22
0.08 shares of Class A common stock $1.82	USD	199,585		8%	18%	11/17/22
0.15 shares of Class A common stock $1.00	USD	469,460		8%	18%	11/17/22
0.19 shares of Class A common stock £1.00	GBP	13,362		8%	18%	11/17/22
206 shares of Class A common stock for Every $1,000	USD	224,400		10%	18%	11/17/22
206 shares of Class A common stock for every CAD $1,350	CAD	79,691		10%	18%	11/17/22
206 Common Stock for every £769.23	GBP	12,360		10%	18%	11/17/22
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	209,700	*	12%	15%	02/28/23
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	1,000,000	*	12%	15%	03/30/23
$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	GBP	685,758		8%	15%	11/17/22
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	300,000	*	12%	15%	1/28/2024
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	GBP	30,400	*	12%	15%	1/28/2024
Total outstanding principal		14,258,418

*Company can force conversion of these notes in the event of a successful IPO.

On November 17, 2021, the Company extended $11,734,266 in convertible notes to November 17, 2022. As of September 30, 2022, the total amount of debt in default is $166,856 at a default interest rate of 18%.

(ii)	The Related Party Secured Convertible Notes: As of September 30, 2022, Related Party Secured Convertible Notes (gross of debt discount of $43,278) were comprised of the following:

Conversion Rate	Denomination	Outstanding Principal (in USD)		Interest Rate	Default Rate	Maturity Date
0.14 shares of Class A common stock $1.00	USD	1,452,928	*	8%	18%	11/17/22
0.16 shares of Class A common stock $1.00	USD	494,319	*	8%	18%	11/17/22
0.18 shares of Class A common stock $1.00	USD	476,503	*	8%	18%	11/17/22
0.10 shares of Class A common stock £1.00	GBP	156, 267		8%	18%	11/17/22
0.11 shares of Class A common stock £1.00	GBP	567,876		8%	18%	11/17/22
0.08 shares of Class A common stock $1.00	USD	516,729		8%	18%	11/17/22
0.15 shares of Class A common stock $1.00	USD	10,400		8%	18%	11/17/22
0.19 shares of Class A common stock £1.00	GBP	21,980		8%	18%	11/17/22
206 shares of Class A common stock for every £769.23	GBP	142,616		10%	18%	11/17/22
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	159,682	*	12%	15%	02/28/23
82 shares of Class A common stock for each $550	USD	1,194,006		8%	18%	11/17/22
82 shares of Class A common stock for each £400	GBP	99,662		8%	18%	11/17/22
Total outstanding principal		5, 323,462

*Company can force conversion of these notes in the event of a successful IPO. Some holders of the notes which do not provide for force conversion, have agreed to convert their notes, upon the consummation of this offering.

On November 17, 2021, the Company extended $4,361,920 in related party convertible notes. These notes were extended to November 17, 2022. As part of the extension agreements, all accrued interest as of the extension date was added to the principal of the notes. In addition to capitalizing the accrued interest, the Company also increased the interest earned from November 17, 2020 through November 17, 2021 to 12%. The increase in interest during that period was $181,814. During the year ended September 30, 2022, certain noteholders elected to convert $208,779 of accrued interest to principal plus $181,814 relating to the sweetener. The total accrued interest, including the increased interest at November 17, 2021 that was added to the principal was $390,593for related party convertible note holders. The Company also issued warrants as part of this extension. (See Note 9 in the accompanying consolidated financial statements). The Company determined that debt modification accounting applied, and as such, the sweetener and fair value of the warrants given to the noteholders as part of the extension was capitalized and recorded as debt discount.

On November 1, 2021, the Company issued convertible notes to cover the deferred salary of its executives. The Company issued a note of $229,900 to is Chief Executive Officer, $215,531 to its Chief Business Officer, $275,188 to its Chief Development Officer, and £41,733 GBP ($50,748 USD) to its Chief Science Officer. These notes have an interest rate of 8% and a maturity date of November 17, 2022. These notes have a conversion price of $6.68.

There were no convertible debt repayments made during the year ended September 30, 2022.

All convertible notes have no monthly payments and are due in full at maturity.

114

Registration Rights

In connection with the January 2018 Private Placement, we granted registration rights to the purchasers of our securities in the January 2018 Private Placement. Pursuant to the terms of the January 2018 Private Placement, we are required to file a registration statement with the SEC that covers all of the securities sold in the January 2018 Private Placement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities which qualifies or limits our Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Representative’s Warrants

We have agreed to issue to the Representative or its designees, at the closing of this offering, warrants to purchase up to a total of  63,000 shares of Common Stock, or up to 72,450 shares if the Representative’s over-allotment option is exercised in full (in each case 3% of the number of shares of Common Stock sold in this offering). The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and a half-year period commencing six months from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8)(A). The Representative’s Warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus. The Representative’s Warrants will provide for cashless exercise and customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110, and the number of shares underlying the Representative’s Warrants shall be reduced, or the exercise price increased, if necessary, to comply with FINRA rules or regulations. Further, the Representative’s Warrants will provide for a one-time demand registration right and unlimited piggyback rights in the event the registration statement of which this prospectus forms a part is no longer effective.

115

Anti-Takeover Provisions of Delaware Law and Our Charter Documents

Section 203 of the Delaware General Corporation Law (“DGCL”)

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Exchange Listing

We intend to apply to list our Common Stock on the Nasdaq Capital Market under the trading symbol “MDLS”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 121 Moonachie Ave, Moonachie, NJ 07074.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Common Stock. Future sales of substantial amounts of our Common Stock in the public market following this offering, or the possibility of such sales occurring, could adversely affect prevailing market prices and could impair our ability to raise capital through the offering of equity securities.

Based on the number of shares of Common Stock outstanding as of September 30, 2022, upon the completion of this offering and after giving effect to the Preferred Conversions and Secured Convertible Notes Conversions, we will have a total of 9,256,600 shares of Common Stock outstanding, assuming an initial public offering price of $5.00 per share and assuming no exercise by the representative of the underwriters of its over-allotment option to purchase additional shares of Common Stock and no exercise of outstanding options or warrants to purchase shares of Common Stock. All of the shares sold in this offering will be freely tradable unless held by our “affiliates”, as defined in Rule 144 under the Securities Act.

As a result of contractual restrictions described below and the provisions of Rules 144 and 701 promulgated under the Securities Act, the shares of Common Stock sold in this offering will be available for sale in the public market as follows:

●	all the shares of Common Stock sold in this offering will be eligible for immediate sale upon the closing of this offering; and

●	common shares will be eligible for sale in the public market upon expiration of lock-up agreements 180 days after the date of this prospectus, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701.

Rule 144

In general, persons (or persons whose shares are required to be aggregated) who have beneficially owned shares of our Common Stock for at least six months, and any affiliate of ours who owns shares of our Common Stock, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person (or persons whose shares are required to be aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell those shares, subject only to the availability of current public information about us and provided that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has held our shares for at least one year, such person can resell such shares under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company and current public information requirements.

Affiliates

Any person (or persons whose shares are required to be aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be subject to the restrictions described above. Additionally, such person would be subject to additional restrictions, pursuant to which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●

1% of the number of shares of Common Stock then outstanding, which will equal approximately 92,566 immediately after this offering, based on the number of shares outstanding as of September 30, 2022 and assuming no exercise by the representative of the underwriters of its over-allotment option to purchase additional shares of Common Stock and no outstanding options or warrants; or

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●	the average weekly trading volume of our shares of Common Stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six-month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Under Rule 701 under the Securities Act, shares of our Common Stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our stock plans may be resold, by:

●	persons other than affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject only to the manner-of-sale provisions of Rule 144; and

●	our affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject to the manner-of-sale and volume limitations, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Notwithstanding the foregoing, all our Rule 701 shares are subject to lock-up agreements as described below and, in the section, titled “Underwriting” and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-Up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the underwriter, it will not, for a period of 180 days after the date of this prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Form S-8 Registration Statement

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the shares of our Common Stock that are issuable pursuant to our 2015 Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

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UNDERWRITING

The representative is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares set forth opposite the underwriter’s name.

Underwriters	Number of Shares
EF Hutton, division of Benchmark Investments, LLC
Total:	2,100,000

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative” or “EF Hutton,” respectively. The underwriters are offering the shares of Common Stock subject to their acceptance of the shares of Common Stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares of Common Stock are taken. However, the underwriters are not required to take or pay for the shares of Common Stock covered by the representative’s over-allotment option described below.

The underwriters initially propose to offer part of the shares of Common Stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $           per share under the public offering price. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the representative.

Over-Allotment Option

We have granted to the representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 315,000 shares of Common Stock at a price of $5.00 per share (, in each case, less underwriting discounts and commissions. The representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered by this prospectus.

Discount, Commissions and Reimbursements

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the representative’s option to purchase up to 315,000 additional shares of Common Stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

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We have agreed to pay EF Hutton’s out-of-pocket accountable expenses, including legal fees and disbursements, up to a maximum amount of $175,000. If the offering is not consummated, then the maximum amount we will pay with respect to EF Hutton’s external counsel legal costs is $50,000. We have paid $50,000 to EF Hutton as an advance to be applied towards reasonable out-of-pocket expenses (which we refer to as the Advance). Any portion of the Advance shall be returned back to us to the extent not actually incurred. Additionally, we agreed to provide one half of one percent (0.5%) of the gross proceeds of the offering to EF Hutton for non-accountable expense.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $500,000.

Representative’s Warrants

As additional compensation for EF Hutton’s services, we have agreed to issue warrants to EF Hutton or its designees, upon the closing of this offering, which entitle it to purchase 3% of the total number of shares of Common Stock being sold in this offering (the “Representative’s Warrants”). The exercise price of the warrants is equal to 125% of the offering price of the Common Stock offered hereby. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six months from the effective date of this offering. The Representative’s Warrants and the shares of Common Stock underlying the Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative’s Warrants may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days following the effective date of the registration for this offering, except that they may be assigned, in whole or in part, to any officer or partner of the representative, and to members of the underwriting syndicate or selling group (or to officers or partners thereof), or as otherwise permitted, in compliance with FINRA Rule 5110(g)(2). The Representative’s Warrants will contain provisions for one demand registration of the sale of the underlying shares of Common Stock at our expense and unlimited “piggyback” registration rights for a period of five (5) years after the effective date of the registration statement for this offering at our expense. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock split or other corporate events and as otherwise permitted under FINRA Rule 5110(f)(2)(G).

Other than the underwriting agreement, the underwriters have had no material relationship with us or any of our affiliates and have not owned any of our securities prior to this offering.

Determination of Offering Price

Before this offering, there has been no public market for our Common Stock. Accordingly, the public offering price will be negotiated between us and the Representative. Among the factors to be considered in these negotiations are:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the prospects for our Company and the industry in which we operate;

•	an assessment of our management;

•	our past and present financial and operating performance;

•	our prospects for future earnings;

•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•	the prevailing conditions of United States securities markets at the time of this offering; and

•	other factors deemed relevant.

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Neither we nor EF Hutton can assure investors that an active trading market will develop for shares of our Common Stock, or that the shares will trade in the public market at or above the initial public offering price.

Lock-up Agreements

The Company, on behalf of itself and any successor entity and each of our officers, directors, and significant shareholders, agrees that, without the prior written consent of the underwriter, it will not, for a period of 180 days after the date of this prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Tail Period

In the event that this offering is not consummated by the underwriters as contemplated herein, the Company agrees to pay to EF Hutton a cash fee equal to 8% of the gross proceeds received by the Company from the sale of securities by any investor actually introduced by EF Hutton to the Company during the period beginning on May 3, 2021 and ending on the earlier of (i) May 4, 2023, or (ii) the final closing, if any, of the Offering (the “Engagement Period”) (a “Tail Financing”) and such Tail Financing is consummated during the Engagement Period or within twelve (12) month period following the expiration of the Engagement Period, provided that such financing is by a party actually introduced to the Company in an offering in which we have direct knowledge of such party’s participation.

Right of First Refusal

Until twelve (12) months from the closing date of this offering, the representative shall have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, for all each and every future public and private equity and debt offerings, including all equity-linked financings (each, a “Subject Transaction”). The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. We agreed not to retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a subject transaction without the express written consent of EF Hutton.

Stabilization, Short Positions, and Penalty Bids

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing, or maintaining the price of our Common Stock. Stabilizing transactions permit bids to purchase the underlying Common Stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our Common Stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or on any other trading market and, if commenced, may be discontinued at any time.

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In connection with this offering, the underwriters also may engage in passive market-making transactions in accordance with Regulation M. In general, a passive market maker must display its bid at a price, not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Electronic Offer, Sale, and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of our shares of Common Stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Nasdaq Listing

We intend to apply to list our Common Stock on the Nasdaq Capital Market under the symbol “MDLS”. We will not proceed with this offering in the event our Common Stock is not approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain civil liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of any shares of our Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Common Stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our Common Stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase any shares of our Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

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(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Common Stock in, from or otherwise involving the UK.

Hong Kong

Shares of our Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to shares of our Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Common Stock.

Accordingly, the shares of Common Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our Common Stock may not be circulated or distributed, nor may the shares of our Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of our Common Stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired shares of our Common Stock under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Lucosky Brookman LLP. Hogan Lovells US LLP is acting as counsel for the underwriters with respect to the offering.

EXPERTS

The financial statements of MDNA Life Sciences Inc. as of September 30, 2022 and 2021 and for each of the years then ended have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in this prospectus and registration statement in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and its exhibits and schedules and other information without charge at the website maintained by the SEC. The address of this site is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will be required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.mdnalifesciences.com. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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CONSOLIDATED FINANCIAL STATEMENTS

MDNA Life Sciences Inc.

F-1

www.rrbb.com

ROSENBERG RICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • phone 908-231-1000 • fax 908-231-6894

111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • phone 973-763-6363 • fax 973-763-4430

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of MDNA Life Sciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MDNA Life Sciences, Inc. (the Company) as of September 30, 2022 and 2021, and the related statements of operations and comprehensive loss, stockholders' deficit, and cash flows for each of the years in the two-year period ended September 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recuring losses and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman, P.A.

PCAOB Number 0089
We have served as the Company’s auditor since 2020.
Somerset, New Jersey
January 29, 2023

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • CENTER FOR AUDIT QUALITY • PRIVATE COMPANIES PRACTICE SECTION • PRIME GLOBAL • REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

F-2

MDNA Life Sciences Inc.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2022	2021

ASSETS

CURRENT ASSETS

Cash	$38,239	$958,212
Accounts receivable	2,577	176,496
Prepaid expenses and other assets	83,395	84,993
Research tax credit receivable	363,842	-

TOTAL CURRENT ASSETS	488,053	1,219,701

Intangible assets - net	1,118,110	1,372,947
Equipment - net	235,079	351,040
Operating lease right of use assets	86,817	188,807
Deferred offering costs	353,977	61,228

TOTAL ASSETS	$2,282,036	$3,193,723

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	2,637,929	2,060,068
Deferred compensation	613,631	713,565
Accrued interest	1,007,805	664,930
Accrued interest - related parties	384,585	251,847
Operating lease liabilities - short term	78,519	95,033
Dividends payable	185,849	171,697
Notes payable - short term	465,015	395,377
Advance - related party	83,453	-
Convertible notes payable, short term, net of debt discount	13,886,940	10,850,390
Convertible notes payable - related party - short term, net of debt discount	5,280,183	4,053,414
PPP loan - short term	7,702	50,557
Bounce back loan - short term	7,111	14,777
Derivative liability	770,978	267,346

TOTAL CURRENT LIABILITIES	25,409,700	19,589,001

Convertible notes payable, long term, net of debt discount	-	909,700
Convertible notes payable - related party - long term, net of debt discount	-	159,682
Bounce back loan - long term	49,228	53,424
Operating lease liabilities - long term	12,442	103,313

TOTAL LIABILITIES	25,471,370	20,815,120

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Convertible preferred stock, $0.001 par value; 20,000,000 shares authorized; 20,022,245 and 18,497,459 shares issued and outstanding at September 30, 2022 and September 30, 2021	20,022	18,497
Common stock, $.001 par value, 100,000,000 shares authorized, 1,407,851 and 1,317,310 shares issued and outstanding at September 30, 2022 and September 30, 2021	1,408	1,317
Additional paid-in-capital	28,885,747	27,699,198
Accumulated deficit	(52,287,274)	(45,352,325)
Accumulated other comprehensive income	190,763	11,916

TOTAL STOCKHOLDERS' DEFICIT	(23,189,334)	(17,621,397)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,282,036	$3,193,723

See accompanying notes to the consolidated financial statements

F-3

MDNA Life Sciences Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended September 30, 2022 and 2021

	2022	2021

REVENUE	$1,554,697	$3,602,296
COST OF SALES	887,177	1,819,352
GROSS MARGIN	667,520	1,782,944

OPERATING AND ADMINISTRATIVE EXPENSES
Research and development	1,934,077	717,066
General and administrative	1,906,523	2,084,864

TOTAL OPERATING AND ADMINISTRATIVE EXPENSES	3,840,600	2,801,930

LOSS FROM OPERATIONS	(3,173,080)	(1,018,986)

OTHER (EXPENSE) INCOME

Interest expense - debt	(1,715,205)	(1,303,289)
Interest expense - related parties - debt	(423,884)	(344,688)
Interest expense - related parties - deferred compensation	(2,729)	(19,166)
Amortization of debt discount	(1,016,034)	(206,693)
PPP loan forgiveness	37,380	-
Change in fair value of derivative liability	(68,470)	-
Foreign exchange transaction gain (loss)	296,154	(106,700)

TOTAL OTHER (EXPENSE) INCOME	(2,892,788)	(1,980,536)

LOSS BEFORE TAX	(6,065,868)	(2,999,522)

INCOME TAX	-	-

NET LOSS	(6,065,868)	(2,999,522)

Preferred Dividends	(852,785)	(787,842)
Implied Dividends	(16,296)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,934,949)	$(3,787,364)

COMPREHENSIVE INCOME (LOSS)

NET LOSS	$(6,065,868)	$(2,999,522)
Other Comprehensive Income, net of tax
Foreign exchange translation gain	178,847	16,991

COMPREHENSIVE LOSS	$(5,887,021)	$(2,982,531)

Net loss per common share - Basic and Diluted	$(5.12)	$(3.00)

Weighted average common shares - Basic and Diluted	1,355,235	1,260,792

See accompanying notes to the consolidated financial statements

F-4

MDNA Life Sciences Inc.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Years Ended September 30, 2022 and 2021

	Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-in-Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders’ Deficit

BALANCE - September 30, 2020	17,088,793	$17,089	1,218,577	$1,219	$26,525,334	$(41,564,961)	$(5,075)	$(15,026,394)

Foreign currency translation gain	-	-	-	-	-	-	16,991	16,991
Stock compensation - stock options	-	-	-	-	21	-	-	21
Stock compensation - restricted stock units	-	-	41,310	41	(8)	-	-	33
Issuance of shares for interest on notes	-	-	57,423	57	400,493	-	-	400,550
Preferred stock issued for dividends	1,408,666	1,408	-	-	773,358	(787,842)	-	(13,076)
Net loss	-	-	-	-	-	(2,999,522)	-	(2,999,552)

BALANCE – September 30, 2021	18,497,459	$18,497	1,317,310	$1,317	$27,699,198	$(45,352,325)	$11,916	$(17,621,397)

	Preferred Stock		Common Stock		Additional	Accumulated	Accumulated Other Comprehensive	Stockholders'
	Shares	Par Value	Shares	Par Value	Paid-in-Capital	Deficit	Income (Loss)	Deficit

BALANCE - September 30, 2021	18,497,459	$18,497	1,317,310	$1,317	$27,699,198	$(45,352,325)	$11,916	$(17,621,397)

Foreign currency translation gain	-	-	-	-	-	-	178,847	178,847
Stock compensation - restricted stock units	-	-	47,611	48	6,127	-	-	6,175
Issuance of shares for interest on notes	-	-	42,930	43	299,039	-	-	299,082
Preferred stock issued for dividends	1,524,786	1,525	-	-	837,108	(852,785)	-	(14,152)
Implied dividends from warrant down round triggers	-	-	-	-	16,296	(16,296)	-	-
Warrants issued in connection with related party advance					27,979			27,979
Net loss	-	-	-	-	-	(6,065,868)	-	(6,065,868)

BALANCE – September 30, 2022	20,022,245	$20,022	1,407,851	$1,408	$28,885,747	$(52,287,274)	$190,763	$(23,189,334)

See accompanying notes to the consolidated financial statements

F-5

MDNA Life Sciences Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2022 and 2021

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(6,065,868)	$(2,999,522)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization of intangible assets	356,539	348,139
Amortization of right of use assets	101,990	84,460
Loss from change in fair value of the derivative liability	68,470	-
Amortization of debt discount	1,016,034	206,693
Foreign exchange (gain) loss	(296,154)	106,700
Interest expense for sweetener	-	269,925
Stock based compensation	6,175	54
Forgiveness of debt	(37,380)	-
Interest expense from recognition of derivative liability	55,254	-
Changes in operating assets and liabilities
Accounts receivable	173,919	(110,865)
Income tax credit receivable	(363,842)	232,420
Prepaid expenses	1,598	(76,041)
Inventory	-	8,031
Accounts payable and accrued expenses	893,867	(44,278)
Deferred compensation	671,433	239,050
Accrued interest	1,231,525	1,010,372
Accrued interest - related parties	369,496	252,117
Operating lease liability	(107,385)	(84,672)

NET CASH USED IN OPERATING ACTIVITIES	(1,924,329)	(557,417)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets	(26,781)	(63,932)

NET CASH USED IN INVESTING ACTIVITIES	(26,781)	(63,932)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from convertible notes payable	1,188,942	1,222,341
Proceeds from convertible notes payable - related parties	-	629,894
Repayments of note payable	(33,464)	-
Repayments of PPP loan	(5,475)	-
Advance from related party	69,355	-
Financing fees paid	(145,852)	(322,425)
Deferred offering costs	(292,749)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	780,757	1,529,810

Effect of exchange rate on cash	250,380	(643)

NET INCREASE (DECREASE) IN CASH	(919,973)	907,818

CASH, BEGINNING OF PERIOD	958,212	50,394

CASH, END OF PERIOD	$38,239	$958,212

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest expense	$8,508	$-
Cash paid for income taxes	$-	$-

NONCASH FINANCING AND INVESTING TRANSACTIONS
Dividends paid with stock	$838,633	$774,659
Accrued interest converted to convertible notes payable	$519,568	$539,550
Accrued interest related parties converted to convertible notes payable related parties	$208,779	$-
Accrued dividends	$852,785	$171,697
Interest paid with stock	$220,908	$400,550
Interest paid with stock – related parties	$78,174	$-
Deferred compensation converted to salary deferral notes	$771,367	$180,000
Debt discount for convertible notes from derivative liability	$379,908	$-
Interest sweetener capitalized as debt discount	$612,457	$-
Conversion of convertible notes to note payable	$110,000	$-
Initial recognition of operating lease	$-	$153,816
Initial recognition derivative liability	$-	$267,346
Shares issued upon conversion of accrued interest	$299,082	$-

See accompanying notes to the consolidated financial statements

F-6

MDNA Life Sciences Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Company Background

Overview

MDNA Life Sciences Inc. (“MDNA,” “our,” or the “Company”) was incorporated in the State of Delaware on November 3, 2014. The Company has a wholly owned subsidiary MDNA Life Sciences UK Ltd. which operates in the United Kingdom (“UK”). The Company is a biotech innovation company with a mission of developing a range of blood-based tests to accurately identify diseases. The Company’s primary business activity consists of developing and commercializing its proprietary molecular diagnostic tests. Currently, the Company’s sole source of revenue is generated in the UK by providing COVID testing services to the UK market.

On October 7, 2014, the Company entered into an agreement to purchase the assets of Mitomics Inc. for total purchase price of $16,875,100. As part of this agreement the Company acquired the intangible assets of Mitomics Inc. in exchange for 834,544 shares of the Company’s common stock and assumed liabilities in the form of secured convertible notes totaling $6,355,788. Intangible assets acquired consisted of goodwill, patented technology, trade names and trademarks and trade secrets. These intangible assets were valued at the total of $17,221,246.

At September 30, 2018, the Company performed an impairment analysis on these intangible assets and wrote off the goodwill, trade secrets, trade names, and trademarks. The patents were not deemed to be impaired and are being carried at the fair value at the time of acquisition less accumulated amortization.

Risks and Uncertainties

As of September 30, 2022, the Company has not commenced its principal business operations and is dependent on its ability to continue to raise funds to sustain its operations. If the Company is unable to do this, then it may not be able to continue in its operations.

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: changes in biotechnology regulatory environment, technological advances that render our technologies obsolete, availability of resources for clinical trials, acceptance of technologies into the medical community, and competition from larger, more well-funded companies. These adverse conditions could affect the Company’s financial condition and the results of its operations.

On January 30, 2020, the World Health Organization declared the COVID-19 novel coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the financial impact will be to the Company, it is reasonably possible that future capital raising efforts and additional development of our technologies may be negatively affected.

NOTE 2 – GOING CONCERN ANALYSIS

As of September 30, 2022 the Company had an accumulated deficit of approximately $52.3 million. The Company has incurred recurring losses and the Company expects to continue to incur losses as a result of costs and expenses related to the Company’s clinical development and corporate general and administrative activities.

The Company had cash used in operating activities of $1,924,329 and $557,417 for the years ended September 30, 2022 and 2021, and current projections indicate that the Company will have negative operating cash flows for the foreseeable future. Net losses before preference dividends incurred for the year ended September 30, 2022 and 2021, amounted to approximately $6.1 million and $3.0 million, respectively.

At September 30, 2022, the Company’s cash amounted to approximately $38, thousand, current assets amounted to approximately $0.5 million and current liabilities amounted to approximately $25.4 million. During the year ended September 30, 2022, the Company extended the majority of its current debt obligations to November 17, 2022 and as of the date of these financial statements, $166,856 in convertible notes and $76,560 in notes payable have entered default. The Company subsequently extended $17,000,917 in convertible notes which includes $140,761 of the $166,856 in convertible notes that were previously in default as of September 30, 2022. (See Note 12 – Subsequent Events) The existing cash and cash equivalents will not be sufficient to enable the Company to meet its short-term obligations or long-term plans, including commercialization of clinical pipeline products, if approved, or initiation or completion of future registration studies.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and the rules and regulations of the Securities and Exchange Commission (“SEC”), which contemplate continuation of the Company as a going concern. The Company has not established a source of revenues sufficient to cover its operating costs, and as such, have been dependent on funding operations primarily through the sale of equity securities and convertible debt. The Company expects to incur further losses over the next several years as it develops its business. The Company has spent, and expects to continue to spend, a substantial amount of funds to implement its business strategy, including its planned product development efforts, preparation for its planned clinical trials, performance of clinical trials and its research and discovery efforts. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans include: (1) raising additional capital through equity and/or debt financings; (2) new commercial relationships to help fund future clinical trial costs (i.e. licensing and partnerships); (3) reducing and/or deferring discretionary spending on one or more research and development programs; and/or (4) restructuring operations to change its overhead structure. The Company’s future liquidity needs, and ability to address those needs, will largely be determined by the success of its product candidates and key development and regulatory events and its decisions in the future.

F-7

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

On October 12, 2022, the Company filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-12.14 reverse stock split of its outstanding shares of common stock. As a result of the reverse stock split, every 12.14 shares of the Company’s outstanding pre-reverse split common stock were combined and reclassified into one share of common stock. The financial statements have been adjusted retroactively for the reverse split.

Principles of Consolidation

The consolidated financial statements include the accounts of MDNA Life Sciences Inc., and its wholly owned subsidiary MDNA Life Sciences UK Ltd. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements and Fair Value of Financial Instruments

Our financial instruments consist primarily of receivables, accounts payable, accrued expenses and short- and long-term debt. The carrying amount of receivables, accounts payable and accrued expenses approximates fair value because of the short-term maturity of such instruments.

We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Assets and liabilities recorded in the balance sheet at fair value as of September 30, 2022 are categorized based on a hierarchy of inputs, as follows:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total
Derivative liability	$770,978	$—	$—	$770,978	$770,978

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Balance, September 30, 2021	$267,346
Initial recognition of derivative liability	435,162
Change in fair value of derivative liability	68,470
Balance, September 30, 2022	$770,978

Assets and liabilities recorded in the balance sheet at fair value as of September 30, 2021 are categorized based on a hierarchy of inputs, as follows:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total
Derivative liability	$267,346	$—	$—	$267,346	$267,346

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Balance, September 30, 2020	$-
Initial recognition of derivative liability	267,346
Change in fair value of derivative liability	-
Balance, September 30, 2021	$267,346

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

F-8

Derivative Liability

The Company evaluates its financial instruments to determine if those contracts or embedded components of those contracts qualify as derivatives to be accounted for separately. In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other bifurcated embedded derivative instruments in the convertible instrument, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. The result of this accounting treatment is that the fair value of the embedded derivative is recorded as a liability and marked-to-market each balance sheet date, with the change in fair value recorded in the statements of operations as other income or expense.

As noted in Note 7, on September 30, 2021 the Company issued convertible notes with a principal of $1,069,382 that convert at $6.68 if no initial public offering has occurred as of the conversion date or 75% of either the offering price, the opening share price of the common stock on the date of the initial public offering, with a maximum of $24.28, or if any convertible securities are issued with a conversion price less than the conversion price of this note, then the conversion price will be equal to the conversion price of that convertible security.

The fair value of the derivative feature was calculated using a probability weighted discounted cash flow analysis. The derivative liability is a level 3 fair value measurement. The significant probability is that of a successful IPO during the term of the note and if so, what the offering price will be. At September 30, 2021, the Company estimated a 75% probability of a successful IPO and estimated ranges of conversion prices from $1.21 to $24.28. Based on the exercise ranges the Company determined a present value of the conversion feature of $0.33. The probably weighted present value of the conversion feature was determined to be $0.25 per $1.00 of outstanding debt.

As noted in Note 7, during the year ended September 30, 2022 the Company issued convertible notes with a principal of $1,316,158 that convert at $6.68 if no initial public offering (“IPO”) has occurred as of the conversion date or 75% of either the offering price, the opening share price of the common stock on the date of the initial public offering, with a maximum of $24.28, or if any convertible securities are issued with a conversion price less than the conversion price of this note, then the conversion price will be equal to the conversion price of that convertible security. The fair value of the derivative feature was calculated using a probability weighted discounted cash flow analysis. The derivative liability is a level 3 fair value measurement. The significant valuation assumption is that of a successful IPO during the term of the note and if so, what the offering price will be. At September 30, 2022 and September 30, 2021, the Company estimated a 90% and 75% probability of a successful IPO, respectively, and estimated ranges of conversion prices from $6.68 if no IPO occurs, and $10.88 to $18.00 if the IPO has occurred. Based on the exercise ranges the Company determined a present value of the conversion feature of $0.33, at both September 30, 2022 and September 30, 2021. The probability weighted present value of the conversion feature was determined to be $0.30 and $0.25 per $1.00 of outstanding debt at September 30, 2022 and September 30, 2021 respectively.

During the year ended September 30, 2022, the Company recognized $435,162 in derivative liabilities resulting from the principal value of these notes. This was recorded as debt discount. During the year ended September 30, 2022, the Company recognized $55,254 in derivative liabilities from the accrual of $184,181 in interest on the derivative bearing notes. This was recorded as interest expense in the statement of operations and comprehensive loss.

Concentrations of Credit Risk

The Company maintains its cash accounts at US financial institutions which are insured by the Federal Deposit Insurance Corporation (FDIC). At times, the Company may have deposits in excess of federally insured limits. As of September 30, 2022, the Company has no uninsured cash balances. As of September 30, 2021, the Company has $330,046 in uninsured cash balances.

Additionally, the Company maintains a portion of its cash accounts in the UK. As of September 30, 2022 and 2021, the Company has $11,581 and $374,281 held in a UK bank. These amounts are insured up to a value of £85,000 (approximately $100,000 USD).

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at September 30, 2022 and September 30, 2021.

Inventory

Inventory consists of purchased kits to be used for COVID testing and is stated at the lower of cost or net realizable value. Inventory that is considered obsolete, is written down to its net realizable value. Inventory is accounted for using the first-in, first-out method.

F-9

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of September 30, 2022 and September 30, 2021, there was no allowance for doubtful accounts deemed necessary.

As of September 30, 2022, the Company had one customer that represented 100% of its accounts receivable balance.

As of September 30, 2021, the Company had two customers that represented 64% and 28% of its accounts receivable balance, respectively.

As of September 30, 2022 and September 30, 2021, the Company had $0 and $50,162 of unbilled receivables included in accounts receivable on the balance sheet respectively.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. The costs of fixed assets are depreciated using the straight-line method over the estimated useful lives or lease life of the related assets.

Asset type	Useful life
Computer Equipment	3 years
Laboratory Equipment	5 years
Office Equipment	3 years

Intangible Assets

Intangible assets consist of patents and are stated at cost less accumulated amortization. The patents are amortized using the straight-line method over the patents remaining life until the expiration date of the patent. The Company incurs fees related to patents, consisting of costs to defend patents, acquire new patents, and renew or extend the term of existing patents, which are expensed as incurred. During the years ended September 30, 2022 and 2021, the Company had fees for the patents of $96,243 and $99,745, respectively, and are included in research and development expense in the statement of operations.

Offering Costs

The Company accounts for offering costs in accordance with Accounting Standards Codification (“ASC”) 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs are netted against the proceeds of the offering in stockholders’ equity (deficit) or the related debt, as applicable. Costs related to unsuccessful offerings are expensed. As of September 30, 2022 and September 30 2021, the Company had $353,977 and $61,228 of capitalized deferred offering costs, respectively.

F-10

Leases

The Company accounts for its operating leases under ASC 842. The Company has operating leases for office and laboratory space.

The Company has elected to value leases with an initial term of less than twelve months using the practical expedient permitted under ASC 842, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

F-11

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses on the accompanying statement of operations. For the years ended September 30, 2022 and 2021, advertising, marketing and promotion expense was $893 and $14,433, respectively.

Research and Development

Research and development costs are expensed as incurred. Research and development expense for the years ended September 30, 2022 and 2021 was $1,934,077 (net of research tax credit of $418,907) and $717,066 respectively.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

Based on the above, the management of the Company determined its subsidiary’s local currency (the British Pound) to be the functional currency for its foreign subsidiary.

During the year ended September 30, 2022 and 2021, the Company recognized a foreign transaction gain (loss) of $296,154 and $(106,700), respectively, and a foreign exchange translation gain of $178,847 and gain of $16,991, respectively. During the years ended September 30, 2022 and 2021, the Company allocated none of its taxes to translation adjustments.

F-12

Revenue Recognition

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

2)	Identify the performance obligations in the contract

3)	Determine the transaction price

4)	Allocate the transaction price to performance obligations in the contract

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company’s revenue for the years ended September 30, 2022 and 2021 comes from COVID testing. For the COVID testing, the performance obligation is satisfied once the results of the tests have been delivered to the customer at which point revenue is recognized. There is no variable consideration for the testing.

Revenue By Country

Country	Year ended September 30, 2022	Year ended September 30, 2021
United Kingdom	$1,554,697	$3,602,296

For the year ended September 30, 2022, the Company had two customers that represented 80% and 14% of its revenue, respectively.

For the year ended September 30, 2021, the Company had two customers that represented 58% and 29% of its revenue, respectively.

On November 4, 2021, the Company ceased doing business with customers that represented 80% and 14% of revenue for the year ended September 30, 2022.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and are included in cost of sales on the accompanying statement of operations. For the years ended September 30, 2022 and 2021, shipping and handling expense was $49,751 and $112,028, respectively.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss less preferred dividends by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents, adjusted to recognize the effect of a down-round feature when it is triggered. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

F-13

Stock Equivalents Excluded From Weighted Average Shares

	As of September 30, 2022	As of September 30, 2021
Stock options	488,056	488,056
Warrants	2,632,782	2,537,089
Shares from convertible notes	2,350,425	1,935,044
Preferred stock	1,649,279	1,523,679
Unvested restricted stock units	9,267	14,868
Total	7,129,809	6,498,736

Recent Accounting Pronouncements

The FASB issues Accounting Standards Updates (“ASUs”) to amend the authoritative literature in ASC. There have been several ASUs to date that amend the original text of ASC. Management believes that those issued to date, other than those listed below, either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU-2016-13”). ASU 2016-13 affects loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. ASU 2016-13 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there will be no material impact on the Company’s consolidated financial statements upon the adoption of this ASU.

NOTE 4 – FIXED ASSETS

Depreciation expense was $101,701 for the year ended September 30, 2022, of which $100,253 was recorded to cost of sales and $1,450 was recorded to general and administrative expense. Depreciation expense was $96,051 for the year ended September 30, 2021, of which $94,051 was recorded to cost of goods sold and $2,000 recorded to general and administrative expense.

The Company’s fixed assets include the following on September 30, 2022 and September 30, 2021:

	September 30, 2022	September 30, 2021
Computer Equipment	$14,454	$14,454
Laboratory Equipment	464,676	522,455
Office Equipment	-	893
	479,130	537,802
Accumulated Depreciation	(244,051)	(186,762)
Total Fixed Assets	$235,079	$351,040

F-14

Net Fixed Assets By Country

Country	September 30, 2022	September 30, 2021
United States	$-	$1,450
United Kingdom	235,079	349,590
Total	$235,079	$351,040

NOTE 5 – INTANGIBLE ASSETS

Amortization expense was $254,838 and $254,838 for the years ended September 30, 2022 and 2021.

The Company’s intangible assets include the following on September 30, 2022 and September 30, 2021:

	September 30, 2022	September 30, 2021
Cost Basis	$3,124,000	$3,124,000
Accumulated Amortization	(2,005,890)	(1,751,053)
Net	$1,118,110	$1,372,947

As of September 30, 2022, the weighted average remaining life of the patents is 4.48 years.

The future amortization expense for each of the next five years ending September 30 is as follows:

2023	$254,838
2024	254,838
2025	254,838
2026	254,838
2027	98,758

NOTE 6 – RELATED PARTY TRANSACTIONS

During the years ended September 30, 2022 and 2021, the Company issued shares of common stock to related parties for interest. (See Note 9)

During the years ended September 30, 2022 and 2021, the Company entered into convertible notes, notes, and loans with related parties. (See Note 7)

The Company uses a firm which the CFO is an owner for various professional services. The expenses incurred during the years ended September 30, 2022 and 2021 were $20,986 and $21,327, respectively. The amounts outstanding as of September 30, 2022 and September 30, 2021, were $0 and $1,350, respectively, which are included in accounts payable and accrued expenses on the balance sheet.

During the year ended September 30, 2022, the Company had a balance of $6,134 for reimbursable expenses to a related party.

F-15

NOTE 7 –NOTES PAYABLE

Notes payable

On February 10, 2022, the Company entered into a promissory note with a principal of $110,000. This note has an interest rate of 8% (12% default) per year, payable in equal monthly installments, and a maturity date of November 21, 2022. This note replaced a previous convertible note with a principal of $110,000 with the note holder, which was cancelled, and as part of this the Company cancelled the warrant that was issued alongside the previous convertible note. This note is currently in default. As of September 30, 2022, there was $76,560 of outstanding principal on the note.

As part of the Mitomics acquisition on November 17, 2014, the Company inherited a $500,000 CDN note with a maturity date of September 30, 2020. The note has an interest rate of 4% with no interest accruing until the second anniversary date. The Company accounted for the interest from the inception of the note using the effective interest rate which was determined to be 2.64%. No payments have been made on the note and as of September 30, 2021, the note was in default. On March 16, 2022, the Company extended the note to the earlier of November 30, 2022, a successful IPO, or the date of any significant liquidity event. As of September 30, 2022 and September 30, 2021, there was $500,000 CAD ($388,455 and $395,377) of outstanding principal, respectively.

Convertible notes

On October 17, 2020, the Company issued notes denominated in USD, CAD, and GBP for approximately $313,000. These notes bear interest at 10% (18% default) and are due in full on the maturity date of November 17, 2021. The notes are convertible at 206 shares for every $1,000, 206 shares for every 769 GBP, and 206 shares for every 1,350 CAD. There have been no payments made on these loans.

On November 17, 2020, the Company extended all convertible notes that matured on November 17, 2020. All notes were extended to November 17, 2021 with the same conversion terms and interest rates. In connection with the extensions, the Company issued 148,891 warrants with a di minimis fair value.

During the year ended September 30, 2021, certain noteholders elected to convert $390,160 of accrued interest to principal plus $195,080 relating to the sweetener.

On September 30, 2021, the Company entered into an agreement with a note payable holder to convert his note payable into a convertible note. See Note Payable for details around this arrangement.

On September 30, 2021, the Company, through the use of an investment banker, raised $700,000 through the issuance of convertible notes. The notes bear interest at 12% (12% default) and are due in full on the maturity date of March 30, 2023. The notes are convertible at $6.68 per share, unless the Company completes a successful IPO, at which point the conversion rate would become 75% of the IPO price with a maximum amount of $24.28. This conversion feature is a derivative, see Note 3, for the accounting for the derivative. There have been no payments made on these notes. As part of this transaction, the Company paid $95,000 in debt issuance costs, which along with the fair value of the derivative liability, were recorded as debt discount and amortized over the term of the note.

There were no convertible debt repayments made during the year ended September 30, 2021.

As of September 30, 2021, convertible notes (gross of debt discount of $347,651) were comprised of the following:

Conversion Rate	Denomination	Outstanding Principal (in USD)		Interest Rate	Default Rate	Maturity Date
0.14 shares of Class A common stock $1.00	USD	6,289,715	*	8%	18%	11/17/21
0.18 shares of Class A common stock $1.00	USD	301,853	*	8%	18%	11/17/21
0.11 shares of Class A common stock £1.00	GBP	13,566		8%	18%	11/17/21
0.08 shares of Class A common stock $1.00	USD	3,622,521		8%	18%	11/17/21
0.08 shares of Class A common stock $1.82	USD	191,909		8%	18%	11/17/21
0.15 shares of Class A common stock $1.00	USD	451,404		8%	18%	11/17/21
0.19 shares of Class A common stock £1.00	GBP	14,432		8%	18%	11/17/21
206 shares of Class A common stock for Every $1,000	USD	220,000		10%	18%	11/17/21
206 shares of Class A common stock for every CAD $1,350	CAD	79,075		10%	18%	11/17/21
206 Common Stock for every £769.23	GBP	13,566		10%	18%	11/17/21
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	209,700	*	12%	15%	02/28/23
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	700,000	*	12%	15%	03/30/23
Total outstanding principal		12,107,741

*Company can force conversion of these notes in the event of a successful IPO.

F-16

On October 20, 2021, the Company entered into a convertible promissory note for $300,000. This note has an interest rate of 12% per year and a maturity date of March 30, 2023. This note has a conversion rate of $6.68. If an IPO occurs prior to the maturity date, the conversion price will be 75% of the lower of the offering price or the opening share price of the common stock on the date of the IPO, subject to a maximum of $24.28. Because of this conversion feature there is a derivative on this note. The derivative was valued at $75,000 which was recorded as debt discount. In addition, the Company incurred an additional $35,000 of financing fees which were also recorded as debt discount. The Company also issued 44,930 warrants in connection with the note with a fair value of $0. As of September 30, 2022, there was $300,000 of outstanding principal and $37,852 of remaining debt discount.

In November 2021, the Company, with the help of a consultant, extended $7,249,613 of convertible notes (inclusive of added interest). These notes were extended to November 17, 2022. As part of this extension, the Company will pay the consultant an agent fee of 3% of the notes extended. This agent fee is payable either in cash or in shares of the Company's common stock at $12.14 per share. The Company will also reimburse the consultant for their legal fees and expenses in the amount of 1.5% of the principal extended and a one-time fee of $7,500. The fees incurred for the agent fee are approximately $217,000 and the fees incurred for legal fees are approximately $109,000. These fees are unpaid as of September 30, 2022 and are included in accounts payable and accrued expenses on the balance sheet. The Company determined that debt modification applied to the transaction, and as such, the fees incurred with the consultant are expensed when incurred. These costs are included in interest expense in the statement of operations and comprehensive loss.

On November 17, 2021, the Company extended $4,484,653 in convertible notes. These notes were extended to November 17, 2022.

As part of the extension agreements done by both the consultant and the Company, all accrued interest as of the extension date was added to the principal of the notes. In addition to capitalizing the accrued interest, the Company also increased the interest earned from November 17, 2020 through November 17, 2021 to 12%. The increase in interest during that period was $430,643 for convertible notes. During the year ended September 30, 2022, certain noteholders elected to convert $519,568 of accrued interest to principal plus $430,643 relating to the sweetener. The total accrued interest, including the increased interest at November 17, 2021 that was added to the principal was $950,211 for convertible note holders. The Company also issued warrants as part of this extension. (See Note 9). The Company determined that debt modification accounting applied, and as such, the sweetener and fair value of the warrants given to the noteholders as part of the extension was capitalized and recorded as debt discount.

On June 30, 2022, the Company entered into a convertible promissory note with a principal of £563,942 GBP. This note has an interest rate of 8% per year and a maturity date of November 17, 2022. This note has a conversion rate of $6.68. If an IPO occurs prior to the maturity date, the conversion price will be 75% of the lower of the offering price or the opening share price of the common stock on the date of the IPO, subject to a maximum of $24.28. Because of this conversion feature there is a derivative on this note. The derivative was valued at $205,727 which was recorded as debt discount. As of September 30, 2022, there was £563,942 of outstanding principal and $70,535 of remaining debt discount.

On July 29, 2022, the Company issued an additional $300,000 worth of 12% Secured Convertible Bridge Notes with 44,930 warrants. The notes convert at $6.68 if no initial public offering has occurred as of the conversion date or 75% of either the offering price, the opening share price of the common stock on the date of the initial public offering, with a maximum of $24.28, or if any convertible securities are issued with a conversion price less than the conversion price of this note, then the conversion price will be equal to the conversion price of that convertible security. The notes are due in full on the maturity date of January 28, 2024.

There were no convertible debt repayments made during the year ended September 30, 2022. As of September 30, 2022, there were 8 convertible notes in default with a combined principal balance of $166,856.

All convertible notes have no monthly payments and are due in full at maturity.

F-17

As of September 30, 2022, convertible notes (gross of debt discount of $371,478) were comprised of the following:

Conversion Rate	Denomination	Outstanding Principal (in USD)		Interest Rate	Default Rate	Maturity Date**
0.14 shares of Class A common stock $1.00	USD	7,032,848	*	8%	18%	11/17/22
0.18 shares of Class A common stock $1.00	USD	338,072	*	8%	18%	11/17/22
0.11 shares of Class A common stock £1.00	GBP	12,560		8%	18%	11/17/22
0.08 shares of Class A common stock $1.00	USD	3,650,222		8%	18%	11/17/22
0.08 shares of Class A common stock $1.82	USD	199,585		8%	18%	11/17/22
0.15 shares of Class A common stock $1.00	USD	469,460		8%	18%	11/17/22
0.19 shares of Class A common stock £1.00	GBP	13,362		8%	18%	11/17/22
206 shares of Class A common stock for Every $1,000	USD	224,400		10%	18%	11/17/22
206 shares of Class A common stock for every CAD $1,350	CAD	79,691		10%	18%	11/17/22
206 Common Stock for every £769.23	GBP	12,360		10%	18%	11/17/22
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	209,700	*	12%	15%	02/28/23
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	1,000,000	*	12%	15%	03/30/23
$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	GBP	685,758		8%	15%	11/17/22
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	300,000	*	12%	15%	1/28/2024
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	GBP	30,400	*	12%	15%	1/28/2024
Total outstanding principal		14,258,418

*Company can force conversion of these notes in the event of a successful IPO.

**Company has subsequently amended and extended the convertible notes. (See Note 12 – Subsequent Events)

F-18

Convertible notes – related party

On October 17, 2020, the Company issued notes denominated in GBP for approximately $156,528. These notes bear interest at 10% (18% default) and are due in full on the maturity date of November 17, 2021. The notes are convertible at 206 shares for every 769 GBP. There have been no payments made on these loans.

On November 17, 2020, the Company extended all convertible notes that matured on November 17, 2020. All notes were extended to November 17, 2021 with the same conversion terms and interest rates. In connection with the extensions, the Company issued 30,141 warrants with a di minimis fair value.

During the year ended September 30, 2021, certain noteholders elected to convert $149,690 of accrued interest to principal plus $74,845 relating to the sweetener.

There were no convertible debt repayments made during the year ended September 30, 2021.

On November 1, 2020 and December 1, 2020, the Company entered into agreements with executives to convert their deferred compensation into a convertible note. See Note 10 for the details around these arrangements.

On September 30, 2021, the Company entered into an agreement with the Chairman of the Board to convert his note payable into a convertible note. See Note Payable – Related Party for details around this arrangement.

As of September 30, 2021, related party convertible notes (gross of debt discount of $40,158) were comprised of the following:

Conversion Rate	Denomination	Outstanding Principal (in USD)		Interest Rate	Default Rate	Maturity Date
0.14 Class A common per $1.00	USD	1,284,157	*	8%	18%	11/17/21
0.16 Class A common per $1.00	USD	441,357	*	8%	18%	11/17/21
0.18 Class A common per $1.00	USD	425,449	*	8%	18%	11/17/21
0.10 Class A Common per £1.00	GBP	168,735		8%	18%	11/17/21
0.11 Class A Common per £1.00	GBP	613,346		8%	18%	11/17/21
0.08 Class A Common per $1.00	USD	496,894		8%	18%	11/17/21
0.15 Class A Common per $1.00	USD	10,000		8%	18%	11/17/21
0.19 Class A Common per £1.00	GBP	23,740		8%	18%	11/17/21
206 Common Stock for every £769.23	GBP	156,528		10%	18%	11/17/21
$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	159,682	*	12%	15%	02/28/23
82 shares for each $550	USD	423,828		8%	18%	11/17/21
82 shares for each £400	GBP	49,538		8%	18%	11/17/21
Total outstanding principal		4,253,254

*Company can force conversion of these notes in the event of a successful IPO.

F-19

On November 17, 2021, the Company extended $4,361,920 in related party convertible notes. These notes were extended to November 17, 2022. As part of the extension agreements, all accrued interest as of the extension date was added to the principal of the notes. In addition to capitalizing the accrued interest, the Company also increased the interest earned from November 17, 2020 through November 17, 2021 to 12%. The increase in interest during that period was $181,814. During the year ended September 30, 2022, certain noteholders elected to convert $208,779 of accrued interest to principal plus $181,814 relating to the sweetener. The total accrued interest, including the increased interest at November 17, 2021 that was added to the principal was $390,593 for related party convertible note holders. The Company also issued warrants as part of this extension. (See Note 9). The Company determined that debt modification accounting applied, and as such, the sweetener and fair value of the warrants given to the noteholders as part of the extension was capitalized and recorded as debt discount.

On November 1, 2021, the Company issued convertible notes to cover the deferred salary of its executives. The Company issued a note of $229,900 to its Chief Executive Officer, $215,531 to its Chief Business Officer, $275,188 to its Chief Development Officer, and £41,733 GBP ($50,748 USD) to its Chief Science Officer. These notes have an interest rate of 8% and a maturity date of November 17, 2022. These notes have a conversion price of $6.68.

There were no convertible debt repayments made during the year ended September 30, 2022.

All convertible notes have no monthly payments and are due in full at maturity.

As of September 30, 2022, related party convertible notes (gross of debt discount of $43,278) were comprised of the following:

Conversion Rate	Denomination	Outstanding Principal (in USD)		Interest Rate	Default Rate	Maturity Date**
0.14 shares of Class A common stock $1.00	USD	1,452,928	*	8%	18%	11/17/22
0.16 shares of Class A common stock $1.00	USD	494,319	*	8%	18%	11/17/22
0.18 shares of Class A common stock $1.00	USD	476,503	*	8%	18%	11/17/22
0.10 shares of Class A common stock £1.00	GBP	156, 267		8%	18%	11/17/22
0.11 shares of Class A common stock £1.00	GBP	567,876		8%	18%	11/17/22
0.08 shares of Class A common stock $1.00	USD	516,729		8%	18%	11/17/22
0.15 shares of Class A common stock $1.00	USD	10,400		8%	18%	11/17/22
0.19 shares of Class A common stock £1.00	GBP	21,980		8%	18%	11/17/22
206 shares of Class A common stock for every £769.23	GBP	142,616		10%	18%	11/17/22
$6.68 per share of Class A common stock but goes to 75% of the offering price in an IPO if the IPO occurs before maturity	USD	159,682	*	12%	15%	02/28/23
82 shares of Class A common stock for each $550	USD	1,222,831		8%	18%	11/17/22
82 shares of Class A common stock for each £400	GBP	101,332		8%	18%	11/17/22
Total outstanding principal		5,232,463

*Company can force conversion of these notes in the event of a successful IPO.

**Company has subsequently amended and extended the convertible notes. (See Note 12 – Subsequent Events)

F-20

Advance from Related Party

Between May 27, 2022 and September 27, 2022, the Chairman of the Board advanced the Company a total of £75,000. The advance is non-interest bearing and due on demand. In connection with the advance, the Company issued 13,457 warrants with a fair value of $27,978 which was recorded as interest expense. At September 30, 2022, £75,000 ($83,453) is outstanding on the advance.

PPP Loan

On May 2, 2020, the Company received a PPP loan for $50,557. This loan has a term of two years and an interest rate of 1% per year. During the years ended September 30, 2022 and 2021, the Company recognized $0 and $506 in interest expense related to this loan, respectively. On November 16, 2021, $37,380 of the Company’s PPP loan was forgiven which left a principal balance of $7,702 on the loan. At September 30, 2022 and September 30, 2021, there was $7,702 and $50,557 outstanding on the loan, respectively.

Bounce Back Loan

On July 13, 2020, the Company entered into a bounce back loan for £50,000 GBP. This loan has a term of six years and an interest rate of 2.5% per year, with no interest being generated during the first year of the loan. During the years ended September 30, 2022 and 2021, the Company recognized $1,544 and $143 in interest expense related to this loan, respectively. Management assessed the difference of the actual and effective interest rate of the bounce back loan and concluded the difference was de minimis to the financial statements. At September 30, 2022 and September 30, 2021, there was £50,000 ($56,339) and £50,000 ($68,201) outstanding on the loan, respectively.

Future Debt Maturities

Future debt maturities for the fiscal years ended September 30 are as follows:

	Notes payable	Convertible notes	Related party convertible notes	Advance from related party	PPP Loan	Bounce Back Loan
2023	$465,015	$14,629,896	$5,366,740	$83,453	$7,702	$7,111
2024	-	-	-	-	-	10,891
2025	-	-	-	-	-	11,166
2026	-	-	-	-	-	11,449
2027	-	-	-	-	-	11,738
2028	-	-	-	-	-	3,984

NOTE 8 – LEASES

Our lease agreements generally do not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. In determining this rate, which is used to determine the present value of future lease payments, we estimate the rate of interest we would pay on a collateralized basis, with similar payment terms as the lease and in a similar economic environment.

During December 2020, the Company entered into a lease for laboratory space. This lease has a term of three years and a monthly rent of £3,202 GBP (approximately $4,400 USD).

Lease Costs

	Year Ended September 30, 2022	Year Ended September 30, 2021
Components of total lease costs:
Operating lease expense	$177,309	$89,082
Variable lease costs	1,532	6,850
Leases valued under the practical expedient	3,244	29,531
Total lease costs	$182,085	$125,463

ROU lease assets and lease liabilities for our operating leases are recorded on the balance sheet as follows:

	September 30, 2022	September 30, 2021
Assets
Right of use asset	$86,817	$188,807

Liabilities
Operating lease liabilities – short term	$78,519	$95,033
Operating lease liabilities – long term	12,442	103,313
Total lease liability	$90,961	$198,346

Lease Terms and Discount Rate

	Year Ended September 30, 2022	Year Ended September 30, 2021
Weighted average remaining lease term (in years) – operating leases	1.18	2.17
Weighted average discount rate – operating leases	8.00%	8.00%

Cash Flows

	Year Ended September 30, 2022	Year Ended September 30, 2021
Cash paid for amounts included in the measurement of lease liabilities:
ROU amortization	$101,990	$84,460
Cash paydowns of operating liability	$(107,385)	$(84,682)
Supplemental non-cash amounts of lease liabilities arising from obtaining:
New ROU obligations	$-	$153,816

The future annual minimum lease payments for the years ended September 30 are as follows:

2023	$93,191
2024	14,822
Total future minimum lease payments	108,013
Less: Lease imputed interest	(17,052)
Total	$90,961

F-21

NOTE 9 – STOCKHOLDERS’ DEFICIT

Convertible Preferred Stock

The Company is authorized to issue 20,000,000 shares of convertible preferred stock. The shares have a par value $0.001 per share. There were 20,022,245 and 18,497,459 convertible preferred stock shares outstanding as of September 30, 2022 and September 30, 2021, respectively. The convertible preferred stock has a conversion price of $6.68. Through September 30, 2022, all preferred shares have been issued with a stated value of $0.55 per share. The shares convert at a 12.14 to 1 ratio at September 30, 2022 and September 30, 2021. As of September 30, 2022 and 2021, the outstanding shares of convertible preferred stock would convert into 1,649,279 and 1,523,679 shares of common stock, respectively. The convertible preferred shares have no voting rights and an in the case of liquidation, will liquidate before any common stock. In the event of a successful public offering, the Company will have the right to force a conversion into common stock.

The convertible preferred stock earns dividends at a rate of 8% per year, payable quarterly on January 15, April 15, July 15, and October 15. During the years ended September 30, 2022, and 2021, the convertible preferred stock earned dividends of $852,785 and $787,842, respectively. As of September 30, 2022 and September 30, 2021, there were $185,849 and $171,697 in unpaid accrued dividends.

During the years ended September 30, 2022 and 2021, the Company issued 1,524,786 and 1,408,666 shares of convertible preferred stock, respectively, in lieu of cash payment, for the dividends earned by shareholders during the year.

Common Stock

As of September 30, 2022 and September 30, 2021, the Company is authorized to issue 100,000,000 shares of common stock, with a par value of $0.001 per share. There were 1,407,851 and 1,317,310 common stock shares outstanding as of September 30, 2022, and 2021, respectively.

During the year ended September 30, 2022, the Company issued 47,611 shares of common stock due to the vesting of restricted stock units and issued 42,930 shares of common stock for interest on loans worth $299,082, of which 10,958 shares were issued to related parties for $78,174 of interest.

During the year ended September 30, 2021, the Company issued 41,310 shares of common stock due to the vesting of restricted stock units and issued 57,423 shares of common stock for interest on loans worth $400,550, of which 14,651 shares were issued to related parties for $105,172 of interest.

On September 12, 2022, the Board of Directors resolved by Unanimous Written Consent to authorize an increase in the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and the filing of an Amendment to the Company’s Articles of Incorporation to reflect the foregoing with the Secretary of State of the State of Delaware. The amended and restated Articles of Incorporation was filed with the Secretary of State on October 4, 2022.

Stock-Based Compensation

Options:

In 2015, The Company adopted the 2015 Stock Option and Incentive Plan (the “2015 Plan”). The 2015 Plan provides for the grant of equity awards to employees, and consultants. The Company is authorized to issue up to 494,234 shares of common stock pursuant to awards granted under the 2015 Plan. The 2015 Plan is administered by our Board of Directors.

F-22

The following is an analysis of the stock option activity under the Plan:

Stock Options	Number	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life
Outstanding September 30, 2020	481,466	$11.41	$-	7.34
Granted	6,590	15.42	0.00	-
Exercised	-	-	-	-
Expired or forfeited	-	-	-	-
Outstanding September 30, 2021	488,056	$11.43	$-	6.39
Granted	-	-	-	-
Exercised	-	-	-	-
Expired or forfeited	-	-	-	-
Outstanding September 30, 2022	488,056	$11.43	$-	5.39

Exercisable Stock Options	Number	Weighted Average Exercise Price	Weighted Average Remaining Life	Intrinsic value
Exercisable September 30, 2021	471,703	$11.29	6.31	$-
Exercisable September 30, 2022	482,319	$11.39	5.36	$-

The Company recognized stock-based compensation expense related to options issued and vesting of $0 and $21 during the years ended September 30, 2022 and 2021, respectively, which is included in general and administrative expenses in the accompanying statements of operations. The remaining value to be expensed is $0 as of September 30, 2022.

Warrants:

The Company utilizes the Black Scholes valuation model to value the issuance of options and warrants. Forfeitures of stock options and warrants are recognized as they occur. The inputs used in the Black Scholes model are as follows:

Stock Price: The Company has conducted a 409A valuation analysis to determine the fair value of its stock.

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar expected term on the date of measurement.

Expected term: The Company uses the simplified method to calculate the expected term of share options and similar instruments as the Company does not have sufficient historical data to provide a reasonable basis upon which to estimate the expected term. The Warrants issued were identified as freestanding financial instruments and determined to be indexed to the Company’s own stock. Further, the Warrants were not precluded from being classified within equity. Therefore, the expected term for the warrants is the life of the warrant.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the instrument’s expected term.

For the years ended September 30, 2022 and 2021, the fair value of each stock option and warrant granted was estimated using the Black-Scholes assumptions as follows:

	September 30,	September 30,
	2022	2021
Stock price	$0.01-2.37	$0.01
Exercise price	$12.14-13.35	$12.14-15.42
Expected dividend yield	0%	0%
Risk free interest rate	0.18-2.71%	0.28-1.32%
Expected life in years	1.12-5.00	2.00-6.50
Expected volatility	165.33-173.51%	147.60-183.93%

The warrants that the Company has issued contain a down round feature. In certain instances when the Company issues stock at a value lower than that of the warrant’s exercise price, the exercise price of the warrant will be revalued based on the formula of the total outstanding shares before the additional shares are issued times the issuance price of the shares, divided by the total outstanding shares after the issuance. During the year ended September 30, 2022, a down-round event was triggered in connection with the issuance of shares for interest on the convertible notes. (See Note 7) The resulting change in the value of the warrants was $16,296.

During the year ended September 30, 2022, the Company issued 44,930 warrants, in connection with a convertible debt issuance. The fair value of the warrants was $0. The warrants vest immediately and have a life of 10 years.

In November 2021, the Company issued 263,110 warrants as part of an extension on $15,970,780 in convertible notes. These warrants were issued at a ratio of one warrant for each five dollars of principal extended. These warrants have an exercise price of $12.14 and expire on December 31, 2022. In connection with the extensions, the company cancelled 147,980 warrants held by the noteholders.

In connection with the advance from a related party for £75,000, the Company issued 13,457 warrants (see Note 7). The fair value of the warrants was $27,979, and was recorded to interest expense.

F-23

The following is an analysis of the warrant activity:

Stock Warrant	Number	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life
Outstanding September 30, 2020	2,437,097	$8.38	$-	3.76
Granted	179,032	13.23	0.00	-
Exercised	-	-	-	-
Expired or forfeited	(79,040)	11.05	-	-
Outstanding September 30, 2021	2,537,089	$8.26	$-	2.98
Granted	321,497	12.36	0.01	-
Exercised	-	-	-	-
Expired or forfeited	(225,804)	9.47	-	-
Outstanding September 30, 2022	2,632,782	$8.40	$-	1.97

Exercisable Warrants	Number	Weighted Average Exercise Price	Weighted Average Remaining Life	Intrinsic value
Exercisable September 30, 2021	2,537,089	$8.26	2.98	$-
Exercisable September 30, 2022	2,632,782	$8.40	1.97	$-

Restricted Stock Units:

The following is an analysis of the RSU grant activity:

RSUs	Number	Grant Date Fair Value
Unvested September 30, 2020	7,249	$0.00
Granted	48,929	0.00
Vested	(41,310)	0.00
Unvested September 30, 2021	14,868	$0.00
Granted	42,010	0.49
Vested	(47,611)	0.00
Unvested September 30, 2022	9,267	$1.58

The Company issues restricted stock units to employees and directors. All restricted stock units have a vesting period of 1 year. The fair value on the grant date of the restricted shares was determined based on a 409A valuation and that fair value is expensed over the vesting period.

The stock compensation expense relating to restricted shares for the year ended September 30, 2022, and 2021 was $6,175 and $33, respectively. The remaining value for unvested restricted stock units at September 30, 2022 is $14,655.

NOTE 10 – DEFERRED COMPENSATION

On November 1, 2021, the Company issued convertible notes to cover the deferred salary of its executives. The Company issued a note of $229,900 to is Chief Executive Officer, $215,531 to its Chief Business Officer, $275,188 to its Chief Development Officer, and £41,733 GBP ($50,822 USD) to its Chief Science Officer. These notes have an interest rate of 8% and a maturity date of November 17, 2022. These notes have a conversion price of $6.68.

CEO:

On December 1, 2020, the cumulative outstanding salary of $120,000, uplift of $90,000 and accrued interest of $8,750 was converted to a convertible note. The convertible note carries interest of 8% (18% default) and a maturity date of November 17, 2021. No payments are required until maturity. The convertible feature of the note is 1,000 shares of common stock for every $550 of principal.

As of September 30, 2022, there was total deferred compensation of $233,933, which consisted of base salary of $110,000, an uplift of $110,000, and accrued interest of $13,933.

As of September 30, 2021, there was total deferred compensation of $214,132, which consisted of base salary of $100,000, an uplift of $100,000, and accrued interest of $14,132.

CBO:

On December 1, 2020, the cumulative outstanding salary of $112,500, uplift of $84,375 and accrued interest of $8,203 was converted to a convertible note. The convertible note carries interest of 8% (18% default) and a maturity date of November 17, 2021. No payments are required until maturity. The convertible feature of the note is 1,000 shares of common stock for every $550 of principal.

As of September 30, 2022, there was total deferred compensation of $199,688, which consisted of base salary of $93,750, an uplift of $93,750, and accrued interest of $12,188.

As of September 30, 2021, there was total deferred compensation of $210,124, which consisted of base salary of $112,500, an uplift of $84,375, and accrued interest of $13,249.

CDO:

As of September 30, 2022, there was total deferred compensation of $159,750, which consisted of base salary of $75,000, an uplift of $75,000, and accrued interest of $9,750.

As of September 30, 2021, there was total deferred compensation of $262,270, which consisted of base salary of $135,000, an uplift of $112,500, and accrued interest of $14,770.

CSO:

On November 1, 2020, the cumulative outstanding salary of £20,000, uplift of £15,000 and accrued interest of £1,517 was converted to a convertible note. The convertible note carries interest of 8% (18% default) and a maturity date of November 17, 2021. No payments are required until maturity. The convertible feature of the note is 1,000 shares of common stock for every £400 of principal.

As of September 30, 2022, there was total deferred compensation of £35,889, which consisted of base salary of £16,667, an uplift of £16,667, and accrued interest of £2,556.

As of September 30, 2021, there was total deferred compensation of £35,044, which consisted of base salary of £16,667, an uplift of £16,667, and accrued interest of £1,711.

NOTE 11 – INCOME TAXES

For the years ended September 30, 2022 and 2021, a reconciliation of the Company’s effective tax rate to the statutory U.S. Federal rate is as follows:

	2022	2021
Income taxes at Federal statutory rate	21.00%	21.00%
State income taxes, net of Federal income tax effect	3.52%	3.52%
Change in valuation allowance	(81.88)%	(98.81)%
Other permanent differences	57.36%	74.29%
Income tax provision	0.00%	0.00%

The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities are as follows:

	Year Ended	Year Ended
	September 30 2022	September 30 2021
Deferred Tax Assets:
Tax benefit of net operating loss carry-forward	$4,129,602	$3,646,952
Other Comprehensive income	-	-
ROU liability	22,305	50,271
Unrealized gain/loss on translation	53,822	9,965
Total deferred tax assets:	4,234,494	3,707,188

Deferred Tax Liabilities:
Other Comprehensive income	(14,643)	(3,020
Fixed assets	(71,063)	(16,131)
ROU asset	(21,289)	(47,853)
Total deferred tax liabilities:	(106,995)	(67,004)

Total net deferred tax assets	4,127,499	3,640,184
Valuation allowance for deferred tax assets	(4,127,499)	(3,640,184)
Deferred tax assets, net of valuation allowance	-	-

The Company has incurred losses since inception. During the year ended September 30, 2021, the Company did not provide any provision for income taxes as the Company incurred losses during such period. The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the need for a valuation allowance, the Company has considered both positive and negative evidence related to the likelihood of realization of deferred tax assets using a “more likely than not” standard. In making such assessment, more weight was given to evidence that could be objectively verified, including recent cumulative losses. Based on the Company’s review of this evidence, the Company has recorded a full valuation allowance for its net deferred tax assets as of September 30, 2022 and no income tax provision was booked.

The Company has a total of $14.7 million in Federal NOLs and $14.4 in State NOLs as of September 30, 2022. The Federal NOLs of $3.1 million generated in 2015 through 2017 will begin to expire in 2035 through 2037. The Federal NOLs of $9.3 million generated in 2018 through 2022 have no expiration. The UK NOLs of $1.1 million do not expire over time, although since 1 April 2017, the maximum carried forward loss offset is broadly limited to GBP 5 million plus 50% of the current year profits in excess of that amount.

As of September 30, 2022, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company’s federal and state income tax returns are subject to audit by tax authorities beginning with the 2018 period.

On March 27, 2020, H.R. 748, the Coronavirus Aid, Relief, and Economic Security Act, “the CARES ACT” was signed into legislation which includes tax provisions relevant to businesses that will impact taxes related to 2018, 2019, and 2020. Some of the significant tax law changes are to increase the limitation on deductible business interest expense for 2019 and 2020, allow for the five year carryback of net operating losses for 2018-2020, suspend the 80% limitation of taxable income for net operating loss carryforwards for 2018-2020, provide for the acceleration of depreciation expense from 2018 and forward on qualified improvement property, and accelerate the ability to claim refunds of AMT credit carryforwards. The Company is required to recognize the effect on the consolidated financial statements in the period the law was enacted.

F-24

NOTE 12 – SUBSEQUENT EVENTS

On October 19, 2022, all noteholders holding notes which did not mandatorily convert upon the closing of the IPO, executed note exchange agreements in which holder agreed to exchange their notes for shares of Common Stock to be issued by the Company upon the effectiveness of the registration statement for the IPO. The notes shall be converted into an amount of shares of the Company’s common stock equal to the aggregate principal amount divided by the lower of either the price per share of the IPO or the conversion price set forth in the note. Interest due on these notes from June 30, 2022, to the date the closing of this offering will be paid in cash.

On November 17, 2022, the Company extended $17,000,917 in convertible notes which includes $140,761 of the $166,856 in convertible notes that were previously in default as of September 30, 2022. The notes were extended to February 17, 2023. The notes shall be converted into an amount of shares of the Company’s common stock equal to the aggregate principal amount divided by the lower of either the price per share of the IPO or the conversion price set forth in the note. The expiration date of the warrants related to these notes were extended to December 31, 2023. As of the date of this filing, $195,424 in convertible notes are in default. The Company also extended $388,455 in notes payable to February 17, 2023. As of the date of this filing, $76,560 in notes payable are in default.

On November 14, 2022 and November 21, 2022, the Chairman of the Board advanced the Company a total of £20,000. The advance is non-interest bearing and due on demand.

On November 20, 2022, the Company issued a $14,357 12% Secured Convertible Note with 2,150 warrants. The note converts at $6.68 if no initial public offering has occurred as of the conversion date or 75% of either the offering price, the opening share price of the Company’s common stock on the date of the initial public offering, with a maximum of $24.28, or if any convertible securities are issued with a conversion price less than the conversion price of this note, then the conversion price will be equal to the conversion price of that convertible security. The notes are due in full on the maturity date of January 28, 2024.

On November 25, 2022, the Chairman of the Board issued the Company a short-term loan in the amount of £25,000. The loan carried an original issue discount of 5% and the Company issued 6,366 warrants in connection with this loan. The Company repaid the loan on December 20, 2022.

On December 2, 2022 the Chairman of the Board issued the Company a short-term loan in the amount of £25,000. The loan carried an original issue discount of 5% and the Company issued 6,467 warrants in connection with this loan. The Company repaid the loan on December 20, 2022.

On December 6, 2022, the CFO of the Company issued the Company a short-term loan in the amount of £20,500. The loan carried an original issue discount of 5% and the Company issued 5,279 warrants in connection with this loan. The Company repaid the loan on December 20, 2022.

Our Board of Directors authorized purchasers to purchase for an aggregate price of up to $1,000,000 in subscription amount of convertible promissory notes (each a “December 2022 12% Secured Convertible Bridge Note” and collectively, the “December 2022 12% Secured Convertible Bridge Notes”) and warrants (each a “December 2022 12% Secured Convertible Bridge Warrant” and collectively, the “December 2022 12% Secured Convertible Bridge Warrants”) to purchase an aggregate of 200,000 shares of Common Stock pursuant to a securities purchase agreement dated December 1, 2022 (the “December 2022 Securities Purchase Agreement”). The Company issued $26,315 and $100,000 worth of December 2022 12% Secured Convertible Bridge Notes and December 2022 12% Secured Convertible Bridge Warrants on December 6, 2022 and December 30, 2022 respectively pursuant to the December 2022 Securities Purchase Agreement. The December 2022 12% Secured Convertible Bridge Notes accrue interest of twelve percent (12%), have a maturity date of June 1, 2023 and the conversion price is equal to 75% of the offering price of the Common Stock (or unit price, if units are offered in the initial public offering) on the date of such initial public offering. The December 2022 12% Secured Convertible Bridge Warrants are each five-year warrants to purchase shares of common stock, with a one warrant for every $5 in principal with an exercise price of, subject to adjustment as provided thereunder, 125% of the lower of either the offering price of the Common Stock (or unit price, if units are offered in the initial public offering) on the date of such initial public offering.

On December 14, 2022, the Company agreed to cancel a convertible promissory note for £563,942 held by a third-party contractor originally issued on June 30, 2022, in lieu of payment of outstanding invoices and to reinstate the invoices totaling £563,942. The Company further agreed to accrue interest at a rate of 10% per annum on the outstanding invoices starting from the original due dates of each invoice.

F-25

2,100,000 Shares

Common Stock

 PROSPECTUS

 , 2023

EF Hutton

division of Benchmark Investments, LLC

No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

Through and including                   , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount to be paid
SEC registration fee		$2,281
FINRA filing fee		$5,675
Nasdaq initial listing fee	$		*
Blue sky qualification fees and expenses	$		*
Transfer agent and registrar fees	$		*
Accounting fees and expenses	$		*
Legal fees and expenses	$		*
Printing and engraving expenses	$		*
Miscellaneous	$		*
Total	$		*

*	To be filed by amendment

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, agent of the corporation or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability.

Our Certificate of Incorporation and our Bylaws provide for indemnification of our directors and officers. Our Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a legal representative, director, officer or employee or agent of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in the last three years in transactions that were exempt from the requirements of the Securities Act as provided for by Section 4(a)(2) thereof for transactions not involving a public offering, to the extent an exemption from such registration was required or exempt from registration either under Rule 701 promulgated under the Securities Act, in that the transactions were under compensatory benefit plans and contracts relating to compensation.

No underwriters were involved in any of the foregoing issuances of securities listed in (a), (b) or (c) below.

(a)	Convertible Notes

Note Holder	Issue Date	Note Denomination	Consideration Received / Issue Amount	Maturity Date	Interest Rate	Default Interest Rate	Conversion
Hobart Ltd	11/04/19	USD	68,936	11/17/22	8%	18%	0.08 Class A Common per $1.00
Smart, Harald	11/04/19	USD	110,298	11/17/22	8%	18%	0.08 Class A Common per $1.00
Turner, James Graham	11/07/19	USD	20,000	11/17/22	8%	18%	0.08 Class A Common per $1.00
Poulter, Marica	11/12/19	USD	50,000	11/17/22	8%	18%	0.08 Class A Common per $1.00
Clydagh Ltd	11/15/19	USD	106,383	11/17/22	8%	18%	0.08 Class A Common per $1.00
Hill, Christopher	01/11/20	USD	5,000	11/17/22	8%	18%	0.08 Class A Common per $1.00

II-2

Hobart Ltd	03/27/20	GBP	17,500	11/17/22	8%	18%	0.19 Class A Common per £1.00
Pankhurst, Julie	03/30/20	USD	17,500	11/17/22	8%	18%	0.15 Class A Common per $1.00
Pankurst, Stephen	03/30/20	USD	17,500	11/17/22	8%	18%	0.15 Class A Common per $1.00
Ward, Tim	03/30/20	USD	33,000	11/17/22	8%	18%	0.15 Class A Common per $1.00
Smart, Harald	04/01/20	USD	10,000	11/17/22	8%	18%	0.15 Class A Common per $1.00
Clydagh Ltd	04/06/20	USD	212,766	11/17/22	8%	18%	0.15 Class A Common per $1.00
Elliott, Michael	04/10/20	GBP	10,638	11/17/22	8%	18%	0.19 Class A Common per £1.00
Gerald M Casey Trust UAD 05/03/2000	04/22/20	USD	10,000	11/17/22	8%	18%	0.15 Class A Common per $1.00
Gelbfish, Gary	05/14/20	USD	100,000	11/17/22	8%	18%	0.15 Class A Common per $1.00
Lefkowitz ,Steven	05/14/20	USD	30,000	11/17/22	8%	18%	0.15 Class A Common per $1.00
Turner, James Graham	05/18/20	USD	20,000	11/17/22	8%	18%	0.15 Class A Common per $1.00
Crandall, Keith	05/22/20	USD	10,638	11/17/22	8%	18%	0.15 Class A Common per $1.00
Poulter, Donald	05/29/20	USD	10,638	11/17/22	8%	18%	0.08 Class A Common per $1.00
Mitton, Christopher	05/31/20	USD	10,638	11/17/22	8%	18%	0.08 Class A Common per $1.00
Turner, James	10/12/20	USD	10,000	11/17/22	10%	18%	206 Common Stock for Every USD $1,000
1204742 Ontario Limited	10/17/20	CAD	100,000	11/17/22	10%	18%	206 Common Stock for every $CAD 1,350
Elliott, Michael	10/17/20	GBP	10,000	11/17/22	10%	18%	206 Common Stock for every GBP£ 769.23
Hobart Ltd	10/17/20	GBP	57,692	11/17/22	10%	18%	206 Common Stock for every GBP£ 769.23
Harry Smart	10/17/20	GBP	57,692	11/17/22	10%	18%	206 Common Stock for every GBP£ 769.23

II-3

Clydagh		10/17/20	USD	100,000	11/17/22	10%	18%	206 Common Stock for Every USD $1,000
Money Market Investment Club Toldeo		10/17/20	USD	10,000	11/17/22	10%	18%	206 Common Stock for Every USD $1,000
Pankhurst, Julie		10/17/20	USD	25,000	11/17/22	10%	18%	206 Common Stock for Every USD $1,000
Pankhurst, Stephen		10/17/20	USD	25,000	11/17/22	10%	18%	206 Common Stock for Every USD $1,000
Ward, Tim		10/17/20	USD	50,000	11/17/22	10%	18%	206 Common Stock for Every USD $1,000
Andrew Harbottle	Deferred Salary	11/01/20	GBP	36,517	11/17/22	8%	18%	82 shares for each 400 (GBP)
Robert Poulter	Deferred Salary	12/01/20	USD	205,078	11/17/22	8%	18%	82 shares for each $550
Christopher Mitton	Deferred Salary	12/01/20	USD	218,750	11/17/22	8%	18%	82 shares for each $550
Smart, Harry		09/30/21	USD	159,682	02/28/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Thunder Bay Financial		09/30/21	USD	209,700	02/28/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Jones, Tyler		09/30/21	USD	100,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Lefkowitz, Steven		09/30/21	USD	100,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Goh, Kim		09/30/21	USD	100,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity

II-4

Gelbfish, Gary		09/30/21	USD	400,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Deyoe, Lane		10/20/21	USD	300,000	03/31/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Robert Poulter	Deferred Salary	11/01/21	USD	215,531	11/17/22	8%	18%	0.15 Class A Common per $1.00
Andrew Harbottle	Deferred Salary	11/01/21	GBP	41,733	11/17/22	8%	18%	82 shares for each 400 (GBP)
Christopher Mitton	Deferred Salary	11/01/21	USD	229,900	11/17/22	8%	18%	0.15 Class A Common per $1.00
Jennifer Creed	Deferred Salary	11/01/21	USD	275,188	11/17/22	8%	18%	0.15 Class A Common per $1.00
Boral, David		07/29/22	USD	125,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Rallo, Joseph		07/29/22	USD	125,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankhurst, Steven		07/29/22	USD	25,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankhurst, Julie		07/29/22	USD	25,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
APIS		06/30/22	GBP	563,942	11/17/22	8%	15%	$0.55 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Tim Ward		08/10/22	GBP	25,000	01/28/24	12%	15%	$0.55 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity

The total amount of convertible notes issued by the Company for the past three years and as of September 30, 2022 is $6,089,162.

II-5

(b)	Warrant issuances in connection with the convertible notes listed above:

Warrant Holder	Date Issued	Number Issued	Exercise Price	Expiration Date
Turner, James Graham	11/7/2019	824	15.42	11/7/2023
Hobart Ltd	11/4/2019	568	12.14	11/4/2023
Hobart Ltd	11/4/2019	2,839	15.42	11/4/2023
Smart, Harald Ernest	11/4/2019	909	12.14	11/4/2023
Smart, Harald Ernest	11/4/2019	4,543	15.42	11/4/2023
Hill, Christopher	11/4/2019	41	12.14	11/4/2023
Hill, Christopher	11/4/2019	206	15.42	11/4/2023
Clydagh Ltd	11/15/2019	876	12.14	11/15/2023
Clydagh Ltd	11/15/2019	4,381	15.42	11/15/2023
Poulter, Marica	11/12/2019	412	12.14	11/12/2023
Poulter, Marica	11/12/2019	2,059	15.42	11/12/2023
Thunder Bay Financial ,LLC	2/3/2020	11,862	12.14	2/3/2025
Hobart Ltd	3/27/2020	177	12.14	3/27/2024
Hobart Ltd	3/27/2020	883	15.42	3/27/2024
Pankhurst, Stephen	3/30/2020	144	12.14	3/30/2024
Pankhurst, Stephen	3/30/2020	721	15.42	3/30/2024
Pankhurst, Julie	3/30/2020	144	12.14	3/30/2024
Pankhurst, Julie	3/30/2020	721	15.42	3/30/2024
Ward, Tim	3/30/2020	272	12.14	3/30/2024
Ward, Tim	3/30/2020	136	15.42	3/30/2024
Smart, Harald Ernest	4/1/2020	82	12.14	4/1/2024
Smart, Harald Ernest	4/1/2020	412	15.42	4/1/2024
Smart, Harald Ernest	4/1/2020	8,237	12.14	4/1/2024
Clydagh Ltd	4/6/2020	1,753	12.14	4/6/2024
Clydagh Ltd	4/6/2020	8,763	15.42	4/6/2024
Elliott, Michael	4/9/2020	109	12.14	4/9/2024
Elliott, Michael	4/9/2020	545	15.42	4/9/2024
Gerald M Casey Trust UAD 05/03/2000	4/22/2020	82	12.14	4/22/2024
Gerald M Casey Trust UAD 05/03/2000	4/22/2020	412	15.42	4/22/2024
Gelbfish, Gary	5/14/2020	4,119	15.42	5/14/2024
Lefkowitz, Steven	5/14/2020	1,236	15.42	5/14/2024
Turner, James Graham	5/18/2020	824	15.42	5/18/2024
Crandall, Keith	5/22/2020	88	12.14	5/22/2024
Crandall, Keith	5/22/2020	438	15.42	5/22/2024
Poulter, Donald	5/29/2020	88	12.14	5/29/2024
Poulter, Donald	5/29/2020	438	15.42	5/29/2024
Mitton, Christopher	5/31/2020	88	12.14	5/31/2024
Mitton, Christopher	5/31/2020	438	15.42	5/31/2024
Turner, James Graham	10/17/2020	412	12.14	10/17/2024
Money Market Investment Club of Toledo	10/17/2020	412	12.14	10/17/2024
Pankhurst, Julie	10/17/2020	1,030	12.14	10/17/2024
Pankhurst, Stephen	10/17/2020	1,030	12.14	10/17/2024
Ward, Tim	10/17/2020	2,059	12.14	10/17/2024
Hobart Ltd	10/17/2020	3,089	12.14	10/17/2024
Elliott, Michael	10/17/2020	535	12.14	10/17/2024
Smart, Harald Ernest	10/17/2020	3,089	12.14	10/17/2024
1204742 Ontario Ltd.	10/17/2020	3,051	12.14	10/17/2024
Clydagh Ltd	10/17/2020	4,119	12.14	10/17/2024
Gelbfish, Gary	9/30/2021	59,907	13.35	9/30/2026
Goh, Kim P	9/30/2021	14,977	13.35	9/30/2026
Jones, Tyler Heiden	9/30/2021	14,977	13.35	9/30/2026
Lefkowitz, Steven	9/30/2021	14,977	13.35	9/30/2026
Smart, Harald Ernest	9/30/2021	23,963	13.35	9/30/2026
Thunder Bay Financial ,LLC	9/30/2021	31,406	13.35	9/30/2026
Deyoe, Lane	10/20/2021	44,930	13.35	10/30/2026
Alan D Matthes Revocable Trust	11/17/2021	996	12.14	12/30/2022
Suntup, Alan	11/17/2021	621	12.14	12/30/2022
Cantone, Anthony	11/17/2021	2,184	12.14	12/30/2022

II-6

Aerni, Bert	11/17/2021	1,108	12.14	12/30/2022
Nedbalek, Bobby	11/17/2021	5,054	12.14	12/30/2022
Cantone Asset Management	11/17/2021	869	12.14	12/30/2022
Cantone Research Inc	11/17/2021	3,288	12.14	12/30/2022
Martin, Carol	11/17/2021	198	12.14	12/30/2022
Rhodes, Carol	11/17/2021	1,242	12.14	12/30/2022
Ginsberg, Daniel	11/17/2021	297	12.14	12/30/2022
Souimaniphanh, Daniel	11/17/2021	343	12.14	12/30/2022
David Goodrich	11/17/2021	621	12.14	12/30/2022
Benaderet, David H Revocable Trust	11/17/2021	8,110	12.14	12/30/2022
Reklau, David L	11/17/2021	396	12.14	12/30/2022
Montieth, David V	11/17/2021	867	12.14	12/30/2022
Williams, David	11/17/2021	752	12.14	12/30/2022
Radcliffe, Donald & Kathleen	11/17/2021	257	12.14	12/30/2022
Simmons, Douglas	11/17/2021	677	12.14	12/30/2022
Edward H Gross & Suanne P Gross Jtwros	11/17/2021	297	12.14	12/30/2022
Edward Vander Meulen & Carol Vander Meulen	11/17/2021	1,049	12.14	12/30/2022
Embry Living Trust	11/17/2021	2,484	12.14	12/30/2022
Mintz, Gary	11/17/2021	2,698	12.14	12/30/2022
Cant, Geoffrey	11/17/2021	396	12.14	12/30/2022
Fish, Hamilton	11/17/2021	369	12.14	12/30/2022
Kahmann, James & Nicole	11/17/2021	171	12.14	12/30/2022
Spiess, Jana (original holder Robert Benach deceased)	11/17/2021	1,980	12.14	12/30/2022
Gaur, Jean	11/17/2021	1,212	12.14	12/30/2022
Jeffery S & Kimberly L Hinkle Jt Ten	11/17/2021	1,135	12.14	12/30/2022
Jiyuan, LLC.	11/17/2021	3,826	12.14	12/30/2022
Collins, Joe	11/17/2021	1,782	12.14	12/30/2022
Schleyer, John	11/17/2021	824	12.14	12/30/2022
John T Bloom Jr & Janet G Bloom	11/17/2021	495	12.14	12/30/2022
Kushner, Jonathan	11/17/2021	621	12.14	12/30/2022
Stone, Jonathan	11/17/2021	171	12.14	12/30/2022
Sun, Jordan	11/17/2021	171	12.14	12/30/2022
Williams, Joyce	11/17/2021	257	12.14	12/30/2022
Mills, Kenneth	11/17/2021	248	12.14	12/30/2022
Richardson, Kenneth	11/17/2021	514	12.14	12/30/2022
Conlin, Kevin	11/17/2021	171	12.14	12/30/2022
Patel, Manish	11/17/2021	198	12.14	12/30/2022
Weber, Marc	11/17/2021	923	12.14	12/30/2022
Noar, Mark	11/17/2021	857	12.14	12/30/2022
Villafana, Martin	11/17/2021	2,441	12.14	12/30/2022
Peterson, Melissa	11/17/2021	798	12.14	12/30/2022
Mayster, Melvin	11/17/2021	198	12.14	12/30/2022
Krushinsky, Michael	11/17/2021	198	12.14	12/30/2022
Ciocca, Michelangelo	11/17/2021	171	12.14	12/30/2022
Langer, Milton	11/17/2021	668	12.14	12/30/2022
Mitchell R Setzer & Nancy P Setzer Jt Ten	11/17/2021	505	12.14	12/30/2022
Money Market Investment Club of Toledo	11/17/2021	1,536	12.14	12/30/2022
Monte and Janet Anglin Revocable Living Trust	11/17/2021	1,221	12.14	12/30/2022
Bluth, Mordecai	11/17/2021	428	12.14	12/30/2022
Pat S West & Patricia Kay West	11/17/2021	198	12.14	12/30/2022
Durward, Jaycee	11/17/2021	171	12.14	12/30/2022
Patricia Kay West Trust	11/17/2021	171	12.14	12/30/2022
Dennis, Patrick	11/17/2021	1,992	12.14	12/30/2022
Ragonese III, Patsy	11/17/2021	1,306	12.14	12/30/2022
Suntup, Paul	11/17/2021	1,584	12.14	12/30/2022
Pensco Trust Company LLC Custodian FBO Stuart D Shaymen IRA	11/17/2021	428	12.14	12/30/2022
Pensco Trust Company LLC Custodian FBO Susan Rodio IRA	11/17/2021	1,028	12.14	12/30/2022
Peter Coppola and Sharon Coppola	11/17/2021	990	12.14	12/30/2022
Doremus, Raymond	11/17/2021	171	12.14	12/30/2022
Rinehart Trust "A" Marlyn W Rinehart Trustee	11/17/2021	857	12.14	12/30/2022
Neville-Landwher, Rita	11/17/2021	1,049	12.14	12/30/2022
Robert J Barnell Trust	11/17/2021	171	12.14	12/30/2022
Robert L Boxer & Susan S Rodio JTWRS	11/17/2021	1,738	12.14	12/30/2022
Young, Robert M	11/17/2021	1,242	12.14	12/30/2022
Hunsinger, Rodney & Cheryl	11/17/2021	257	12.14	12/30/2022
Chiarelli, Santo	11/17/2021	198	12.14	12/30/2022

II-7

Select Global Investments, LLC	11/17/2021	857	12.14	12/30/2022
Suresh, Sharma	11/17/2021	248	12.14	12/30/2022
Neal, Sheldon	11/17/2021	1,847	12.14	12/30/2022
Sneh & Suresh Sharma Living Trust	11/17/2021	171	12.14	12/30/2022
Stanley E Ginsberg & Arlene D Ginsberg Jt Ten	11/17/2021	495	12.14	12/30/2022
Polakoff, Stephen	11/17/2021	621	12.14	12/30/2022
Shayman, Stuart	11/17/2021	495	12.14	12/30/2022
Rahaim, T. Michael	11/17/2021	2,285	12.14	12/30/2022
McQuaide, Thomas J	11/17/2021	297	12.14	12/30/2022
Thomas R Gardner Trust	11/17/2021	198	12.14	12/30/2022
Thunder Bay Financial ,LLC	11/17/2021	37,253	12.14	12/30/2022
MacRae, Tim	11/17/2021	839	12.14	12/30/2022
Timothy & Loretta Werkley	11/17/2021	198	12.14	12/30/2022
Nedbalek, Troy	11/17/2021	1,043	12.14	12/30/2022
Polakoff, Victor	11/17/2021	1,242	12.14	12/30/2022
William B Telfair & Carole H Telfair Jt Ten	11/17/2021	1,036	12.14	12/30/2022
William H Bayer & Linda G Bayer TIC	11/17/2021	495	12.14	12/30/2022
Waack, William	11/17/2021	171	12.14	12/30/2022
1204742 Ontario Ltd.	11/17/2021	2,208	12.14	12/30/2022
156132 Ontario Inc.	11/17/2021	1,323	12.14	12/30/2022
LaBelle, Carla	11/17/2021	695	12.14	12/30/2022
Hill, Christopher	11/17/2021	86	12.14	12/30/2022
Mitton, Christopher	11/17/2021	1,639	12.14	12/30/2022
Proud, Clifford	11/17/2021	2,149	12.14	12/30/2022
Clydagh Ltd	11/17/2021	12,457	12.14	12/30/2022
Dossetter, Colin	11/17/2021	237	12.14	12/30/2022
Taylor, Darren Charles	11/17/2021	1,179	12.14	12/30/2022
Crandall, Donald	11/17/2021	365	12.14	12/30/2022
Poulter, Donald	11/17/2021	3,328	12.14	12/30/2022
Lefkowitz, Steven	11/17/2021	3,084	12.14	12/30/2022
Eschler Global Fund SPC - Recovery Fund Segregated Portfolio	11/17/2021	1,028	12.14	12/30/2022
Franco Crupi	11/17/2021	745	12.14	12/30/2022
Poulter, Frederick L.	11/17/2021	759	12.14	12/30/2022
Gelbfish, Gary	11/17/2021	10,280	12.14	12/30/2022
Gerald M Casey Trust UAD 05/03/2000	11/17/2021	343	12.14	12/30/2022
Turner, James Graham	11/17/2021	870	12.14	12/30/2022
Gundyco ITF Robert J Reukl	11/17/2021	1,191	12.14	12/30/2022
Smart, Harald Ernest	11/17/2021	24,828	12.14	12/30/2022
Harry Smart Pension Scheme	11/17/2021	1,612	12.14	12/30/2022
Hobart Ltd	11/17/2021	5,256	12.14	12/30/2022
Alonzo, James	11/17/2021	638	12.14	12/30/2022
Taylor, Jeremy David	11/17/2021	737	12.14	12/30/2022
JL Investments Ltd	11/17/2021	699	12.14	12/30/2022
Davis, John	11/17/2021	1,355	12.14	12/30/2022
Pankhurst, Julie	11/17/2021	3,092	12.14	12/30/2022
Smart, Kathleen	11/17/2021	887	12.14	12/30/2022
Crandall, Keith	11/17/2021	365	12.14	12/30/2022
Deamer, Colette and Deamer, Kevin	11/17/2021	491	12.14	12/30/2022
Sheils, Liam	11/17/2021	246	12.14	12/30/2022
Poulter, Marica	11/17/2021	1,713	12.14	12/30/2022
Marlene Kaplanis	11/17/2021	280	12.14	12/30/2022
Elliott, Michael	11/17/2021	687	12.14	12/30/2022
Trenchard, Miranda	11/17/2021	2,686	12.14	12/30/2022
Sheldrake, Norman	11/17/2021	925	12.14	12/30/2022
Nolan, Pa	11/17/2021	8,735	12.14	12/30/2022
Panda Bay Estates (1990) Limited	11/17/2021	2,740	12.14	12/30/2022
Perlin Family Holdings Inc.	11/17/2021	3,730	12.14	12/30/2022
Quatro Investments Corp	11/17/2021	543	12.14	12/30/2022
Poulter, Robert	11/17/2021	11,444	12.14	12/30/2022
Warner-Smith, Robin David	11/17/2021	491	12.14	12/30/2022
Brook, Stephen Harold	11/17/2021	737	12.14	12/30/2022
Pankhurst, Stephen	11/17/2021	7,514	12.14	12/30/2022
Ward, Tim	11/17/2021	4,802	12.14	12/30/2022
Warren Peterson Veterinary Prof Corp	11/17/2021	1,011	12.14	12/30/2022
Poulter, William	11/17/2021	8,663	12.14	12/30/2022
Pankhurst, Stephen	7/28/2022	3,744	13.35	7/28/2027
Pankhurst, Julie	7/28/2022	3,744	13.35	7/28/2027
Ward, Tim	7/28/2022	4,584	13.35	7/28/2027
Rallo, Joseph	7/28/2022	18,721	13.35	7/28/2027
Boral, David	7/28/2022	18,721	13.35	7/28/2027

Total number of warrants issued in connection with the convertible notes: 597,455.

II-8

(c) Stock issuances (common stock and preferred stock) in the last 3 fiscal years ended September 30, 2022:

During the year ended September 30, 2020, 1,301,390 convertible preferred stock shares were issued as preferred stock dividends, and 48,346 common shares were issued for interest on notes.

During the year ended September 30, 2021, 1,408,666 convertible preferred stock shares were issued as preferred stock dividends, and 57,423 common shares were issued for interest on notes.

During the year ended September 30, 2022, 1,524,786 convertible preferred stock shares were issued as preferred stock dividends, and 42,930 common shares were issued for interest on notes.

II-9

The securities issued in each of the above sections (a), (b) and (c) were issued in reliance upon the exemption from the registration requirement of the Securities Act provided by Section 4(a)(2) thereof for transactions not involving a public offering, to the extent an exemption from such registration was required.

The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act or had adequate access, through employment, business, or other relationships, to information about the Company.

(d) Restricted Stock Units

As of September 30, 2022, we had reserved 494,234 shares of our common stock for issuance upon settlement of restricted stock units (“RSU”) granted pursuant to the 2015 Restricted Stock Unit Plan (the “2015 RSU Plan”). The 2015 RSU Plan grants provide that one hundred percent (100%) of each of the RSU grants would vest on one year from the date of grant, provided that the grantee continues as a non-employee director, an eligible employee, consultant or advisor of the Company or its subsidiaries until such date. Unless otherwise determined by the Board, or after the date on which a director is elected to the Board or re-elected to an additional one-year term (the “Award Date”), any RSUs outstanding immediately prior to a change in control, but which are not vested, shall become fully vested upon the occurrence of a change in control. If the Board decides not to nominate a grantee for an additional term as director, unless such decision is for cause, the RSUs vest on the date of the Company’s subsequent annual meeting of stockholders at which directors are elected, provided that the grantee continues being a member of the Board until such date. A grantee is also entitled to be credited with dividend equivalents (the “Dividend Equivalents”) in the form of additional fully vested RSUs on each dividend payment date in respect of which normal cash dividends are paid on the underlying shares.

As of September 30, 2022, we granted 417,120 RSUs under the 2015 RSU Plan to certain of our employees and directors, each of which entitles the holder to one share of our common stock upon settlement of the RSU. Such RSUs expired according to their terms.

The securities issued in each of the above section (d) transactions were issued in reliance upon the exemption from the registration requirement of the Securities Act provided for by Rule 701 promulgated under the Securities Act, in that the transactions were under compensatory benefit plans and contracts relating to compensation. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

II-10

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1**	Certificate of Incorporation of the Registrant.
3.2**	Amended and Restated Certificate of Incorporation of the Registrant.
3.3**	Bylaws of the Registrant.
3.4**	Certificate of Designation, Preferences and Rights of Series A Preferred Stock.
3.5**	Certificate of Amendment to the Certificate of Incorporation of MDNA Life Sciences Inc.
4.1**	Form of Common Stock Certificate
4.2*	Form of Underwriter Warrant.
5.1*	Opinion of Lucosky Brookman LLP.
10.2**	2015 Restricted Stock Unit Plan, as amended.
10.3**	Form of Securities Purchase Agreement and Form of Stock Purchase Warrant for the Series A Convertible Preferred Stock, dated
10.4**	Form of Securities Purchase Agreement dated September 30, 2022 for the 12% Secured Convertible Bridge Notes and 12% Secured Convertible Bridge Warrants
10.5**	Form of 12% Secured Convertible Bridge Note
10.6**	Form of 12% Secured Convertible Bridge Warrant
10.7**	Form of 10% Secured Convertible Note
10.8**	Form of 8% Secured Convertible Note
10.9**	Employment Agreement with Christopher C. Mitton dated as of January 8, 2016.
10.10**	Employment Agreement with Robert Poulter dated as of March 1, 2018
10.11**	Lease Agreement dated November 30, 2020
10.12**	Lease Agreement dated March 21, 2019
10.13**	License and distribution agreement with Laboratory Corporation of America Holdings
10.14**	Amendment no. 1 to License and distribution agreement with Laboratory Corporation of America Holdings
10.15**	Amendment no. 2 to License and distribution agreement with Laboratory Corporation of America Holdings
10.16**	Employment Agreement with Jonathan Mills dated as of December 2, 2022
10.17**	Securities Purchase Agreement for the December 2022 12% Secured Convertible Bridge Notes and December 2022 12% Secured Convertible Bridge Warrants dated December [ ], 2022
10.18**	Form of December 2022 12% Secured Convertible Bridge Note
10.19**	Form of December 2022 12% Secured Convertible Bridge Warrant
21.1**	List of Subsidiaries of the Registrant.
23.1***	Consent of Rosenberg Rich Baker Berman P.A.
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page).
107**	Filing Fee Table

*	To be filed by an amendment to this registration statement.
**	Previously filed.
***	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on February 10, 2023.

MDNA LIFE SCIENCES INC.
/s/ Christopher C. Mitton
Name: Christopher C. Mitton
Title: Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Christopher C. Mitton	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2023
Christopher C. Mitton

/s/ Jonathan Mills	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2023
Jonathan Mills

/s/ Harry Smart	Chairman of the Board, Director	February 10, 2023
Harry Smart

/s/ Robert Thayer	Director	February 10, 2023
Robert Thayer

/s/ Christopher Hill	Director	February 10, 2023
Christopher Hill

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